UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVOQUA WATER TECHNOLOGIES CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

December 23, 2022

To the Stockholders of Evoqua Water Technologies Corp.:

You are cordially invited to attend the Annual Meeting of Stockholders of Evoqua Water Technologies Corp. (the “Company”) for the fiscal year ended September 30, 2022 (the “Annual Meeting”), to be held virtually via live webcast on Tuesday, February 7, 2023, at 1:00 p.m. (Eastern Time). You can attend and participate in the Annual Meeting online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2023.

We have decided to hold the Annual Meeting virtually again this year because hosting a virtual Annual Meeting (i) enables stockholders to attend and participate from any location around the world, (ii) provides for cost savings to the Company and our stockholders, and (iii) reduces the environmental impact of our Annual Meeting.

At the Annual Meeting you will be asked to (i) elect three Class II director nominees for three-year terms, (ii) approve, on an advisory basis, the compensation of our named executive officers, (iii) ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023, and (iv) transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Your vote is important to us. Whether or not you plan to participate in the Annual Meeting, it is important that your shares be represented and voted. We encourage you to vote promptly and submit your proxy via the internet, by telephone, or by completing and mailing a proxy card or voting instruction form. Instructions on how to vote are found in the section entitled “Q&A—Information About the Annual Meeting” in the Proxy Statement.

On behalf of the Company and the Board of Directors, we thank you for your continued support and interest in Evoqua Water Technologies Corp.

Sincerely,

Ron C. Keating

President,

Chief Executive Officer and

Director

Pittsburgh, Pennsylvania

December 23, 2022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	Time	Place

Tuesday February 7, 2023	1:00 p.m. (Eastern Time)	Virtual meeting at www.virtualshareholdermeeting.com/ AQUA2023

You can attend and participate in the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) online, vote your shares electronically, and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2023. You will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials (the “Notice”) or proxy card to access the Annual Meeting platform.

Meeting Agenda:

1:	Election of Three Class II Director Nominees for Three-Year Terms;

2:	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers;

3:	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023; and

4:	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Record Date:

Stockholders of record at the close of business on December 12, 2022, are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

Materials for Review:

We encourage you to review the proxy materials for our Annual Meeting, which include our Proxy Statement and 2022 Annual Report. Beginning December 23, 2022, we made the proxy materials available via the internet at www.proxyvote.com and began mailing the Notice to our stockholders. The Notice contains important information about how to access the proxy materials and vote online.

How to Vote:

At the Annual Meeting	Internet	Telephone	Mail
Follow the instructions at www.virtualshareholdermeeting. com/AQUA2023	Visit www.proxyvote.com	Call the number listed on your proxy card or voting instruction form.	If you received printed copies of the proxy materials, complete, sign, date, and return your proxy card or voting instruction form.

Important Information Regarding the Availability of Proxy Materials	By Order of the Board of Directors, Vincent Grieco Executive Vice President, General Counsel and Secretary

The Notice, Proxy Statement, Proxy Card, and our 2022 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, are available at www.proxyvote.com.

Your vote is very important. Please carefully read the attached Proxy Statement. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the Annual Meeting, over the internet, by telephone, or mail. Stockholders who attend the Annual Meeting may also vote electronically during the Annual Meeting, which will replace any previous votes.

PROXY STATEMENT

Proposal 3:	89
Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023	89

Independent Registered Public Accounting Firm’s Fees and Services	90

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors	91

Audit Committee Report	92

Security Ownership of Certain Beneficial Owners and Management	93

Securities Authorized for Issuance Under Equity Compensation Plans	96

Q&A—Information About the Annual Meeting	97

Other Matters	104
Incorporation by Reference	104
Access to Reports and Other Information	104
Other Matters That May Come Before the Annual Meeting	104

Appendix A — Non-GAAP Financial Measures — GAAP Reconciliations	A-1

Appendix B — Revenue Growth by Driver	B-1

Appendix C — Incentive Plan Non-GAAP Financial Measures	C-1

Appendix D —TSR Peer Group	D-1

Forward-Looking Statement Safe Harbor

This Proxy Statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can generally identify forward-looking statements by our use of forward-looking terminology such as “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “progress,” “potential,” “predict,” “projection,” “seek,” “should,” “will,” or “would” or the negative thereof or other variations thereon or comparable terminology. All of these forward-looking statements are based on our current expectations, assumptions, estimates, and projections. While we believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements, or could affect our share price. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, among other things, material, freight, and labor inflation, commodity and component availability constraints, and disruptions in global supply chains and transportation services; general global economic and business conditions, including the impacts of rising interest rates, recessionary conditions, geopolitical conflicts, such as the conflict between Russia and Ukraine and tensions between China and the U.S., and the COVID-19 pandemic; our ability to execute projects on budget and on schedule; the potential for us to incur liabilities to customers as a result of warranty claims or failure to meet performance guarantees; our ability to meet our own and our customers’ safety standards; failure to effectively treat emerging contaminants; our ability to continue to develop or acquire new products, services and solutions that allow us to compete successfully in our markets; our ability to implement our growth strategy, including acquisitions, and our ability to identify suitable acquisition targets; our ability to operate or integrate any acquired businesses, assets or product lines profitably; our ability to achieve the expected benefits of our restructuring actions; delays in enactment or repeals of environmental laws and regulations; the potential for us to become subject to claims relating to handling, storage, release or disposal of hazardous materials; our ability to retain our senior management, skilled technical, engineering, sales, and other key personnel and to attract and retain key talent in increasingly competitive labor markets; risks associated with international sales and operations; our ability to adequately protect our intellectual property from third-party infringement; risks related to our contracts with federal, state, and local governments, including risk of termination or modification prior to completion; risks associated with product defects and unanticipated or improper use of our products; our ability to accurately predict the timing of contract awards; risks related to our substantial indebtedness; our increasing dependence on the continuous and reliable operation of our information technology systems; risks related to foreign, federal, state and local environmental, health and safety laws and other applicable laws and regulations and the costs associated therewith; our ability to execute on our strategies related to environmental, social, and governance matters, and achieve related goals and targets, including as a result of evolving standards, laws, regulations, processes, and assumptions, delayed scientific and technological developments, increased costs, and changes in carbon markets; and other risks and uncertainties, including those listed under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2022, filed on November 16, 2022 (the “Form 10-K”), and in other filings we may make from time to time with the Securities and Exchange Commission (the “SEC”). All statements other than statements of historical fact included in this Proxy Statement are forward-looking statements. Any forward-looking statements made in this Proxy Statement speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements made herein, whether as a result of new information, future events or otherwise after the date of this Proxy Statement. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Proxy Statement.

Evoqua Water Technologies Corp.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 7, 2023

Proxy Summary

You are receiving this Proxy Statement in connection with the solicitation by the Board of Directors (the “Board”) of Evoqua Water Technologies Corp., a Delaware corporation, of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. Unless the context otherwise requires, all references in this Proxy Statement to “Evoqua,” the “Company,” “we,” “us,” and “our” refer to Evoqua Water Technologies Corp. and its subsidiaries.

This Proxy Summary highlights selected information related to our 2023 Annual Meeting of Stockholders (the “Annual Meeting”), corporate governance, and fiscal year 2022 financial performance.

For more information about these topics, please see the more detailed sections of this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended September 30, 2022 (the “Form 10-K”).

The Annual Meeting

Our 2023 Annual Meeting of Stockholders will be held:	Tuesday, February 7, 2023 1:00 p.m. Eastern Time www.virtualshareholdermeeting.com/AQUA2023 Record Date: December 12, 2022

For more information about how to vote on the proposals and attend and participate in the Annual Meeting, see “Q&A — Information About the Annual Meeting” in this Proxy Statement.

Voting Matters and Board Recommendations

Stockholders are being asked to vote on the following matters at the Annual Meeting:

		For more information	Board Recommendation

Proposal 1	Election of Three Class II Director Nominees for Three-Year Terms	Page 11	FOR ALL

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	Page 41	FOR

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023	Page 89	FOR

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

On December 23, 2022, proxy materials or a Notice of Internet Availability for the Annual Meeting were first made available on the internet at www.proxyvote.com and mailed to our stockholders.

2023 Proxy Statement
1

Who We Are \e-vōk-wä\

Evoqua is a leading provider of mission-critical water and wastewater treatment solutions, offering a broad portfolio of products, services, and expertise for various end markets. The Company is organizationally structured into two reportable operating segments for the purpose of making operational decisions and assessing financial performance: (i) Integrated Solutions and Services and (ii) Applied Product Technologies. We are headquartered in Pittsburgh, Pennsylvania, with locations across nine countries.

Our key end markets are highly diversified and global:

LIFE SCIENCES Meets stringent process water and wastewater requirements in both RD&E and manufacturing	LIGHT & GENERAL INDUSTRY Delivers full service process water and wastewater treatment services to light manufacturing and commercial facilities guaranteeing maximum uptime	MUNICIPAL WASTEWATER Develops efficient and reliable waste treatment systems to handle specific performance requirements Offers comprehensive and customizable odor control solutions and services	CHEMICAL PROCESSING Provides equipment and support for process water, utility water, boiler feedwater and the treatment of steam condensate	POWER Supplies solutions for raw water intake, process water and wastewater treatment, dewatering, and bacteria control, to ensure compliance with evolving regulatory requirements

MICRO - ELECTRONICS Delivers water and wastewater solutions for chip manufacturing and supporting infrastructure. Enables high volumes and shrinking geometries with point-of-use solutions

REFINING &

MARINE

Supplies solutions and services for wastewater treatment, utility water, boiler feedwater, steam condensate and heavy metal removal for refining applications

Offers solutions and services for maritime growth prevention, biological fouling protection and ballast water treatment

		AQUATICS Meets the rigorous treatment demands across aquatic applications for leisure facilities, fountains and theme parks	FOOD & BEVERAGE Equips water and wastewater solutions and services to ensure peak operational performance while enabling resource recovery	MUNICIPAL DRINKING WATER Provides reliably clean drinking water to the largest cities in the world through integrated membrane systems and disinfection products

We provide solutions across the entire water cycle:

The water cycle begins with influent water, which is sourced from rivers, lakes, and other sources.

We treat influent water for use in a wide variety of industrial, commercial, and municipal applications, including use as process water in manufacturing, power generation, and other industrial applications, use as ingredient water in the production of food, beverage, and other goods, use in laboratory testing, use by commercial aquatic facilities, and to produce safe drinking water.

After the water is used, it is considered effluent water, and we treat it to remove impurities so that it can be discharged safely back into the environment or reused for industrial, commercial, or municipal applications.

2

Our Director Nominees and Continuing Directors

Our Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of our Company and our stockholders. An overview of our Class II director nominees and continuing Board members, as of the date of this Proxy Statement, is provided in the table below.

Name and Occupation	Age	Director Since	Independent	Committee Memberships	Other Public Co. Boards

Class II Directors / Nominees

Ron C. Keating President and Chief Executive Officer (“CEO”) of Evoqua Water Technologies Corp.	54	2014		None	0

Martin J. Lamb Non-Executive Chairperson of Rotork plc and former CEO of IMI plc	62	2014	✓	Compensation; Nominating and Corporate Governance	1

Peter M. Wilver Former Chief Administrative Officer and Chief Financial Officer (“CFO”) of Thermo Fisher Scientific Inc.	63	2018	✓	Audit (Chairperson); Compensation	3

Class III Directors Continuing in Office (Term Expires 2024)

Gary A. Cappeline, Board Chairperson Former President and Chief Operating Officer of Ashland Inc. and former Operating Partner of AEA Investors LP	73	2014	✓	Compensation (Chairperson); Nominating and Corporate Governance	0

Lisa Glatch Former President, LNG and Net-Zero Solutions, and Chief Sustainability Officer of Sempra Infrastructure	60	2020	✓	Compensation; Nominating and Corporate Governance	1

Julia A. Sloat President (and effective Jan. 1, 2023, President and CEO) of American Electric Power Company, Inc.	53	2022	✓	Audit	0*

Class I Directors Continuing in Office (Term Expires 2025)

Nick Bhambri President of Louis York Capital and former President and CEO of MECS, Inc. (Monsanto Company subsidiary)	59	2014	✓	Audit	0

Sherrese Clarke Soares Founder and CEO of HarbourView Equity Partners, LLC	46	2021	✓	Audit	0

Lynn C. Swann President of Swann, Inc. and former Director of Athletic Programs at the University of Southern California	70	2018	✓	Audit; Nominating and Corporate Governance (Chairperson)	3

*	Director-Elect of American Electric Power Company, Inc. Term commences on Jan. 1, 2023.

2023 Proxy Statement
3

Corporate Governance and Sustainability Highlights

What’s New

Board Refreshment and Diversity. In each of the last three years, our Board has added a female and/or racially/ethnically diverse individual to its membership. Due to these actions, our Board currently is 33.33% gender diverse and 33.33% racially/ethnically diverse.

Our Sustainability Report. In our 2021 sustainability report (published in April 2022), we expanded our disclosure to include a reporting index that is aligned with relevant Sustainability Accounting Standards Board (SASB) standards, in addition to Global Reporting Initiative (GRI) reporting standards, to enhance transparency regarding our sustainability program.

Annual Incentives Linked to ESG-Related Goals. We incorporated two environmental, social, and governance (“ESG”) related performance metrics in our fiscal year 2022 annual incentive plan (“AIP”). A total of 10% of the aggregate bonus opportunity for our executives and senior managers is linked to meeting water stewardship and safety goals, both key elements of our company culture.

Long-Term Incentives Linked to Performance. We introduced performance share units (“PSUs”) as one of the equity award vehicles in our regular-cycle long-term incentive program (“LTIP”). The PSUs are linked to our long-term financial performance goals. The PSUs earned at the end of the three-year measurement period will be adjusted up or down based on our total stockholder return (“TSR”) performance relative to the TSR of our performance peer group.

Overview of Board Diversity and Experience

*	African American or Black and Alaskan Native or Native American

EXPERIENCE*	NUMBER OF DIRECTORS

Board Governance	7 Directors
Compensation & Human Resources	8 Directors
End Markets & Growth Areas	6 Directors
Enterprise Risk Management	8 Directors
Financial Literacy	8 Directors
International Markets	6 Directors
IT Expertise & Cybersecurity	3 Directors
Operations	7 Directors
Strategic Leadership & Management	8 Directors
Environmental, Social & Governance Matters	5 Directors
Technology & Innovation	5 Directors
Water Industry Knowledge	5 Directors

*	Technical experience (direct, hands-on experience or subject matter responsibility during career).
Managerial experience (expertise derived from direct managerial experience).

4

Corporate Governance Practices

We believe that good corporate governance helps us achieve effective business strategies and mutually beneficial relationships with our stakeholders. Below are examples of corporate governance practices we have implemented to promote the quality and effectiveness of our Board as a governing body.

Independent Oversight

•  Our Board is led by an independent Chairperson, who is elected annually. In the event the roles of Board Chairperson and CEO are combined, we require the appointment of a Lead Independent Director to help provide independent oversight of management.

•  Eight of our nine current Board members (89%) are independent; the sole non-independent Board member is our CEO.

•  100% of the members of the key committees of the Board (i.e., the Audit, Compensation, and Nominating and Corporate Governance Committees) are independent.

•  Our independent directors meet in executive session without management present at nearly all Board meetings.

•  All current Audit Committee members are financially literate, pursuant to NYSE corporate governance standards, and three members are “audit committee financial experts” within the meaning of Securities and Exchange Commission (“SEC”) rules.

Diversity

•  Our Nominating and Corporate Governance Committee will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which new director nominees are selected.

Director Education

•  From time to time, directors receive briefing sessions from management specific to a business or operational area, on topics that present particular risks and opportunities to the Company, or on environmental and social factors relevant to the Company. We also periodically invite external parties to present on emerging or specialized issues.

•  In addition, directors are expected to attend education programs each year on topics relevant to publicly-traded companies, and we provide a stipend to support those activities.

Board Evaluations	• Our Board and each of its committees annually conduct a self-evaluation.

Retirement Policy	• Non-employee directors will not be nominated or re-nominated for election to the Board after reaching the age of 75.

Overboarding

•  Any director serving as an executive officer of a public company may not serve on more than two public or private company boards (other than Evoqua’s Board), and other directors may not serve on more than four public company boards (including Evoqua’s Board), without specific approval from the Board.

Stockholder Engagement

•  Our investor relations program maintains an active, open dialogue between our management and stockholders using various engagement channels, including direct meetings, analyst conferences, and roadshows.

For additional information about our Board governance practices, see “Corporate Governance — Board Operations” in this Proxy Statement.

2023 Proxy Statement
5

Our Approach to Planet and People

Management of Water Resources. We are proud to have a product portfolio with a 100-year heritage of innovative water and wastewater treatment solutions that promote health and safety, enable customer performance, and help protect the environment. We are continuously building on this experience to identify water issues on the horizon and develop solutions to help our customers stay ahead and meet their sustainability goals. Highlighted below are some ways we are creating opportunities for better water stewardship.

•

Emerging Contaminants. We believe we have one of the leading portfolios of water treatment products and solutions to remove emerging contaminants from water, including granular activated carbon, ion exchange resin, reverse osmosis, and advanced oxidation processes. Emerging contaminants such as PFAS, PFOA, selenium, micro-plastics, and many others, present global health risks if not properly removed from drinking water, process water, and wastewater.

•  Digital Water. We bring innovation to the water industry through our digitally connected solutions. These solutions leverage our water expertise and industry-leading branch network to deliver a differentiated level of service. Our Water One® services platform is a digital water management solution based on remote monitoring technology that drives efficiencies in operations and service.

We are continuing to accelerate our digital business transformation journey. In September 2022, we launched a new offering, Sophis™ Digital Services: A Water One® Services Solution. Sophis™ Digital Services uses digital intelligence and continual learning to generate analyses of process and operational data, which can be used to mitigate risks and optimize system operations, troubleshooting, and design.

Digitally Connected Solutions

Reduce Operational Risk

Our new solution, Sophis™ Digital
Services, mitigates operational risk:

•  Predicts and prevents process anomalies before they occur

•  Reduces life cycle costs by
optimizing system performance
and maintenance

•  Helps manage water use, energy efficiency, and waste

•

Recycle/Reuse. As human population growth has increased the demand for water, industrial plants are investigating alternative water sources and sustainable water solutions in order to decrease costs, reduce the size of their facilities’ water footprint, and be conscientious members of a community. We provide insight and clarity on where to focus water recycling and reuse efforts and implement the right treatment and reuse solution. With our broad range of proven technologies and extensive application expertise, we can develop tailored solutions across diverse end markets, regardless of water quality requirements, space constraints, and budgetary considerations.

Human Capital. In fiscal year 2022, we implemented a number of enhancements to our existing human resources programs, to further our philosophy and vision for a high-performance culture in which employees are enabled, empowered, and accountable to deliver results. Our enhancements focus on safety, professional development, inclusion & diversity (“I&D”), health, wellbeing, and flexibility, recognition, and purpose, based on feedback collected from employees and prospective employees. A summary of some of our enhancements is below.

•  Zero-Incident Safety Culture. We launched new training strategies and technologies to help our leaders and manufacturing and field service employees foster a more effective zero-incident safety culture.

We Used Employee Feedback to Develop Priorities in These Areas: • Safety • Professional Development • Inclusion & Diversity • Health, Wellbeing, and Flexibility • Recognition and Purpose

•

Professional Development. We encourage our employees to participate in Evoqua’s individualized career path planning programs to help them develop and navigate a fulfilling, long-term career at Evoqua. We believe our employees’ interest and success in making cross-functional moves within Evoqua is an indicator of our effectiveness in managing and developing talent.

•

Inclusion & Diversity. We believe that inclusion enables diversity to thrive and that our differences make us better together. To attract, engage, and retain diverse talent, we are enhancing our recruitment processes to focus on inclusiveness and conducting targeted outreach to candidates from underrepresented groups. We have evolved our talent programs to support I&D in our internal talent movement across the organization, with a heavy focus on

6

increasing diversity in succession pipelines and development programs. We have created an I&D scorecard to identify additional areas of improvement and include metrics and action areas in regular business reviews.

•

Health, Wellbeing, and Flexibility. The COVID-19 pandemic has shifted talent market expectations and accelerated our capabilities and cultural adaptation to a flexible work environment. To foster a successful employee experience in this new environment, we held workshops to educate our managers on our flexible work arrangements program to support them in helping our employees work effectively, held on-site events to enhance employees’ sense of connection in a hybrid work environment, and are piloting new ways to offer flexible work schedules for on-site roles at our production facilities. We expanded employee benefits offerings, financial education webinars and coaching, and our employee assistance program, which offers confidential help for a wide array of concerns such as relationships, family issues, general stress, personal loss, financial hardship, and parenting.

•

Recognition/Purpose. Recognizing our employees’ contributions and achievements is a vital part of our organizational high-performance culture. We implemented a global recognition platform to allow for new ways to recognize and reward at Evoqua, enabling all employees to post and recognize each other’s contributions.

For additional information about Evoqua’s human capital resources, see “Item 1. Business — Human Capital Resources” in our Form 10-K.

2023 Proxy Statement
7

Financial Performance Highlights

We executed well in fiscal year 2022 and produced another year of strong financial results. We believe our financial results demonstrate how our business strategy and focused execution are creating enterprise value and long-term growth.

The Company achieved broad-based growth and double-digit improvements across revenue, net income, and certain other key financial performance metrics that we use to measure our enterprise growth. We increased net income by 39.8% to $72.3 million and adjusted EBITDA(2) by 18.7% to $297.7 million.

We also continued to prioritize cash generation to maintain our resiliency and capacity to execute on growth opportunities or other beneficial actions, such as repayment of debt. We achieved strong operating cash flow results, improving to $181.4 million in FY’22 versus $178.7 million in FY’21.

We remain focused on driving profitable growth and continuing to strengthen our balance sheet through consistent generation of strong cash flow. Anchored by our large concentration of business in North America and our diverse end markets, we seek to generate stable, recurring, and predictable revenues and strong cash generation while pursuing multiple organic revenue growth and margin expansion initiatives, as well as accretive inorganic opportunities.

(1)  For more information, see “Appendix B — Revenue Growth by Driver.”

(2)  For more information, see “Appendix A — Non-GAAP Financial Measures — GAAP Reconciliations.”

We generated 18.6% revenue growth compared to FY’21.

Organic revenue(1) contributed $149.4 million, or 10.2%, to revenue growth, as we delivered favorable price realization and higher volume for both products and services across most product lines and all regions.

Inorganic revenue(1), primarily from acquisitions, contributed $137.1 million to our FY’22 revenue growth.

Foreign currency translation impacted revenue growth by $(13.8) million.(1)

We have completed 20 acquisitions since 2016, which allow us to:

•  Enhance our technology portfolio;

•  Increase our critical mass in existing markets;

•  Expand into new geographies and new end market verticals; and

•  Leverage our existing customer relationships, best-in-class channels to market, and ability to rapidly commercialize acquired technologies.

8

Executive Compensation Highlights

Our Named Executive Officers (“NEOs”)

Ron C. Keating	President and Chief Executive Officer

Benedict J. Stas	Executive Vice President, Chief Financial Officer and Treasurer

Rodney O. Aulick	Executive Vice President, Integrated Solutions and Services Segment President

Hervé P. Fages	Executive Vice President, Applied Product Technologies Segment President

Vincent Grieco	Executive Vice President, General Counsel and Secretary

Investing in our talent is critical to enabling us to deliver value to our customers and stockholders. To attract the leadership needed for our business to be successful, we strive to build a compelling, market-based, and flexible total compensation program that is strongly aligned with the interests of our stockholders and connected to key performance goals.

We continued the evolution of our executive compensation program in fiscal year 2022. We introduced PSUs as an equity award vehicle, replacing the stock options that historically comprised 50% of our NEOs’ LTIP awards. The PSUs are linked to the achievement of financial performance goals relating to Average Adjusted EBITDA Margin (%) and Adjusted Cumulative Revenue Growth Dollars ($) over a three-year measurement period. To ensure our NEOs’ pay remains consistent with stockholder experience, the final amount of PSUs that will be earned and paid after the end of the three-year measurement period is subject to adjustment based on our TSR performance relative to the TSR of our performance peer group. We selected the companies listed in the S&P Global Water Index at the beginning of the measurement period as our TSR performance peer group. See “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives” and “Appendix D — TSR Peer Group” for more information.

Aligning Pay with Stockholders’ Interests:

•  83% of CEO target compensation is variable and “at risk,” being performance and/or stock-based.

•  66% of CEO target compensation and an average of 48% of target compensation of our other NEOs is in the form of equity-based long-term incentives to provide strong alignment between executives’ and stockholders’ interests.

•  We strive to set total direct compensation levels (i.e., sum of base salary, target annual incentives, and LTIP target value) for our NEOs within a reasonable range of the median levels for comparable positions in our peer group used for benchmarking purposes.

•  To mitigate financial risks associated with our compensation policies, we maintain the following risk mitigation measures: market-competitive stock ownership guidelines; a robust clawback policy that allows us to recoup erroneously awarded incentive compensation if a material restatement of the Company’s financial statements occurs or if certain misconduct causes economic or reputational damage to the Company; and caps on payouts for performance-based awards.

2023 Proxy Statement
9

Stockholder Engagement

Our investor relations team maintains an active, open dialogue with the financial community, including our stockholders. Throughout the year, our investor relations team, frequently along with our CEO and CFO and other members of management, communicates with stockholders through various engagement channels, including direct meetings, analyst conferences, road shows, and other events. During these engagements, we discuss our business strategy, reported operating results, and broader macroeconomic and regulatory trends. These meetings provide us with valuable insights into our stockholders’ perspectives. We take our stockholders’ and other investors’ perspectives and insights into consideration as we review and evolve our business practices and disclosures. Highlights from fiscal year 2022 include the following:

•	Met with stockholders representing over 70% of our active institutional equity investor base

•	Participated in eight in-person conferences and eight virtual events

•	Hosted a tour of Evoqua’s Sustainability and Innovation Hub and a customer site visit

•	Hosted quarterly webcast earnings calls and post-earnings follow-up discussions

•	Completed a broad range of phone calls, emails, and other industry events

Recognition and Awards

2022 GLOBAL 100 Recognized by Corporate Knights as one of the 100 most sustainable public companies	2023 INSTITUTIONAL INVESTOR ALL-AMERICA EXECUTIVE TEAM RANKINGS • #2 Overall • #2 ESG Electrical Equipment & Multi-Industry Sector in the Midcap category	2022 GLOBAL COMPANY OF THE YEAR Recognized by Frost & Sullivan for our innovation and leadership in the water technology market

CLEAN200™

Recognized by As You Sow and Corporate Knights as one of the 200 public companies leading the way with solutions for the transition to a clean energy future

*  Clean200™ is a trademark of As You Sow.

SDG 2000

Identified by the World Benchmarking Alliance as one of the 2,000 companies in the world with the greatest potential to influence a more sustainable future as envisioned by the Sustainable Development Goals

Our principal executive office is located at 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222. Our corporate website is www.evoqua.com. The information contained on, or that can be accessed through, our website is not a part of this Proxy Statement.

10

Proposal 1—Election of Three Class II Director Nominees for Three-Year Terms

Our Board consists of nine members and is divided into three classes, with three directors in each class. Our directors serve staggered three-year terms according to class, so that only a single class of directors has a term expiring in any given year. As a result, directors serve for three-year terms and until their successors are duly elected and qualified, or until the director’s earlier death, resignation, retirement, disqualification, or removal.

The current term of our Class II directors, Ron C. Keating, Martin J. Lamb, and Peter M. Wilver, will expire at the Annual Meeting. Based on the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated each of Ron C. Keating, Martin J. Lamb, and Peter M. Wilver for re-election as a Class II director at the Annual Meeting. Each of our Class II director nominees was previously elected to the Board by our stockholders at the Company’s 2020 Annual Meeting of Stockholders.

We believe each of the Class II director nominees possesses the experience, background, qualifications, and skills that are necessary to serve on our Board, including, but not limited to, the following:

•	high personal and professional integrity;

•	broad business and social perspective and mature judgment; and

•	ability to contribute meaningfully to the Board’s oversight and decision-making.

See the section of this Proxy Statement titled “Our Board of Directors” for the background, principal occupations, and ages of the Class II director nominees and our other directors, as well as a description of the experience, qualifications, and skills that they contribute to our Board.

If elected by our stockholders, Messrs. Keating, Lamb, and Wilver will hold office until the Company’s 2026 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified, subject to the director’s earlier death, resignation, retirement, disqualification, or removal. If any nominee becomes unable to serve as a director, proxies will be voted for the election of such other person as the Board may designate as a nominee, unless the Board chooses to reduce the number of directors in Class II. Each of Messrs. Keating, Lamb, and Wilver has consented to be named in this Proxy Statement and has agreed to serve if elected.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS II DIRECTOR NOMINEES FOR THREE-YEAR TERMS.

2022 Proxy Statement
11

Our Board of Directors

Our Board of Directors provides oversight, strategic direction, and counsel to management regarding the business, affairs, and long-term interests of our Company and our stockholders. Information regarding the experience, background, qualifications, and skills of each Class II director nominee and each continuing director is provided below.

Ron C. Keating	CLASS II DIRECTOR NOMINEE

President and Chief Executive Officer Age: 54 Director Since: 2014 Committee Memberships: • None

Ron C. Keating has served on our Board and as our President and Chief Executive Officer since 2014. Prior to joining Evoqua, Mr. Keating served as President, Chief Executive Officer and Chairperson of the Board of Directors of Contech Engineered Solutions (“Contech”), an infrastructure site solutions provider, from 2007 to 2014. Before heading Contech, Mr. Keating served as President of the Metalworking Solutions and Services Group of Kennametal Inc. (“Kennametal”), a supplier of tooling and industrial materials. He also held previous roles at Kennametal as the Vice President and General Manager of the Energy, Mining and Construction Group and for the Electronics Products Group from 2001 to 2007. Mr. Keating started his career at Ingersoll-Rand Inc. in 1992, where he held various roles of increasing responsibility until departing in 2001. Mr. Keating currently serves on the board of trustees of the Manufacturers Alliance for Productivity and Innovation and the board of directors of the Allegheny Conference. Mr. Keating earned an M.B.A. from the Kellogg School of Management at Northwestern University and a B.S. in Industrial Distribution from Texas A&M University.

Former Public Company Boards Within Past 5 Years:

•  US Ecology, Inc. (2017 – 2022)

Qualifications as Board Member: Strategic perspective, management, leadership, and finance experience, water industry and operational expertise as our President and Chief Executive Officer; experienced member of public company boards.

Martin J. Lamb	CLASS II DIRECTOR NOMINEE

Independent Age: 62 Director Since: 2014 Committee Memberships: • Compensation • Nominating and Corporate Governance Other Public Co. Boards: • Rotork plc

Martin J. Lamb joined our Board in 2014 and served as Chairperson of our Board from 2014 to 2021. Mr. Lamb, a former engineering/industrial services executive, spent 33 years at IMI plc, an engineering company that designs, manufactures, and services highly engineered products that control the precise movement of fluids, until his retirement in 2013, and served as its Chief Executive Officer from 2001 to 2013. In 2014, Mr. Lamb joined Rotork plc, a global designer and manufacturer of industrial valve actuators, control system and accessories, as its Non-Executive Chairperson, and led the organization as its Interim Chief Executive Officer from 2017 until 2018, at which time Mr. Lamb returned to the position of Non-Executive Chairperson. Prior to 2017, Mr. Lamb also served as a Non-Executive Director of Mercia Technologies PLC, an investment group; Severn Trent plc, a water utility company; and Spectris plc, a supplier of precise instrumentation and controls. Mr. Lamb is a member of the European Advisory Board of AEA Investors LP. Mr. Lamb earned an M.B.A. from Cranfield Business School and a B.S. in Mechanical Engineering from Imperial College, London.

Qualifications as Board Member: Experience managing and developing large businesses and complex projects in all parts of the world; global management, operations, and leadership experience as CEO; engineering, technology, and industrial expertise; experienced member of public company boards.

12

Peter M. Wilver	CLASS II DIRECTOR NOMINEE

Independent

Age: 63

Director Since: 2018

Committee

Memberships:

•  Audit (Chairperson)

•  Compensation

Other Public Co. Boards:

•  Baxter International Inc.

•  LivaNova PLC

•  Shoals Technologies Group, Inc.

Peter M. Wilver joined our Board in 2018. Mr. Wilver, a former technology manufacturing and services executive and certified public accountant, served in leadership roles at Thermo Fisher Scientific Inc. (“Thermo Fisher”), a leading provider of laboratory products and services, and its predecessor, Thermo Electron Corp. (“Thermo Electron”), for nearly two decades. At Thermo Fisher, Mr. Wilver served as Executive Vice President and Chief Administrative Officer from 2015 until his retirement in 2017 and as the Chief Financial Officer from 2006 to 2015. Mr. Wilver also served as the Chief Financial Officer of Thermo Electron from 2004 to 2006, after joining that company in 2000. Prior to Thermo Electron, Mr. Wilver worked for General Electric, Grimes Aerospace Company, and Honeywell International (formerly AlliedSignal), where he was Vice President and Chief Financial Officer of the electronic materials business. Mr. Wilver currently serves on the boards of directors of Baxter International Inc., where he is a member of the compensation committee; LivaNova PLC, where he is a member of the audit and compliance and compensation committees; and Shoals Technologies Group, Inc., where he is the chair of the audit committee and a member of the nominating and corporate governance committee. Mr. Wilver previously served on the boards of directors of CIRCOR International, Inc., where he was the chair of the audit committee and a member of the compensation committee; and Tenet Healthcare Corporation, where he was a member of the audit and human resources committees. Mr. Wilver earned a B.S.B.A. in Accounting from The Ohio State University.

Former Public Company Boards Within Past 5 Years:

•  CIRCOR International, Inc. (2010 – 2021)

•  Tenet Healthcare Corporation (2016 – 2018)

Qualifications as Board Member: Experience in strategic planning and mergers & acquisitions and expertise in leading the financial, accounting, and investor relations functions of large, multi-national manufacturing companies as CFO; experienced member of public company boards and audit and compensation committees.

2022 Proxy Statement
13

Gary A. Cappeline	CLASS III DIRECTOR TERM EXPIRES 2024

Board Chairperson Independent Age: 73 Director Since: 2014 Committee Memberships: • Compensation (Chairperson) • Nominating and Corporate Governance

Gary A. Cappeline has served on our Board since the inception of our Company in 2014. Mr. Cappeline was an Operating Partner of AEA Investors LP, our former private equity sponsor, from 2007 until his retirement in 2018, where he advised on acquisition opportunities and operational matters at portfolio companies. Prior to joining AEA Investors LP, Mr. Cappeline served as President and Chief Operating Officer of Ashland Inc., a manufacturer of specialty chemicals, Valvoline motor oil, and water treatment solutions, and a diversified plastics and chemicals distributor, to which he returned in 2002 after service as Group VP of Engelhard Corporation from 1997 to 1999, and as President, Chemicals of Honeywell Inc. from 1998 to 2000. He also served as a chemical industry partner at Bear Stearns Merchant Bank from 2000 to 2001. Mr. Cappeline currently serves on the boards of directors of Barnet, a distributor of cosmetic and personal care ingredients; Swanson Industries, Inc., a provider of hydraulic cylinder manufacturing, remanufacturing, and repair services for the mining and mobile industries; and Verdesian Life Sciences, LLC, a manufacturer of agricultural chemicals, where he also serves as the board chairperson. Mr. Cappeline previously served on the board of directors of lnnophos Holdings, Inc., an international producer of specialty ingredient solutions that deliver versatile benefits for the food, health, nutrition and industrial markets, where he was a member of its compensation committee and chair of its nominating and corporate governance committee. He also previously served on the board of directors and executive committee of the American Chemistry Council, a chemical industry trade association. Mr. Cappeline earned M.S. and B.S. degrees in Chemical Engineering from the City College of New York and attended Harvard Business School’s Executive Management Program in 1993.

Former Public Company Boards Within Past 5 Years:

•  Innophos Holdings, Inc. (2007 – 2020)

Qualifications as Board Member: Global management, operations, and leadership experience as former executive; chemicals and water industry experience; engineering, technology, and industrial expertise; industry-specific financial experience as former executive and investor; particular knowledge and experience in corporate finance, strategic planning, and investments with respect to relevant industries.

14

Lisa Glatch	CLASS III DIRECTOR TERM EXPIRES 2024

Independent Age: 60 Director Since: 2020 Committee Memberships: • Compensation • Nominating and Corporate Governance Other Public Co. Boards: • Hess Corporation

Lisa Glatch joined our Board in 2020. Ms. Glatch is the former President, LNG and Net-Zero Solutions, and Chief Sustainability Officer (2021 to 2022) of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra (formerly Sempra Energy). Previously, Ms. Glatch served as President (2020 to 2021), Chief Operating Officer (2019 to 2021), and Chief Sustainability Officer (2019 to 2021) of Sempra LNG, a predecessor company to Sempra Infrastructure. Ms. Glatch’s responsibilities at Sempra Infrastructure and its predecessor encompassed strategic planning, business development, operations, profitable growth, and superior risk-adjusted returns on capital. Ms. Glatch also served as the chairperson of the board of directors of Cameron LNG, LLC, a joint venture that is 50% owned by Sempra, which provides natural gas liquefaction services (2019 to 2022). From 2018 to 2019, Ms. Glatch served as Sempra’s Strategic Initiatives Officer. Prior to joining Sempra, Ms. Glatch was Executive Vice President, Chief Strategic Development Officer of CH2M Hill Companies Ltd. (“CH2M”), a leading global consulting and program management firm, from 2014 to 2017; and also served on CH2M’s board of directors, where she was a member of its risk committee. Before CH2M, Ms. Glatch was Senior Vice President of Global Sales for Jacobs Engineering Group Inc., an international technical professional services firm, from 2012 to 2014, and spent 24 years with Fluor Corporation, a multinational engineering and construction firm, in a range of senior management positions, including as President of the Government Group and Senior Vice President of Project Operations for the Energy & Chemicals Group. Ms. Glatch currently serves on the board of directors of Hess Corporation, where she is a member of the environmental, health and safety committee. From 2020 to 2021, Ms. Glatch was a member of the board of directors of Infraestructura Energética Nova, S.A.B. de C.V., or IEnova, one of the largest privately-owned infrastructure companies in Mexico. Ms. Glatch earned a B.S. in Chemical Engineering from the University of Colorado Boulder.

Former Public Company Boards Within Past 5 Years:

•  Infraestructura Energética Nova, S.A.B. de C.V. (2020 – 2021)

Qualifications as Board Member: Strategic perspective, management, leadership, and finance experience; engineering, technology, and industrial expertise; experience across a wide range of operational functions, including strategic initiatives, human resources, sales, government relations, and sustainability; and more than 30 years’ experience in senior leadership roles at firms that provide technical services to customers across end markets that are relevant to Evoqua.

2022 Proxy Statement
15

Julia A. Sloat	CLASS III DIRECTOR TERM EXPIRES 2024

Independent Age: 53 Director Since: 2022 Committee Memberships: • Audit

Julia A. Sloat joined our Board in 2022. Ms. Sloat currently is the President (2022 to present) at American Electric Power Company, Inc. (“AEP”), an electric public utility holding company, and, effective January 1, 2023, will hold the offices of President and Chief Executive Officer at AEP and serve on AEP’s board of directors. Prior to her current role at AEP, Ms. Sloat served as President and Chief Financial Officer (2022) and Executive Vice President and Chief Financial Officer (2021 to 2022) at AEP, and in leadership positions in the Utility Operating Company and the Finance and Regulatory Services Departments of AEP and its subsidiaries, including as Senior Vice President—Treasury and Risk of AEP (2019 to 2020); President and Chief Operating Officer of AEP Ohio (2016 to 2019); Senior Vice President and Treasurer of AEP (2013 to 2016); and Vice President – Regulatory Case Management of AEP (2009 to 2012). From 2008 to 2009, Ms. Sloat served as Vice President – Corporate Finance and Investor Relations at Tween Brands, Inc., which operated specialty retail brands for girls aged 7 to 14. From 1999 to 2008, Ms. Sloat held investor relations positions with increasing responsibility at AEP, serving as Treasurer and Vice President – Investor Relations immediately before joining Tween Brands, Inc. Additionally, Ms. Sloat served on the boards of directors of Park National Corporation (“Park”), a financial holding company, where she was a member of the compensation committee and the risk committee, and Park’s bank subsidiary, Park National Bank, from 2015 to 2021. Currently, Ms. Sloat serves as the chairperson of the board of directors for the James Cancer Hospital Foundation and as a board member for the Central Ohio Transit Authority and Pelotonia. She earned an M.B.A. and a B.S. in Business Administration with a double major in Finance and Economics from The Ohio State University.

Former Public Company Boards Within Past 5 Years:

•  Park National Corporation (2015 – 2021)

Qualifications as Board Member: Strategic perspective, management, and leadership experience as CFO; varied senior leadership roles in finance organizations, including in treasury and risk and investor relations; more than 20 years’ experience in an end market that is relevant to Evoqua.

Harbhajan (Nick) Bhambri	CLASS I DIRECTOR TERM EXPIRES 2025

Independent Age: 59 Director Since: 2014 Committee Memberships: • Audit

Harbhajan (Nick) Bhambri joined our Board in 2014. Mr. Bhambri, a former chemicals/manufacturing executive, has served as President of Louis York Capital, a private investment firm focusing on the industrial, chemical, energy, manufacturing, distribution, and services markets, since 2015. Prior to Louis York Capital, Mr. Bhambri spent over two decades of his career at MECS Inc., a Monsanto Company subsidiary and process technology provider to the sulfuric acid industry serving the refining, metallurgical, uranium, and fertilizer industries, including as its President and Chief Executive Officer from 2007 until its acquisition by DuPont Clean Technologies in 2012. Mr. Bhambri also is a past President of the Washington University Olin Business School Executive MBA alumni board and a member of the Olin National Council at Washington University in St. Louis. Mr. Bhambri earned an M.B.A. and a B.S. in Mechanical Engineering from Washington University in St. Louis.

Qualifications as Board Member: Global management, operations, and leadership experience as former CEO; industry-specific financial experience as CEO and investor; engineering, technology, and industrial expertise.

16

Sherrese Clarke Soares	CLASS I DIRECTOR TERM EXPIRES 2025

Independent Age: 46 Director Since: 2021 Committee Memberships: • Audit

Ms. Clarke Soares joined our Board in 2021. Ms. Clarke Soares is the Chief Executive Officer of HarbourView Equity Partners, LLC (“HarbourView”), a global investment firm focused on intellectual property and alternative investments in media and entertainment assets, which she founded in 2021. Prior to founding HarbourView, Ms. Clarke Soares founded Tempo Music Investments LLC (“Tempo Music”), an investment platform for premium music rights, in 2019 and served as its Chief Executive Officer from 2019 to 2021. She also chaired Tempo Music’s investment committee, set the investing strategy, and served on its board of directors. Before launching Tempo Music, Ms. Clarke Soares served at Morgan Stanley, a global financial services firm, as a Managing Director and the Global Head of Entertainment, Media, and Sports Structured Solutions from 2017 to 2019 and as the Head of North America Relationship Lending from 2009 to 2017. She also was a Senior Vice President in the Entertainment Practice at CIT Group Inc. from 2005 to 2009 and an Assistant Vice President at GE Capital from 2004 to 2005. She earned an M.B.A. from Harvard Business School and a B.S. in Finance from Georgetown University.

Qualifications as Board Member: Management and leadership experience as an entrepreneur, founder, and CEO; corporate finance, capital markets, investment banking, and private equity experience; strategic perspective.

Lynn C. Swann	CLASS I DIRECTOR TERM EXPIRES 2025

Independent

Age: 70

Director Since: 2018

Committee

Memberships:

•  Audit

•  Nominating and Corporate Governance (Chairperson)

Other Public Co. Boards:

•  American Homes 4 Rent

•  Apollo Global Management, Inc.

•  Athene Holding Ltd., a wholly-owned subsidiary of Apollo Global Management, Inc.

Lynn C. Swann joined our Board in 2018. Mr. Swann has held various leadership roles across business, government, and philanthropic organizations. Mr. Swann is President of Swann, Inc., a marketing and consulting firm he founded in 1976, and has held Series 7 and 63 registrations for securities industry professionals. Mr. Swann currently serves on the board of trustees of American Homes 4 Rent, a Maryland real estate investment trust, where he is a member of the audit and the nominating and corporate governance committees, and on the boards of directors of Apollo Global Management, Inc. (“Apollo”), a global alternative asset manager, where he is a member of the compensation committee, and Athene Holding Ltd., a wholly-owned subsidiary of Apollo. Mr. Swann has previously served on the boards of directors of a number of publicly traded, privately held, and non-profit entities, such as Caesars Entertainment Corp., Fluor Corporation, Hershey Entertainment and Resorts, H.J. Heinz Company, and the Professional Golfers’ Association of America. Mr. Swann was chairperson of the national board of Big Brothers Big Sisters of America for two years, overseeing management of more than 400 agencies across the U.S. and establishing Big Brothers Big Sisters as a premier mentoring group. From 2016 to 2019, Mr. Swann served as the athletic director of the University of Southern California, where he was responsible for the overall administration of the university’s women’s and men’s Division I athletic programs. He was appointed by President George W. Bush to serve as the Chairman of the President’s Council on Fitness, Sports and Nutrition from 2002 to 2005, and was the Republican party nominee for Pennsylvania governor in 2006. Mr. Swann also is a Hall of Fame athlete, played for nine seasons with the Pittsburgh Steelers professional football team, and worked on-air as a host, reporter, and analyst for the American Broadcast Company (ABC-TV). Mr. Swann earned a B.A. in Journalism from the University of Southern California.

Former Public Company Boards Within Past 5 Years:

•  Fluor Corporation (2013 – 2019)

Qualifications as Board Member: Business, finance, marketing, political, civic engagement, and philanthropic experience; policy experience in government and education; experienced member of public company boards and audit committees.

2022 Proxy Statement
17

Board Composition and Board Development

DIRECTOR INDEPENDENCE

As a foundational element of our corporate governance, we require a majority of our Board members to be independent. Accordingly, our Board evaluates the independence of its members at least annually, with assistance from its Nominating and Corporate Governance Committee. Our Board applies the independence standards of the NYSE, as required by our Corporate Governance Guidelines and summarized below under “Summary of Applicable Independence Standards.”

Our Board considered the independence of all directors who served during fiscal year 2022 and the Class II director nominees standing for re-election at the Annual Meeting. Upon recommendation of its Nominating and Corporate Governance Committee, our Board made the affirmative determinations set forth below.

Eight of our nine directors currently in office are independent:		Two of our three Class II director nominees are independent:
• Nick Bhambri • Gary A. Cappeline • Sherrese Clarke Soares • Lisa Glatch	• Martin J. Lamb • Julia A. Sloat • Lynn C. Swann • Peter M. Wilver	• Martin J. Lamb • Peter M. Wilver

CEO:	Ron C. Keating, an incumbent Class II director and Class II director nominee, was not considered independent because of his employment with the Company as our CEO.
Former Directors:

Judd A. Gregg and Brian R. Hoesterey served as Evoqua directors during a portion of fiscal year 2022. Mr. Gregg retired from our Board at the end of his term at our 2022 Annual Meeting of Stockholders, and Mr. Hoesterey resigned from our Board on December 31, 2021. Our Board affirmatively determined that Mr. Gregg was an independent director. Mr. Hoesterey was not considered to be independent because of his affiliation with AEA Investors LP, our former private equity sponsor.

Summary of Applicable Independence Standards

Under our Corporate Governance Guidelines and the NYSE corporate governance standards, a majority of the members of our Board are required to be independent directors. An individual director is considered to be independent if our Board affirmatively determines the director does not have a material relationship with Evoqua or any of its subsidiaries that would interfere with the director’s exercise of independent judgment. A director may not be considered independent if he or she has any relationship with Evoqua that is described in the following objective tests for independence in the NYSE corporate governance standards:

•  A director currently is employed by Evoqua, or was employed by Evoqua within the last three years;

•  A director’s immediate family member currently is an executive officer of Evoqua, or was an executive officer of Evoqua within the last three years;

•  A director or immediate family member received more than $120,000 in direct compensation from Evoqua, except for certain permitted payments (such as director and committee fees, pension, or other forms of deferred compensation), during any 12-month period within the last three years;

•  Certain employment relationships between a director or an immediate family member and Evoqua’s internal or external auditors;

•  A director or immediate family member is an executive officer of a company, or has within the last three years been an executive officer of a company, during the same time that an Evoqua executive officer served on that company’s compensation committee; or

•  A director is an employee or an immediate family member is an executive officer of a company that has made payments to, or received payments from, Evoqua for property or services in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues in any of the last three fiscal years.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests for independence set forth in the NYSE corporate governance standards, our Board would determine, considering all relevant facts and circumstances, whether such relationship is material to the director’s ability to exercise independent judgment as a member of our Board.

18

DIVERSITY OF BACKGROUND, SKILLS, AND EXPERIENCE

As a governing body, our Board strives for its members to reflect diverse knowledge, experiences, and viewpoints. When searching for qualified persons to serve as its members, the Board takes into account age, gender, race, ethnicity, sexual orientation, gender identity, and other personal characteristics. Since October 2018, our Corporate Governance Guidelines have provided that the Nominating and Corporate Governance Committee will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which new director nominees are selected. In each of the last three years, our Board has added a female and/or racially/ethnically diverse individual to itsmembership. Due to these actions, our Board currently is 33.33% gender diverse and 33.33% racially/ethnically diverse. Additionally, one Board member is a national of, and lives and works in, the United Kingdom.

Snapshot of Board Diversity 33.33% Gender Diverse 33.33% Racially/Ethnically Diverse 60.0 years Average Age 5.5 years Average Tenure

Demographic Information as of Dec. 23, 2022 Total Number of Directors: 9
Gender Identity		Female		Male
Directors		3		6
Racial/Ethnic Identity
African American or Black		1		1
Alaskan Native or Native American		—		1
Asian		—		1
Hispanic or Latinx		—		—
Native Hawaiian or Pacific Islander		—		—
White		2		4
Two or More Races or Ethnicities		—		1
Age Range		40s	50s	60s	70s
Directors		∎	∎ ∎ ∎	∎ ∎ ∎	∎ ∎
Average Age: 60.0 years
Tenure	0-2 yrs	2-5 yrs		8+ yrs
Directors	∎ ∎	∎ ∎ ∎		∎ ∎ ∎ ∎
Average Tenure: 5.5 years

Skills and Experience

In addition to personal characteristics of diversity, our Board strives to achieve a mix of experience, background, qualifications, and skills that will benefit the Company’s strategic direction and organizational development. The below graphic is provided to illustrate the range of experience, background, qualifications, and skills that our current Board members collectively possess, which relate to aspects of Company strategy. Our directors also possess other individual experience, background, qualifications, and skills not depicted in the graphic.

EXPERIENCE*	NUMBER OF DIRECTORS

Board Governance	7 Directors
Compensation & Human Resources	8 Directors
End Markets & Growth Areas	6 Directors
Enterprise Risk Management	8 Directors
Financial Literacy	8 Directors
International Markets	6 Directors
IT Expertise & Cybersecurity	3 Directors
Operations	7 Directors
Strategic Leadership & Management	8 Directors
Environmental, Social, and Governance Matters	5 Directors
Technology & Innovation	5 Directors
Water Industry Knowledge	5 Directors

*	Technical experience (direct, hands-on experience or subject matter responsibility during career).
Managerial experience (expertise derived from direct managerial experience).

2022 Proxy Statement
19

Information Regarding each Experience Category

Board Governance—Board governance requirements; practices and functions of the governance oversight role; and board operations, especially with respect to U.S. publicly-traded companies.

Compensation & Human Resources—Compensation practices, including executive compensation programs; organizational structures and recruiting programs in the U.S. or in other countries where the Company has operations. Also, human resources practices, inclusion & diversity programs, assessment of corporate culture and organization development.

End Markets & Growth Areas—The Company’s key end markets and growth areas.

Enterprise Risk Management—Enterprise risk management and assessment processes; risk mitigation strategies; risk-return trade-off; development and implementation of risk management policies and procedures.

Financial Literacy—Preparation, audit, and evaluation of financial statements comparable in complexity to the Company’s; audit committee functions, internal controls over financial reporting and compliance; evaluation of capital structure and corporate finance activities.

International Markets—Experience living and working outside of the U.S., especially in countries or regions where the Company has operations or views as a key geographic market. Familiarity with the business culture, regulatory and political systems, and socio-economic factors of that market.

IT Expertise & Cybersecurity—Enterprise-wide development, implementation, and maintenance of computer hardware and software systems. Global cyber risk trends and risk mitigation strategies, including prevention, detection, and response planning.

Operations—Inner workings of operations in equipment manufacturing, system integration and related services, and aftermarket. Logistics and supply chain management or project delivery management.

Strategic Leadership & Management—Executive management (CEO, COO, CFO, or equivalent) experience. Experience in formulating strategy for an organization and coordinating efforts of managers to accomplish strategic objectives through the application of available resources, including employees.

Environmental, Social, and Governance Matters—Evaluation of climate change risks and opportunities; corporate social responsibility policies; human capital management, inclusion & diversity, and corporate culture.

Technology & Innovation—Innovation systems, including but not limited to the research and development process, technology acquisition process, and methods of monetizing acquired technologies or intellectual property rights, in each case on a worldwide basis, and measurement and tracking systems to evaluate the effectiveness of the innovation system.

Water Industry Knowledge—The water industry, including the competitive landscape, geographic markets, and strategic positioning; environmental changes impacting the water industry; emerging regulations and technologies that enable a critical evaluation of strategic plans. Water and wastewater treatment and water quality/water resources law in the U.S. or equivalent in international jurisdictions.

20

Board Development. In the last five years, we added five new Board members who bring independent and diverse perspectives, extensive experience as public company board members or as leaders in strategic planning and operational roles.

New Directors in Past Five Years		Joined Our Board	Board Committees
Peter M. Wilver	Former Chief Administrative Officer and Chief Financial Officer of Thermo Fisher Scientific Inc., a leading provider of laboratory products and services	2018	• Audit Committee Chairperson • Compensation Committee Member
Lynn C. Swann	Career in business, marketing, and civic leadership spans publicly traded, private, not-for-profit, and governmental organizations with diverse stakeholders	2018	• Nominating and Corporate Governance Committee Chairperson • Audit Committee Member
Lisa Glatch	Former President, LNG and Net-Zero Solutions, and Chief Sustainability Officer of Sempra Infrastructure, an energy infrastructure company and affiliate of Sempra	2020	• Nominating and Corporate Governance Committee Member • Compensation Committee Member
Sherrese Clarke Soares	Founder and Chief Executive Officer of HarbourView Equity Partners, LLC, a global investment firm focused on intellectual property and alternative investments in media and entertainment assets	2021	• Audit Committee Member
Julia A. Sloat	President (and effective January 1, 2023, President and Chief Executive Officer) of American Electric Power Company, Inc., an electric public utility holding company	2022	• Audit Committee Member

For information regarding the experience, background, qualifications, and skills of these directors, see “Our Board of Directors” in this Proxy Statement.

2022 Proxy Statement
21

Corporate Governance

We believe that good corporate governance should be the keystone of our organization, to enable effective business strategies and mutually beneficial relationships with Company stakeholders.

OUR GOVERNANCE FRAMEWORK

Corporate Governance Guidelines

We adopted the Evoqua Water Technologies Corp. Corporate Governance Guidelines (our “Corporate Governance Guidelines”) to promulgate principles for the governance of our Board, the highest governing body of our Company. The Nominating and Corporate Governance Committee of our Board annually reviews our Corporate Governance Guidelines and, as applicable, makes recommendations to our Board regarding appropriate updates to promote the quality and effectiveness of the Board as a governing body and comply with applicable laws, regulations, and NYSE listing requirements.

Our Corporate Governance Guidelines address, among other things:

•	the composition, structure, and policies of the Board and its committees;

•	determination of director qualifications and independence;

•	consideration of diversity in identifying potential director candidates;

•	expectations and responsibilities of directors;

•	management succession planning;

•	evaluation of the performance of the Board and each of its committees;

•	principles for non-employee director compensation; and

•	communications with stockholders and non-employee directors.

Code of Ethics and Business Conduct

Integrity is a core value at Evoqua. Evoqua’s Code of Ethics and Business Conduct provides an enterprise-wide framework for conducting business in an ethical manner and sets forth our expectations on a number of topics, including conflicts of interest, safety, compliance with laws, use of our assets, and business ethics. Our Code of Ethics and Business Conduct applies to our entire organization, including our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and employees.

Our Code of Ethics and Business Conduct is available on our website at aqua.evoqua.com/governance/governance-documents/default.aspx. In the event that we amend or waive certain provisions of the Code of Ethics and Business Conduct applicable to our principal executive officer, principal financial officer, or principal accounting officer that require disclosure under applicable SEC rules, we will disclose the same on our website.

Availability of Corporate Governance Documents

For more information, the following documents are available on the Company’s Investor Relations page at https://aqua.evoqua.com/governance/governance-documents/default.aspx :

•  Corporate Governance Guidelines

•  Code of Ethics and Business Conduct

•  Audit Committee Charter

•  Compensation Committee Charter

•  Nominating and Corporate Governance Committee Charter

22

BOARD OPERATIONS

Board Leadership Structure

Our Board believes there is no single, mandated approach to effective Board leadership and that the Board’s leadership structure may vary from time to time as circumstances warrant. The Board does not have a policy on whether the roles of the Chairperson and the CEO should be separate or combined.

• Board Chairperson and CEO are separate roles • Board Chairperson is an independent director

We currently separate the roles of the CEO and the Board Chairperson. The Board has been led by a non-employee Board Chairperson since Evoqua commenced operations in 2014. Martin J. Lamb, an independent director, served as our Board Chairperson from 2014 until May 2021. In May 2021, our Board elected Gary A. Cappeline, also an independent director, as the Board Chairperson.

We believe a leadership structure with a separate CEO and Board Chairperson is appropriate for our Company at this time. The CEO is responsible for setting our strategic direction, providing day-to-day leadership, and managing our business. The Board Chairperson provides guidance to the CEO, chairs Board meetings, sets the agendas for Board meetings, and maintains the flow of information to Board members in advance of, and in between, Board meetings. Currently, separating these leadership roles allows our CEO to focus on developing and implementing business strategies and objectives and monitoring the day-to-day management and performance of our Company. The Board Chairperson, on the other hand, is able to provide independent oversight of our Company, serve as an independent liaison between our management and the members of our Board in providing feedback to our CEO, and focus on governance of our Board, including Board composition and the recruitment of new directors, Board meeting schedules and agenda-setting, and information flow and management reporting to the Board. Our Board Chairperson is elected annually.

Designation of Lead Director

If the positions of the Board Chairperson and the CEO are combined in the future, our non-employee directors will elect from among themselves a Lead Director. The Lead Director will have the duties and responsibilities set forth in our Corporate Governance Guidelines, including:

•	Presiding over all meetings of the Board at which the Board Chairperson is not present, including over executive sessions of non-employee directors;

•	Assisting in scheduling Board meetings and approving meeting schedules to ensure there is sufficient time for discussion of agenda items;

•	Requesting the inclusion of certain materials for Board meetings;

•	Collaborating with the CEO on Board meeting agendas and approving such agendas;

•	Being available for consultation and direct communication if requested by major stockholders;

•	Acting as the liaison between the non-employee directors and the Chairperson, as appropriate;

•	Calling meetings of the non-employee directors when necessary or appropriate; and

•

Recommending to the Board, in concert with the chairpersons of the respective Board committees, the retention of consultants and advisors who directly report to the Board, including such independent legal, financial, or other advisors as he or she deems appropriate, without consulting or obtaining the advance authorization of any officer of the Company.

2023 Proxy Statement
23

Board Meeting Attendance

• In fiscal year 2022, we held 12 Board meetings. • Our directors attended, on average, 94% of the total meetings of the Board and each committee on which they served.

We expect our directors to be engaged and to devote substantial time and energy to their service on our Board. Directors are expected to make their best effort to attend (1) all Board meetings, (2) all meetings of the committees of the Board of which they are a member, and (3) our annual meeting of stockholders.

During fiscal year 2022, our current directors attended, on average, 94% of the total meetings of the Board and each committee on which the director served. Each director currently in office attended at least 75% of such meetings, other than Ms. Sloat. Ms. Sloat, who joined our Board in March 2022, attended seven of the ten, or slightly less than 75% of the total meetings of the Board and the committee on which she served during fiscal year 2022. Due to unexpected mid-year changes made by the Company to its Board meeting schedule, which inadvertently resulted in scheduling conflicts with Ms. Sloat’s commitments to the board of directors of her employer, Ms. Sloat was unable to attend several Evoqua Board and committee meetings that were held during the same week.

All of our current directors attended the 2022 Annual Meeting of Stockholders, except Ms. Sloat, who was not a Board member at the time.

We typically conduct at least one Board meeting per year at a Company branch office or facility to allow directors the opportunity to engage with our culture and operations. We resumed this practice in 2022 after a hiatus in 2021 due to health and safety concerns associated with the COVID-19 pandemic.

See “— Standing Board Committees” in this Proxy Statement for information about the number of committee meetings held during fiscal year 2022.

Executive Sessions of Non-Employee Directors

We expect the non-employee members of our Board to express opinions and views that are independent from management. We believe that dedicated opportunities for free and open discussion and communication among our non-employee directors advance this objective. At the conclusion of most Board meetings, the non-employee directors of our Board meet separately in executive session, without any members of management present. These sessions foster information flow, aid the decision-making process, and facilitate coordination on priorities as a governing body. Pursuant to our Corporate Governance Guidelines, our independent Board Chairperson, Gary Cappeline, is the presiding director at these executive sessions. In the event the Board Chairperson is not a non-employee director, the Lead Director will preside at the executive sessions.

• Independent directors hold an executive session at the conclusion of most Board meetings. • No members of management present. • Independent Board Chairperson is the presiding director.

24

Annual Board and Committee Evaluations

• The Board and each committee conduct an annual self-evaluation. • In recent evaluations, strategy and corporate development have consistently emerged as principal areas of focus.

We expect our Board to thoughtfully appraise its own performance as the highest governing body of our Company. The Nominating and Corporate Governance Committee establishes and oversees a process for the annual evaluation of the Board and each standing committee thereof. The self-evaluation process is designed to collect feedback from the perspective of each director regarding the alignment between Board performance, effective management of the Company, and organizational goals. The full Board and each Committee separately discusses the results of their respective self-evaluations, in conjunction with the reorganizational meeting of our Board that is held following our Annual Meeting of Stockholders. As in prior years, strategy and corporate development remained the focal points of our 2021-2022 evaluation process. Based on this feedback, over the last several years, our Board has worked with management to adjust the structure of Board meetings to maintain the desired focus on strategy and corporate development.

Continuing Education

We believe our directors should actively pursue opportunities to deepen their perspective and knowledge base regarding our business and our stakeholders. As appropriate, from time to time, management prepares or arranges educational sessions for our directors on matters relevant to the Company and its business. These may include briefing sessions specific to a business or

• Components include Company-sponsored education and director self-study. • Annual stipends for education programs.

operational area; on topics that present particular risks and opportunities to the Company; or on environmental and social factors relevant to the Company. We periodically invite external parties to present on emerging or specialized issues. In addition, directors are expected to attend education programs each year on topics relevant to publicly-traded companies, and we provide a stipend to support these activities. Our Nominating and Corporate Governance Committee regularly considers the effectiveness of our director education program.

Limitations on Outside Activities

•  Non-Executive Directors: no more than four public company boards (including Evoqua’s Board), without specific approval from the Board.

•  Audit Committee Members: no more than three public company audit committees (including Evoqua’s Audit Committee).

•  Directors who also serve as executive officers of public companies: no more than two public or private company boards (other than Evoqua’s Board).

We believe these requirements allow our directors to benefit from exposure to other boards while fulfilling their duties to the Company. We also expect directors who experience a significant change in their principal current employer or principal employment to offer to resign from our Board. The Board shall determine the action, if any, to be taken with respect to such director’s position on the Board.

2023 Proxy Statement
25

Retirement Policy

• Non-employee directors will not be nominated or re-nominated for election to the Board after reaching age 75. • In fiscal year 2022, one director retired pursuant to this policy.

We include a director retirement policy in our Corporate Governance Guidelines to facilitate refreshment of the skills, experience, and perspectives represented on our Board and aid director succession planning. Our director retirement policy provides that directors will not be nominated or re-nominated for election to the Board after reaching age 75. This policy helps promote the active monitoring and review of our Board composition and orderly execution of succession planning processes.

Based on this policy, our Board did not nominate Judd A. Gregg to stand for re-election at our 2022 Annual Meeting of Stockholders. Mr. Gregg had served as an Evoqua director since 2014 and attained the established retirement age prior to our 2022 Annual Meeting of Stockholders.

No Hedging Policy

• All directors and executive officers are prohibited from hedging or pledging Company stock.

The Company’s Securities Trading Policy prohibits all directors and executive officers of the Company from engaging in the following activities with respect to the Company’s securities: short sales; transactions in put options, call options, or other derivative securities related to Company securities, on an exchange or in any other organized market; hedging or monetization transactions related to Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds; and holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. For purposes of the policy, an “executive officer” means the senior executives of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

26

STANDING BOARD COMMITTEES

Our Corporate Governance Guidelines provide that our Board shall have at least three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. These standing committees enable our Board to delegate certain responsibilities, which helps our Board acquire a closer working knowledge of these matters and allocate its time more effectively. Our Board currently does not have any other standing committees.

On the following pages, we provide information about the roles of our Board’s standing committees in the following key areas, as applicable: financial reporting and public disclosure, setting executive and non-employee director compensation, and nomination of directors. The standing committees also have oversight duties with respect to a range of other topics delegated to them by the Board, including ESG-related topics. See “Risk Oversight” in this Proxy Statement for information about those topics.

The charter of each standing committee, as established by the Board and amended from time to time, is available on the Company’s Investor Relations website at aqua.evoqua.com/governance/governance-documents/default.aspx. The charters set forth the purpose, responsibilities, and procedures of each standing committee, as determined by the Board. The charters provide, among other things, that each standing committee shall have at least three members and shall have express authority to retain its own advisors, consultants, and legal counsel.

Each standing committee reports to the full Board on its activities following each committee meeting. Additionally, all Board members have access to all committee materials, and all Board members are welcome to attend any meetings of the standing committees.

Committee Membership

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Nick Bhambri	∎

Gary A. Cappeline		Chairperson	∎

Sherrese Clarke Soares	∎

Lisa Glatch		∎	∎

Ron C. Keating

Martin J. Lamb		∎	∎

Julia A. Sloat	∎

Lynn C. Swann	∎		Chairperson

Peter M. Wilver	Chairperson	∎

No. of Meetings held during fiscal year 2022:	9	4	4

2023 Proxy Statement
27

Role of the Audit Committee

Members: Peter M. Wilver (Committee Chairperson) Nick Bhambri Sherrese Clarke Soares Julia A. Sloat Lynn C. Swann Held 9 meetings during fiscal year 2022

Primary functions:

•  Provide assistance to the Board with respect to its oversight of:

•  the quality and integrity of the Company’s financial statements;

•  the integrity and adequacy of the Company’s auditing, accounting, and financial reporting processes, and systems of internal control over financial reporting;

•  the Company’s compliance with legal and regulatory requirements, including internal controls and whistleblower procedures designed for that purpose and its Code of Ethics and Business Conduct and programs established in accordance therewith;

•  the Company’s independent registered public accounting firm’s qualifications, performance, and independence;

•  the performance of the Company’s internal audit function; and

•  the Company’s enterprise risk management framework and its policies and procedures for risk management, including the Company’s cybersecurity risk exposure.

•  Prepare an annual Audit Committee Report as required by the corporate governance standards of the NYSE and the rules and regulations of the SEC for inclusion in the Company’s annual proxy materials.

Financial Reporting. The Audit Committee holds an oversight role. Management has the fundamental responsibility for the Company’s financial statements and disclosures, while the independent registered public accounting firm engaged as the Company’s external auditor is responsible for the audit of the Company’s financial statements. See “Audit Committee Report” in this Proxy Statement for the Audit Committee’s report to stockholders regarding the Audit Committee’s review of the Company’s fiscal year 2022 financial statements with management and the independent registered public accounting firm.

In its oversight role, the Audit Committee is responsible for (1) selecting and overseeing the independent registered public accounting firm engaged as the Company’s external auditor, and (2) overseeing the appointment of the Company’s internal auditor and the work performed by the internal audit department. All auditing and non-audit services to be provided by the Company’s independent registered public accounting firm are subject to pre-approval by the Audit Committee, as described on page 91 of this Proxy Statement. The Audit Committee discusses the scope and results of our annual audit with our independent registered public accounting firm, including critical audit matters (CAMs) and related disclosures; reviews with management and our independent registered public accounting firm our interim and year-end operating results; and, as appropriate, inquires into aspects of our financial affairs. The Audit Committee annually reviews the qualifications, performance, and independence of the independent registered public accounting firm, including the qualifications and experience of the lead audit partner. The Audit Committee also monitors the rotation of the lead audit partner for compliance with applicable regulations and is involved in the selection of the lead audit partner at the start of the rotation. At the conclusion of each regular Audit Committee meeting, the Audit Committee meets in separate executive sessions with the Company’s independent registered public accounting firm and internal auditor, without members of management present.

The Audit Committee has the sole authority to engage and terminate independent counsel and other advisors, as it determines necessary or appropriate to carry out its duties. Under its charter, the Audit Committee also may delegate its duties and responsibilities to a subcommittee or to other directors and officers of the Company, as it deems appropriate, to the extent permitted by applicable laws, regulations, and the NYSE corporate governance standards.

Independent and Financially Literate Membership. Our Board affirmatively determined that all Audit Committee members are independent directors under the applicable NYSE corporate governance standards and SEC rules and are financially literate. Our Board also determined that three members of the Audit Committee, Mr. Wilver and Mses. Clarke Soares and Sloat, all qualify as “audit committee financial experts” within the meaning of the SEC rules.

28

Role of the Compensation Committee

Members: Gary A. Cappeline (Committee Chairperson) Lisa Glatch Martin J. Lamb Peter M. Wilver Held 4 meetings during fiscal year 2022

Primary functions:

•  Discharge the Board’s responsibilities relating to the Company’s compensation and employment benefit plans, policies, and programs for members of the Executive Leadership Team (i.e., our CEO and the senior executives of the Company who report to the CEO);

•  Prepare an annual Compensation Committee Report on executive compensation as required by the corporate governance standards of the NYSE and by the rules and regulations of the SEC for inclusion in the Company’s annual proxy materials;

•  Make recommendations to the Board regarding compensation of directors who are not employees of the Company; and

•  Assist the Board in discharging its responsibilities with respect to oversight of the Company’s key human capital management strategies and programs, including talent recruitment and retention and inclusion & diversity.

Process for Determining Executive and Non-Employee Director Compensation. The Compensation Committee has the authority to approve, adopt, administer, interpret, amend, suspend, and terminate the compensation plans applicable to our executive officers. The Compensation Committee considers the key elements of our executive compensation programs annually and adjusts those elements as appropriate. Each year, the Compensation Committee makes decisions regarding the amount of annual compensation and equity-based or other long-term compensation for our executive officers and other designated senior employees. These decisions are typically made in the first quarter of each year, following an evaluation of the prior year’s performance. To allow our executive compensation program to remain flexible, the Compensation Committee may exercise its discretion to adjust compensation to meet business needs and preserve a clear connection between compensation and performance. See “Compensation Discussion and Analysis” and “Compensation Committee Report” in this Proxy Statement for more information.

The Compensation Committee typically reviews elements of non-employee director compensation every other year and presents recommendations to the full Board when it determines adjustments are warranted. Adjustments to non-employee director compensation are subject to the approval of the Board. The non-employee director compensation program currently in effect is described under “Non-Employee Director Compensation” in this Proxy Statement.

Delegation of Duties. Under its charter, the Compensation Committee is permitted, in its discretion, to delegate its duties and responsibilities to a subcommittee or to other directors or officers of the Company as it deems appropriate and to the extent permitted by applicable laws, regulations, and the NYSE corporate governance standards. The Compensation Committee has delegated authority to the CEO and the Chief Human Resources Officer to grant equity awards to Company employees who are not executive officers.

Role of Executive Officers. Our executive officers, including the CEO and the Chief Human Resources Officer, often review compensation information with the Compensation Committee during Committee meetings and may present management’s views or recommendations. The Compensation Committee evaluates these recommendations, generally in consultation with the independent compensation consultant retained by the Compensation Committee, who attends each meeting.

2023 Proxy Statement
29

The Compensation Committee considers input from the CEO on the individual performance of, and compensation decisions for, members of the Executive Leadership Team. The Compensation Committee makes compensation decisions for the Chief Human Resources Officer and the CEO in executive session, without either officer present.

Role of Compensation Consultants. The Compensation Committee has sole authority to retain and terminate compensation consultants used to assist in the evaluation of CEO, executive, or director compensation. The Compensation Committee has directly engaged Meridian Compensation Partners, LLC (“Meridian”) as its compensation consultant. Meridian provides advice to the Compensation Committee on all matters related to compensation design decisions for our executive officers and non-employee directors. Meridian provides the Compensation Committee with relevant market data, updates on trends in executive and director compensation, and advice with respect to program design. Meridian also provides specific compensation recommendations for the CEO and feedback on compensation recommendations made by the CEO for executives other than the CEO. Representatives of Meridian attended all meetings of the Compensation Committee in fiscal year 2022.

The chairperson of the Compensation Committee typically meets with members of management and Meridian prior to each regular committee meeting to discuss agenda topics. At the conclusion of most committee meetings, the Compensation Committee meets with Meridian in executive session without management present.

In connection with the engagement of Meridian to advise on executive and non-employee director compensation during fiscal year 2022, the Compensation Committee evaluated Meridian’s independence under applicable SEC rules and NYSE corporate governance standards, taking into account all factors relevant to its independence from management. Based on that evaluation, the Compensation Committee determined that the work performed by Meridian did not raise any conflict of interest. The Compensation Committee annually evaluates the work performed by its compensation consultant to determine whether any conflict of interest has been raised.

Meridian reports to the Compensation Committee, and does not perform any other services for the Company.

Independent Membership. Our Board affirmatively determined that all Compensation Committee members are independent directors under the applicable NYSE corporate governance standards for purposes of serving on the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee. No interlocking relationship exists between any member of our Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors, or member of the compensation committee (or other committee performing equivalent functions) of any other company.

30

Role of the Nominating and Corporate Governance Committee

Members: Lynn C. Swann (Committee Chairperson) Gary A. Cappeline Lisa Glatch Martin J. Lamb Held 4 meetings during fiscal year 2022

Primary functions:

•  The Company’s director nominations process and procedures;

•  Evaluating the performance of the Board;

•  Developing and maintaining the Company’s corporate governance policies;

•  Oversight of the Company’s key policies and strategies with respect to its environmental impact, sustainability practices, and corporate responsibility initiatives; and

•  Any other matters delegated by the Board or required by the NYSE or the rules and regulations of the SEC.

Director Nomination Process. The Nominating and Corporate Governance Committee monitors the composition of our Board and its committees, identifies and evaluates potential director candidates, and makes recommendations to the full Board on these matters. Candidates for nomination to the Board may be suggested by current directors, management, stockholders, or a third-party search firm engaged to assist with director recruitment. When engaging a third-party consulting firm to conduct director candidate searches, the Nominating and Corporate Governance Committee provides the consulting firm with guidance as to the experience, background, qualifications, and skills it is seeking in potential candidates. The consulting firm provides research and pertinent information regarding candidates, and recommends candidates who satisfy the criteria provided by the Nominating and Corporate Governance Committee. Ms. Sloat, who joined our Board in March 2022 as a Class III director, was recommended as a potential director candidate by a third-party consulting firm retained by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee does not have specific minimum qualifications that must be met for a prospective director candidate to be nominated. When identifying and evaluating potential nominees, the Nominating and Corporate Governance Committee considers the Company’s strategy, business, and structure, as well as input from our CEO on strategic priorities, the needs of our Board and succession planning, and other factors bearing on the candidate’s effectiveness as a contributor to our Board and its committees. To bolster our pipeline of potential nominees, in accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee also will include, and request that any search firm it engages include, female and racially/ethnically diverse candidates in the initial pool from which the new director nominees are selected (also known as the “Rooney Rule”).

When evaluating potential nominees, the Nominating and Corporate Governance Committee gives consideration to the types of experience, background, qualifications, and skills we seek in all of our directors, as generally described above under “Board Composition and Board Development—Diversity of Background, Skills, and Experience.” The Nominating and Corporate Governance Committee also considers the candidate’s diversity in knowledge and viewpoints, and takes into account age, gender, race, ethnicity, sexual orientation, gender identity, and other personal characteristics.

Consideration of Stockholders’ Recommendations. The Nominating and Corporate Governance Committee will give consideration to director candidates recommended by stockholders in the same manner and using the same criteria discussed above. Such recommendations, together with biographical and business experience information regarding the candidate, should be submitted in writing to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222 USA. For additional information about submitting nominations, see pages 102-103 of this Proxy Statement.

Independent Membership. Our Board affirmatively determined that all Nominating and Corporate Governance Committee members are independent directors under applicable NYSE corporate governance standards for purposes of serving on this Committee.

2023 Proxy Statement
31

COMMUNICATIONS WITH OUR BOARD

Any interested parties wishing to communicate with, or otherwise make his, her, or their concerns known directly to the Board, the Board Chairperson or the chairperson of any of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors as a group or individually, may do so by addressing such communications or concerns to the General Counsel and Secretary of the Company, 210 Sixth Avenue, Pittsburgh, PA 15222 USA. The General Counsel and Secretary will forward such communications to the appropriate party as soon as practicable. The General Counsel and Secretary will submit to the appropriate party all communications received, excluding only those items that are not related to Board duties and responsibilities, such as junk mail and mass mailings, product complaints and product inquiries, new product or technology suggestions, job inquiries and resumes, advertisements or solicitations, and surveys.

RISK OVERSIGHT

In its oversight role, our Board must actively evaluate management’s business strategies, plans, policies, and activities, and understand management’s approach to identifying, assessing, and managing the associated risks and opportunities. Because of the broader implications of certain categories of risk, such as cybersecurity, human capital management, and ESG or sustainability, our Board coordinates oversight of those risks with its standing committees.

Role of Management

Management is responsible for identifying, assessing, prioritizing, and managing the Company’s risks. To support risk management activities within each of the functional areas of the Company, the Company maintains a management-level Risk Committee, consisting of the Chief Financial Officer, General Counsel, and vice presidents and senior managers from functional areas such as Internal Audit, Ethics and Compliance, Information Security, and Risk Management. The Risk Committee monitors the effectiveness of the risk management structures within the functional areas of the Company and advises our Executive Leadership Team on the effectiveness of those structures and strategies for prioritizing and mitigating enterprise risks.

The Risk Committee reports on its activities periodically to the Audit Committee. The Audit Committee is responsible for oversight of the structures, systems, and processes established by management to identify and manage enterprise risk, as well as legal and regulatory risk, compliance risk, and cybersecurity risk.

Role of the Board

The full Board monitors the strategic risks and business risks that could prevent our business from executing against our annual operating plan and long-term strategic plan.

Our Board is given access to all members of senior management and employees of the Company and may consult with independent legal, financial, accounting, and other advisors, as necessary or appropriate, at the Company’s expense. The entire Executive Leadership Team, as well as the senior operational finance managers for each business segment, regularly attend quarterly Board meetings. From time to time during the year, senior employees from a range of functional areas, such as Corporate Development and M&A, Sustainability, Legal and Compliance, Information Security, Human Resources/Talent, and Risk Management, are invited to speak with the full Board or its committees. In addition, our CEO’s membership on, and collaboration with, the Board allows him to gauge whether management is providing adequate information for the Board to understand the interrelationship of our various business and financial risks. Our CEO reserves time at the beginning of most Board meetings to discuss priorities and initiatives.

32

Areas of Risk Oversight
Full Board

Strategic, financial, operating, and execution risks; safety performance; M&A transactions; new products, new markets, and technology risks; the Company’s annual operating plan and budget and long-term strategic plan

Audit Committee

Auditing, accounting, and financial reporting processes and systems of internal controls implemented by management, including the internal audit function; systems established by management to identify and manage enterprise risks generally, and for managing financial, legal and regulatory, compliance, and cybersecurity risks

Compensation Committee

Executive compensation arrangements, including corporate goals and objectives that affect the amount and type of compensation earned by our CEO and members of our Executive Leadership Team; the specific relationship of corporate performance to executive officer compensation and performance targets; annual risk assessment of employee compensation policies and practices; human capital management; succession planning; and non-employee director compensation arrangements

Nominating and Corporate Governance Committee

Corporate governance policies, including oversight of the Company’s Code of Ethics and Business Conduct; the composition and effectiveness of our Board and each of its standing committees; director independence and potential conflicts of interest; succession planning for our Board and its standing committees; policies with respect to environmental impact, ESG, and sustainability practices, and corporate responsibility initiatives

Cybersecurity

The Company maintains an Information Security Program to monitor and mitigate its cybersecurity risk environment and help assure the confidentiality, integrity, and availability of the Company’s information systems and data. The program is aligned to the National Institute of Standards and Technology (“NIST”) Cybersecurity Framework (“CSF”), Special Publications 800-53 and 800-171. The Information Security Program is operated by the Company’s director of information security in collaboration with the vice president of information technology, and includes an information security policy; regular cybersecurity awareness communications and training for employees; system logging and monitoring; vulnerability and patch management; and a detailed incident response program. The Company employs policies and standards for IT general controls and the Internet of Things environment that are aligned with the NIST CSF.

The Audit Committee is responsible for monitoring the Company’s Information Security Program, and periodically receives reports from the Company’s director of information security. As indicated above, the director of information security is a member of the management-level Risk Committee so that IT risks are identified and evaluated as part of the overall enterprise risk management process.

Human Capital Management and Management Succession Planning

Our Board and its committees engage with the topics of human capital management and management succession planning on multiple fronts:

•

The Compensation Committee periodically receives reports from management on the Company’s key human capital management programs, focusing on topics such as inclusion & diversity and talent development, as well as the Company’s global compensation, incentive, and health and wellness programs.

•	As part of its business performance updates, management reports to the full Board on talent retention and anticipated needs or status of workforce skills development for particular functional areas.

•

As part of its annual strategic review, our full Board also receives reports from management on human capital management initiatives, such as inclusion & diversity programs, the employee experience, leadership development programs and programs designed to enhance attraction and retention of employees.

•

The full Board reviews management succession planning matters periodically throughout the year, with assistance from the Compensation Committee and the Nominating and Corporate Governance Committee. To enhance its view into our organization, our Board seeks out opportunities to engage with a broader cross-section of the Company’s talent, including high-potential and diverse employees.

2023 Proxy Statement
33

Sustainability at Evoqua

Sustainable is a core value at Evoqua. We define our approach to sustainability in terms of our Handprint and Footprint:

•   Helping our customers meet their sustainability goals through our solutions, known as our Handprint, is our opportunity.

•   Our efforts to become more sustainable through our own actions, known as our Footprint, is our responsibility.

Our approach represents the areas of focus we have identified for our sustainability program with assistance from our employees and other stakeholders.

Our Chief Growth and Sustainability Officer, Snehal A. Desai, leads the Company’s sustainability program. Mr. Desai reports directly to our CEO and provides quarterly updates to the Nominating and Corporate Governance Committee regarding the management of our sustainability program.

Our core Sustainability Team reports to Mr. Desai, manages our sustainability program on a day-to-day basis, and coordinates with individual workgroups across Evoqua‘s functional areas with respect to program initiatives. We also maintain a separate Sustainability Steering Team, composed of vice presidents and senior managers from different functional areas, which monitors stakeholders’ interests. The Sustainability Steering Team works with our core Sustainability Team, advises the Executive Leadership Team on priorities to pursue under our sustainability program, and also reports to our Chief Growth and Sustainability Officer.

Board Oversight of Sustainability:

Each of our Board committees plays a role in overseeing distinct aspects of Evoqua’s sustainability journey and receives regular reports on these matters from senior members of management.

Our full Board periodically considers aspects of our sustainability program in the context of the Company’s overall business strategy.

Audit Committee Oversees key systems and processes established to manage enterprise risks and support reporting activities.

Compensation Committee Oversees policies and programs related to human capital management, including in the areas of management succession planning and inclusion & diversity.

Nominating and Corporate Governance Committee Oversees policies and strategies addressing the Company’s environmental impact, sustainability practices, and corporate responsibility initiatives.

34

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

Our Board has adopted a written Related Party Transactions Policy (the “RPT Policy”) providing that the Audit Committee will review and approve or ratify transactions, arrangements, or relationships (or any series of similar or related transactions, arrangements, or relationships) in excess of $120,000 of value in which the Company is or will be a participant and in which a related party (as defined below) has or will have a direct or indirect material interest. Pursuant to the RPT Policy, the General Counsel and the Corporate Controller shall review all of the relevant facts and circumstances of all related party transactions and either (a) bring to the Audit Committee for approval or ratification any transaction (i) exceeding $120,000 or (ii) considered potentially material to the Company’s business, financial condition, results of operations, or prospects, or (b) approve or disapprove of the entry into any transaction not meeting the conditions specified in clauses (a)(i) or (a)(ii) of this paragraph.

The Audit Committee or the General Counsel and the Corporate Controller, as the case may be, may approve only those related party transactions that they determine are on terms, taken as a whole, that are no less favorable to us than could be obtained in an arm’s-length transaction with an unrelated third party and that are not inconsistent with the best interests of the Company. In particular, the RPT Policy requires our Audit Committee or the General Counsel and the Corporate Controller, as the case may be, in considering whether to approve or ratify a related party transaction, to take into account, among other factors: (i) whether the transaction was undertaken in the ordinary course of business, (ii) whether the related party transaction was initiated by the Company or the related party, (iii) the availability of other sources for comparable products or services, whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the duration of the transaction, and the terms available to unrelated third parties and employees generally, (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the impact on a director’s independence in the event that the related party is a director, director nominee, immediate family member of a director or director nominee, or an entity in which any such person has an interest or relationship, (vi) the approximate amount involved in the related party transaction, (vii) the related party’s interest in the related party transaction, and (viii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction or would impair the independence of an independent director or present an improper conflict of interest for any director or executive officer.

For the purposes of the RPT Policy, a “related party” is defined as: (i) any person who is or was (at any time since the beginning of the last completed fiscal year, even if such person does not presently serve in that role) an executive officer, director or nominee for director of the Company, or any immediate family member of such person, (ii) any person beneficially owning more than 5% of any class of the Company’s voting securities at the time of the occurrence of the transaction at issue, (iii) any affiliates of the Company, (iv) any entities for which investments in their equity securities would be required to be accounted for by the equity method by the investing entity, (v) any trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management, and (vi) all members of the Company’s Executive Leadership Team, Finance Leadership, Plant Controllers, Segment Leadership and any immediate family member of such persons.

No related party transactions in fiscal year 2022 requiring disclosure under SEC rules were identified.

2023 Proxy Statement
35

Non-Employee Director Compensation

The Company strives to provide fair compensation to its non-employee directors to address the time, effort, and accountability required of active Board membership. Additionally, the Company desires to offer competitive compensation that will help attract and retain individuals with the appropriate experience, background, qualifications, and skills to serve on our Board.

The Compensation Committee reviews the compensation of our non-employee directors periodically (generally every other year) and recommends changes to the Board when it deems appropriate. In 2021, the Compensation Committee reviewed our non-employee director compensation program based on market analyses prepared by Meridian, the independent compensation consultant engaged by the Compensation Committee to advise on executive and non-employee director compensation matters. Meridian’s analyses examined the non-employee director compensation practices of the Company’s peer companies included in the same comparator group that the Compensation Committee uses to benchmark executive officer compensation (as set forth in the “Compensation Discussion and Analysis” section (the “CD&A”) in this Proxy Statement). Based on these market analyses and its review with Meridian of current Board and committee leadership duties, the Compensation Committee recommended that the Board (1) simplify the structure of the non-employee director compensation program and (2) increase certain retainer amounts, including for the Board Chairperson and the Nominating and Corporate Governance Committee chairperson, to fall within a reasonable range of the market median levels observed in the comparator group for similar roles.

Upon the recommendation of the Compensation Committee, the Board approved the following modifications to the non-employee directors’ compensation program:

•	Increasing the annual cash retainer from $70,000 to $85,000 and the value of the annual equity grant from $100,000 to $125,000;

•	Eliminating the committee member annual retainers;

•	Increasing the Board Chairperson fee from $60,000 to $100,000 annually; and

•	Increasing the Nominating and Corporate Governance Committee chairperson fee from $10,000 to $15,000 annually.

These updates became effective on January 1, 2022, as the non-employee directors’ compensation program operates on a calendar year basis. The table below sets forth the components of the non-employee directors’ compensation program that were in effect during the relevant portions of fiscal year 2022. Cash fees for fiscal year 2022 were paid quarterly in arrears at the effective rate for the applicable quarter. Annual equity grants for fiscal year 2022 were made during the Company’s second fiscal quarter at the increased amount of $125,000.

	Effective Rates During Fiscal Year 2022
Compensation Element(1)	Oct. 1, 2021 – Dec. 31, 2021	Jan. 1, 2022 – Sept. 30, 2022
Annual Cash Retainer(2)	$70,000	$85,000
Annual Equity Grant(3)	*	$125,000
Board Chairperson Fee(4)	$60,000	$100,000
Committee Chairperson Fees(4)
Audit	$20,000	$20,000
Compensation	$15,000	$15,000
Nominating and Corporate Governance	$10,000	$15,000
Committee Member Retainers(2)
Audit	$10,000	$0
Compensation	$7,500	$0
Nominating and Corporate Governance	$5,000	$0
Stock Ownership Guideline(5)	Ownership of Common Stock or restricted stock units that have a value equivalent to five times the annual cash retainer; to be satisfied within five years of joining the Board
*	Effective January 1, 2022, the value of the annual equity grant was increased from $100,000 to $125,000.

36

(1)

Non-employee directors may participate in the Evoqua Water Technologies Corp. Deferred Compensation Plan for Non-Employee Directors (the “Non-Employee Directors Deferred Compensation Plan”), which provides them with an opportunity to defer the payment of up to 100% of their annual retainer fees (including cash and restricted stock units), committee fees, and meeting fees until the earliest of (a) death, (b) a change in control of the Company, or (c) either termination of a director’s service on the Board or a specified future date, based on the non-employee director’s election form.

(2)

Paid in cash, quarterly in arrears, on a calendar year basis. If a non-employee director joins our Board or a committee at a time other than as of the first day of the calendar year, the non-employee director receives a pro-rated amount of the cash retainer, based on the number of days of service the non-employee director or committee member performs in such calendar year.

(3)

Grants are made to non-employee directors in the form of restricted stock units on the date of our annual meeting and generally vest on the first anniversary of the date of grant, subject to the non-employee director not having terminated Board service as of such date. If a new non-employee director joins our Board at a time other than as of the first day of the calendar year, the non-employee director receives an award with a pro-rated equity value, based on the number of full calendar quarters of service the non-employee director is expected to perform in such calendar year.

(4)

Paid in cash, quarterly in arrears, on a calendar year basis. If a non-employee director is appointed as chairperson of the Board or a committee at a time other than as of the first day of the calendar year, the non-employee director receives a pro-rated amount of the fee, based on the number of days of service the chairperson performs in such calendar year.

(5)

As of November 7, 2022, each of our non-employee directors satisfied this guideline, with the exception of Lisa Glatch, Sherrese Clarke Soares, and Julia A. Sloat, who joined the Board in February 2020, August 2021, and March 2022, respectively. Our non-employee directors have five years from the date they join the Board to fulfill the stock ownership requirement.

The non-employee directors’ annual equity grants are awarded under the Amended and Restated Evoqua Water Technologies Corp. 2017 Equity Incentive Plan (the “2017 Plan”). The award agreements evidencing the annual equity grants set forth the terms and conditions applicable to the awards.

Fiscal Year 2022 Non-Employee Director Compensation

Shown below is information regarding fiscal year 2022 compensation of the directors who served during that time period, other than Mr. Keating, whose compensation is reported in “Executive Compensation — Summary Compensation Table — Fiscal Years 2022, 2021, and 2020” in this Proxy Statement. Mr. Keating did not receive any additional compensation for his service on the Board.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Nick Bhambri	83,750	124,990	—	—	—	208,740
Gary A. Cappeline	190,000	124,990	—	—	—	314,990
Sherrese Clarke Soares	82,092	124,990	—	—	—	207,082
Lisa Glatch	82,500	124,990	—	—	—	207,490
Judd A. Gregg(4)	31,722	—	—	—	—	31,722
Brian R. Hoesterey(5)	—	—	—	—	—	—
Martin J. Lamb	84,375	124,990	—	—	—	209,365
Julia A. Sloat(6)	49,819	93,757	—	—	—	143,576
Lynn C. Swann	97,500	124,990	—	—	—	222,490
Peter M. Wilver	103,125	124,990	—	—	—	228,115

(1)

This column reflects the cash fees (annual cash retainer, board and committee chairperson fees, and committee member retainers) earned by non-employee directors for their Board and committee service to the Company from October 1, 2021 through September 30, 2022, whether or not such fees were deferred.

2023 Proxy Statement
37

Mr. Gregg deferred the full amount shown in this column pursuant to the Non-Employee Directors Deferred Compensation Plan.
Mr. Hoesterey did not receive compensation from the Company for his service on our Board due to his affiliation with our former private equity sponsor, AEA Investors LP.
(2)

The amounts in this column represent the aggregate grant date fair values of the annual equity grants awarded to non-employee directors during fiscal year 2022, as follows: 2,817 restricted stock units for each of Messrs. Bhambri, Cappeline, Lamb, Swann, and Wilver and Mses. Clarke Soares and Glatch, granted on February 16, 2022; and 2,217 restricted stock units for Ms. Sloat, granted on March 1, 2022.

The aggregate grant date fair values of these awards are based on the closing price per share of the Company’s common stock on the applicable grant date and were computed in accordance with stock-based accounting rules (Financial Accounting Standard Board Accounting Standards Codification 718, Compensation — Stock Compensation (“ASC Topic 718”)), excluding the effect of estimated forfeitures. For a discussion of the assumptions used in calculating the amounts in this column, see Note 18 to the Consolidated Financial Statements in our Form 10-K.

The aggregate number of unvested restricted stock units held by each non-employee director listed in the table as of September 30, 2022 was as follows: each of Messrs. Bhambri, Cappeline, Lamb, Swann, and Wilver and Mses. Clarke Soares and Glatch — 2,817 restricted stock units; Ms. Sloat — 2,217 restricted stock units; and each of Messrs. Gregg and Hoesterey — 0 restricted stock units.

(3)

The aggregate number of unexercised stock options held by each non-employee director listed in the above table as of September 30, 2022 was as follows: Mr. Bhambri — 54,807 stock options; Mr. Lamb — 44,903 stock options; and each of Mses. Clarke Soares, Glatch, and Sloat and Messrs. Cappeline, Gregg, Hoesterey, Swann, and Wilver — 0 stock options.

The Company discontinued using stock option awards as a form of director compensation in 2014.
(4)	Mr. Gregg is a former director who retired from our Board effective February 16, 2022. The amounts included in the table reflect his period of service on the Board during fiscal year 2022.
(5)	Mr. Hoesterey resigned from our Board on December 31, 2021.
(6)	Ms. Sloat was appointed as a Board member on March 1, 2022. The amounts included in the table reflect her period of service on the Board during fiscal year 2022.

38

Our Executive Officers

We provide information below regarding our executive officers as of December 23, 2022:

Name	Age	Position
Ron C. Keating*	54	President, Chief Executive Officer and Director
Benedict J. Stas	55	Executive Vice President, Chief Financial Officer and Treasurer
Rodney O. Aulick	55	Executive Vice President, Integrated Solutions and Services Segment President
Snehal A. Desai	59	Executive Vice President, Chief Growth and Sustainability Officer
Hervé P. Fages	53	Executive Vice President, Applied Product Technologies Segment President
Vincent Grieco	54	Executive Vice President, General Counsel and Secretary
James M. Kohosek	64	Executive Vice President, Chief Administrative Officer
Anthony J. Webster	54	Executive Vice President, Chief Human Resources Officer

*	For Mr. Keating’s biography, see “Our Board of Directors.”

Benedict J. Stas has served as our Executive Vice President, Chief Financial Officer and Treasurer since 2015. Prior to joining Evoqua, Mr. Stas held a variety of senior financial and business roles at Kennametal, a supplier of tooling and industrial materials, from 1997 to 2015, including roles as Vice President Finance of Business Groups from 2010 to 2013 and as Vice President of Manufacturing for the Industrial Segment from 2014 to 2015. While at Kennametal, Mr. Stas also served as Chief Financial Officer of the Industrial Business Group, Chief Financial Officer of Kennametal Europe GmbH, Director of Global Manufacturing Finance, Controller of Metalworking Americas, and Senior Financial Analyst for Global Financial Sales and Marketing from 1997 to 1999. Prior to joining Kennametal, Mr. Stas worked for DuPont Co. as a Plant Controller, Accountant and Team Leader, from 1991 to 1997. Mr. Stas earned an M.B.A. from Duquesne University and a B.S. in Business Administration from Drexel University.

Rodney O. Aulick became our Executive Vice President, Integrated Solutions and Services Segment President in 2018, following the reorganization of our business from a three-segment structure to a two-segment operating model. Prior to our segment realignment, Mr. Aulick served as our Executive Vice President, Industrial Segment President from 2015 to 2018, and as president of our former Products and Technologies Division from 2014 to 2015. Previously, Mr. Aulick served as Vice President, Industrial Equipment Division from 2011 to 2014, and Vice President, Light Industry Segment from 2008 to 2011 at Siemens Water Technologies, and held positions in senior management at USFilter Corporation from 2001 to 2008, both predecessor businesses to Evoqua. Mr. Aulick began his career in the water treatment industry in 1997 at Chem-Aqua, a specialty chemical company in water treatment, where he held the position of regional manager. Mr. Aulick attended Northwestern University, Kellogg School of Management’s Executive Management Program from 2001 to 2003.

Snehal A. Desai has served as our Executive Vice President, Chief Growth and Sustainability Officer since 2021. Mr. Desai joined Evoqua as its Executive Vice President, Chief Growth Officer in 2018. Prior to joining Evoqua, Mr. Desai was the global business director for Dow Water & Process Solutions (“Dow”), a leading supplier of advanced water purification and separation technologies, from 2012 to 2018. Earlier in his career at Dow, where he worked for more than 20 years across two periods, Mr. Desai held various positions in sales, marketing, business development, and technical service and development. Prior to joining Dow, Mr. Desai led commercial and business development for Segetis, and was Vice President and Chief Marketing Officer of NatureWorks LLC. Mr. Desai currently serves on the board of directors of U.S. Water Alliance and on the board of trustees of Chatham University. Mr. Desai earned an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.A. in Chemistry and Chemical Engineering from the University of Michigan.

2023 Proxy Statement
39

Hervé P. Fages joined Evoqua as Executive Vice President, Applied Product Technologies Segment President in 2019. Mr. Fages brings more than 25 years of industrial market experience to Evoqua. From 2017 to 2019, Mr. Fages was President, Connected Building and Building Management Systems, at Honeywell International, Inc., a diversified technology and manufacturing company. From 2004 to 2017, Mr. Fages served in various managerial and business development roles at Schneider Electric, including as Chief Executive Officer of its Pelco business unit, a security and surveillance technologies provider. Mr. Fages earned a B.S. in Marketing and Business Administration from University of Montpellier, France.

Vincent Grieco has served as our Executive Vice President, General Counsel and Secretary since 2015. Mr. Grieco was appointed as acting General Counsel at the inception of our Company in 2014 after working the majority of his career in the water treatment industry. From 2004 to 2014, Mr. Grieco served as legal counsel to Siemens Water Technologies, the group of legal entities constituting the predecessor business to Evoqua, and from 2003 to 2004, as senior counsel at USFilter Corporation, prior to its acquisition by Siemens Corp. Previously, Mr. Grieco was an attorney in the business and finance practice of the law firm Morgan Lewis & Bockius, and at the law firm Dickie, McCamey & Chilcote, P.C. Mr. Grieco earned a J.D. from the University of Virginia School of Law and a B.S. in Economics from St. Vincent College.

James M. Kohosek has served as our Executive Vice President, Chief Administrative Officer since 2018. Mr. Kohosek previously served as President of our former Products & Technologies Division and Business Operations in 2017; Vice President and General Manager, Wallace & Tiernan® Systems brand in 2016; and Vice President, Strategy, also in 2016. Prior to joining Evoqua, Mr. Kohosek was employed at Kennametal, a supplier of tooling and industrial materials, as Vice President of Kennametal and President, Infrastructure Segment from 2014 to 2015; Vice President, Transportation Business Unit from 2011 to 2013; Vice President, General Industrial Business Unit from 2010 to 2011; and Chief Financial Officer of the Advanced Materials Group. Mr. Kohosek also was Vice President and Chief Financial Officer, Industrial Technologies Sector of Ingersoll Rand plc from 2002 to 2007, and President of Westinghouse Communications from 1998 to 2001. Mr. Kohosek earned a B.S.B.A. in Accounting and a B.S.B.A. in Finance, both from Shippensburg University. He also attended the Executive Development Program at The Wharton School of the University of Pennsylvania.

Anthony J. Webster has served as our Executive Vice President, Chief Human Resources Officer since 2016. Prior to joining Evoqua, Mr. Webster served as Vice President of Human Resources, Europe & Americas, for GSK Consumer Healthcare, a joint venture between Novartis and GlaxoSmithKline plc, from 2015 to 2016; and as Senior Vice President and Global Head of Human Resources for Novartis Consumer Health from 2011 to 2015. Mr. Webster also previously held senior human resources roles with numerous companies, including as Regional Vice President, Human Resources, EMEA for Bristol-Myers Squibb from 2008 to 2011; as Senior Director, Research & Development for Bristol-Myers Squibb from 2006 to 2008; as Director, Human Resources, Latin America & Canada for Bristol-Myers Squibb from 2004 to 2006; as Director, Global Business Support Functions for Mead Johnson Nutritionals from 2001 to 2004; in senior human resources and labor relations management capacities for Phelps Dodge Corporation from 1994 to 2001; and as Manager, Human Resources for Consolidation Coal Co. from 1992 to 1994. Mr. Webster earned an M.S. in Industrial and Labor Relations and a B.S. in Business Administration from West Virginia University.

40

Proposal 2—Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are seeking an advisory vote from our stockholders to approve the compensation of our NEOs for fiscal year 2022, as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our overall compensation policies and procedures relating to the NEOs.

As described in detail in the CD&A, the Compensation Committee oversees our compensation program and the compensation awarded to our executive officers, adopts changes to the program, and awards compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include:

•	attracting and retaining top-level, talented leaders who reflect our culture of high performance, growth, and accountability;

•	motivating our leaders to create long-term value for our stockholders; and

•	aligning pay to performance.

We are asking you to indicate your support for our NEOs’ compensation as described in this Proxy Statement. We believe the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our NEOs, are aligned with your interest in long-term value creation.

Accordingly, our Board recommends that the Company’s stockholders vote “FOR” the following resolution to approve, on an advisory basis, the compensation of our NEOs:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure, is hereby approved on an advisory basis.

Although this vote is advisory and nonbinding, the Board and the Compensation Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to evolve our executive compensation program.

At our 2019 Annual Meeting of Stockholders, stockholders voted to hold an advisory “say-on-pay” vote on an annual basis. Accordingly, the Company has determined to submit an advisory vote on our executive compensation program to our stockholders at each annual meeting (with the next one occurring in 2024) until the Company seeks another advisory vote on the frequency of the advisory vote on executive compensation, which is anticipated to occur at our 2025 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

2023 Proxy Statement
41

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the objectives we sought to achieve, and the rationale for the compensation decisions we made. Our discussion focuses on the compensation of our Named Executive Officers (NEOs) for fiscal year 2022, who are identified below.

42

Introduction and Highlights

Our Vision. Evoqua’s vision is to be the world’s first choice for water solutions. We provide a wide range of product brands and advanced water and wastewater treatment systems and technologies, as well as mobile emergency water supply solutions and service contract options through our branch network. We target attractive global end markets that utilize and treat water as a critical part of their operations or production processes, including the life sciences, light and general industry, power, microelectronics, chemical processing, food and beverage, municipal drinking water and wastewater, aquatics, refining, and marine end markets.

Investing in our talent is critical to enabling us to deliver value to our customers and stockholders, and that guides our executive compensation philosophy: to build a compelling, market-based, and flexible total compensation program that is strongly aligned with the interests of our stockholders and connected to key performance goals.

2022 Compensation Program Highlights

For fiscal year 2022, we implemented key enhancements to our executive compensation program to strengthen the connection between our executives’ incentive opportunities and certain important drivers of value creation for our organization and our stakeholders:

•	Introduction of Regular-Cycle Performance Share Units

The Compensation Committee introduced PSUs as one of the regular-cycle equity award vehicles for our NEOs. As a result, the 2022 LTIP equity mix consists of 50% time-based restricted stock units (“RSUs”) and 50% PSUs (at target). The PSUs replace the stock options that historically comprised 50% of our NEOs’ LTIP awards. The PSUs are linked to achievement of financial performance goals relating to Average Adjusted EBITDA Margin (%) and Adjusted Cumulative Revenue Growth Dollars ($) over a three-year measurement period, reflecting our Board’s and management’s focus on long-term, profitable growth and value creation. To ensure that our NEOs’ pay will remain consistent with stockholder experience, the final amount of PSUs that may be earned and paid after the end of the three-year measurement period is subject to adjustment by a relative TSR modifier.

See “Long-Term Incentives” in this CD&A for more information.

•	Introduction of ESG-Related Performance Goals

The Compensation Committee also included nonfinancial performance measures that are important to the Company’s overall business in the Company’s annual incentive plan (“AIP”) for fiscal year 2022. An aggregate of 10% of the incentive opportunity under our fiscal year 2022 AIP is tied to two ESG-related performance metrics, safety and water stewardship, which are important elements of the Company’s culture and value proposition to its stakeholders.

See “Short Term/Annual Incentives—AIP Performance Metrics” in this CD&A for more information.

2023 Proxy Statement
43

2022 Business Performance Highlights

We executed well in fiscal year 2022 and produced another year of strong financial results. The Company achieved broad-based growth and double-digit improvements across revenue, net income, and certain other key financial performance metrics that we use to measure our enterprise growth. We generated 18.6% revenue growth compared to fiscal year 2021. We also increased net income by 39.8% to $72.3 million and adjusted EBITDA(1) by 18.7% to $297.7 million.

Organic revenue was a significant component of our 2022 revenue growth. Organic revenue(2) contributed $149.4 million, or 10.2%, to revenue growth, as we delivered favorable price realization and higher volume for both products and services across most product lines and all regions. To complement our organic growth initiatives, we continued to execute on our M&A growth strategy, notably through our $195.0 million acquisition of the Mar Cor renal business previously operated by Steris plc, which we expect will accelerate our growth and scale in the Life Sciences end market. Inorganic revenue,(2) primarily attributable to the Mar Cor acquisition, contributed $137.1 million to our 2022 revenue growth. Additionally, foreign currency translation impacted revenue growth by $(13.8) million in fiscal year 2022.(2)

We also continued to prioritize cash generation to maintain our resiliency and capacity to execute on growth opportunities or other beneficial actions, such as repayment of debt. We achieved strong operating cash flow results, improving to $181.4 million in 2022 versus $178.7 million in 2021.

(1) For more information, see “Appendix A—Non-GAAP Financial Measures—GAAP Reconciliations.”

(2) For more information, see “Appendix B—Revenue Growth by Driver.”

44

Digital Business Transformation. We are leveraging our digitally connected solutions offerings, such as our Water One® services platform for digital water management, to enhance revenue resilience and predictability and deliver consistent levels of efficiency and productivity. We believe our digital and connected solutions provide a differentiated level of service to our customers and opportunities for growth in various end markets, including Life Sciences.

In September 2022, we launched a new digitally connected solution, Sophis™ Digital Services: A Water One® Services Solution, as we continue to accelerate our digital business transformation journey. Sophis™ Digital Services uses digital intelligence and continual learning to generate analyses of process and operational data, which can be used to mitigate risks and optimize system operations, troubleshooting, and design.

Focus on Growth. We remain focused on driving profitable growth and continuing to strengthen our balance sheet through consistent generation of strong cash flow. Anchored by our large concentration of business in North America and our diverse end markets, we seek to generate stable, recurring, and predictable revenues and strong cash generation while pursuing multiple organic revenue growth and margin expansion initiatives, as well as accretive inorganic opportunities.

See our Form 10-K for additional information about our business and fiscal year 2022 financial performance.

2022 Say-on-Pay Advisory Vote

At our 2022 Annual Meeting, the 2021 compensation program for our NEOs was approved by over 81% of the shares of common stock present in person or represented by proxy. We believe this affirms our overall compensation strategy and how it supports our long-term business goals and our stockholders’ interests. The Compensation Committee will continue to consider stockholder input, including the say-on-pay advisory vote, as it evaluates the design of executive compensation programs and specific compensation decisions for executive officers in the future. The Compensation Committee reviews say-on-pay voting outcomes following our annual meeting and as it commences the decision-making process for the next fiscal year’s compensation program.

Compensation Philosophy

The goal of our executive compensation program is to attract and retain talent from our industry that have the greatest ability and potential to execute on the Company’s short-term and long-term business goals, creating profitable growth and durable, long-term stockholder value. Our program is guided by the following principles:

Pay for Performance	A significant portion of each NEO’s total compensation should be at-risk and performance-based with metrics aligned to the Company’s short-term and long-term financial performance and business strategy, reflecting the Company’s culture of high performance, accountability, and growth.

Stockholder Alignment	NEOs should be compensated through pay elements that align directly with the long-term interests of our stockholders and cultivate the NEOs’ ownership of, and accountability for, the Company’s vision and strategic direction.

Attraction and Retention	The executive compensation program should provide overall target compensation that is market-competitive and enables the Company to attract and retain high-caliber talent.

Simplified Approach	The executive compensation program should foster growth and motivation through a straightforward, flexible, and clear approach to compensation design.

2023 Proxy Statement
45

WHAT WE DO

Pay for Performance A significant portion of our executives’ compensation is at-risk based on Company performance: both cash and equity incentives are performance-based.

Robust Stock Ownership Guidelines

We have stock ownership guidelines for executive officers to instill pride in, and a sense of, Company ownership, and to align executives’ interests with our stockholders.

Annual “Say-on-Pay” Vote We seek an annual non-binding advisory vote from our stockholders to approve the compensation paid to our NEOs as disclosed in our proxy statement.	Independent Compensation Consultant The Compensation Committee retains an independent compensation consultant and reassesses the consultant’s independence annually.

ESG-Related Performance Metrics

Our fiscal year 2022 AIP includes a water stewardship performance metric and a safety performance metric to drive the achievement of ESG-related performance goals and further align executive compensation with stakeholder interests.

Diversified Short-Term and Long-Term Incentives

We establish clear, measurable, and appropriately rigorous performance goals and targets that are tied to key financial and operating performance goals, and cap the maximum payouts under our short-term and long-term incentive plans.

Double Trigger Vesting Acceleration

Awards under our current equity incentive plan generally allow vesting upon a change in control only if the award recipient is terminated without cause or for good reason within a specified period following the change in control.

Clawback Policy

We adopted a robust clawback policy that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct that has caused economic or reputational damage to the Company.

Minimum Vesting Requirement Awards granted under our current equity incentive plan generally are subject to a one-year minimum vesting requirement, with limited exceptions.

Multi-Dimensional Performance Assessments

Performance assessments under our incentive plans are multi-dimensional and encompass the Company’s cash flow statement, earnings statement, and the market performance of our stock.

WHAT WE DON’T DO

Hedging/Pledging of Company Stock We prohibit our officers and directors from hedging, margining, pledging, short-selling, or publicly trading options in our stock.	Excessive Perquisites We do not provide reimbursement to our NEOs for any perquisites beyond a prescribed limited cap applicable to the executive.

Dividends on Unvested Equity Awards We do not pay dividends on unvested equity awards, including options, restricted stock, and performance shares.	Repricing or Exchange of Underwater Options We prohibit option repricing without stockholder approval.

Change in Control Excise Tax Gross-ups We do not pay excise tax gross-ups on change in control payments.	Single Trigger Vesting Acceleration No awards granted under our current equity incentive plan will vest solely because of a change in control of the Company.

46

Overview of the Compensation Determination Process

Each year, the Compensation Committee works according to an established schedule to determine the appropriate mix and level of pay elements for the next fiscal year.

August 2021	(1) The full Board reviews the Company’s long-term strategic plan and the annual operating plan and budget for the next fiscal year (2022).

(2)   The Compensation Committee, with assistance from its independent compensation consultant, Meridian, and members of senior management, then reviews the existing incentive plans and discusses any appropriate design adjustments to be implemented for the next fiscal year (2022).

December 2021 November 2022

(3)   The Compensation Committee evaluates CEO performance and, with input from the CEO, the performance of the other NEOs for the most recently concluded fiscal year (2021). The Compensation Committee also reviews competitive market pay levels as part of its decision-making process for the executive compensation program for the next fiscal year (2022).

(4)   The Compensation Committee then determines the total direct compensation for the CEO and, with input from the CEO, for the other NEOs, for the next fiscal year (2022). The Compensation Committee also finalizes the design of the incentive plans for the next fiscal year (2022) and approves the NEOs’ incentive awards.

(5) After business results for fiscal year 2022 are audited, the Compensation Committee determines the level of achievement reached under the annual incentive program and the payout amounts, if any.

Factors and Considerations

The Compensation Committee generally strives to provide each NEO with compensation that is within a reasonable range of the market median levels for comparable positions in the comparator group and published compensation surveys that the Compensation Committee uses for compensation benchmarking purposes. The Compensation Committee considers such market data for base salaries, total cash compensation (i.e., base salary plus target annual incentives), and total direct compensation (i.e., base salary plus target annual incentives and target long-term incentives) of our NEOs.

The Compensation Committee also considers other relevant information in the compensation-setting process, such as the current level of the executive’s compensation (individually and relative to other executives); the length of tenure, level of experience, performance, and responsibilities of the individual executive; Company performance in the most recently completed fiscal year; and the recommendations of our CEO. The CEO does not participate in deliberations to determine his compensation. The Compensation Committee makes compensation decisions for our CEO in executive session, without our CEO present.

For more information—

•  About market data referenced by the Compensation Committee, see “—Peer Group and Benchmarking” in this CD&A.

•  About the Compensation Committee, including the roles of its independent compensation consultant and management in the compensation-setting process, see “Corporate Governance—Standing Board Committees—Role of the Compensation Committee” in this Proxy Statement.

2023 Proxy Statement
47

Peer Group and Benchmarking

Throughout the compensation setting process, the Compensation Committee solicited information from its independent compensation consultant, Meridian, about compensation practices across a group of peer companies used as a general comparator group for benchmarking purposes for comparable positions. The constituents of the comparator group are set forth below.

Peer Company	Ticker Symbol	GICS Subindustry	Revenue (Trailing 12 months) (in millions)	6-Month Average Market Cap (as of June 30, 2022) (in millions)

Pentair plc	PNR	Industrial Machinery	$3,899	$9,186

Crane Holdings, Co.	CR	Industrial Machinery	$3,218	$5,700

Donaldson Company, Inc.	DCI	Industrial Machinery	$3,190	$6,482

IDEX Corporation	IEX	Industrial Machinery	$2,864	$14,928

ITT Inc.	ITT	Industrial Machinery	$2,793	$6,782

Advanced Drainage Systems, Inc.	WMS	Building Products	$2,769	$8,267

Kennametal Inc.	KMT	Industrial Machinery	$1,998	$2,468

Altra Industrial Motion Corp.	AIMC	Industrial Machinery	$1,939	$2,679

Itron, Inc.	ITRI	Electronic Equipment and Instruments	$1,937	$2,393

Watts Water Technologies, Inc.	WTS	Industrial Machinery	$1,859	$4,834

Harsco Corporation	HSC	Environmental and Facilities Services	$1,854	$946

Franklin Electric Co., Inc.	FELE	Industrial Machinery	$1,780	$3,722

SPX FLOW, Inc.	FLOW	Industrial Machinery	$1,529	$3,611

Chart Industries, Inc.	GTLS	Industrial Machinery	$1,383	$5,601

EnPro Industries, Inc.	NPO	Industrial Machinery	$1,191	$2,074

Mueller Water Products, Inc.	MWA	Industrial Machinery	$1,189	$1,962

Enerpac Tool Group Corp	EPAC	Industrial Machinery	$565	$1,180

Badger Meter, Inc.	BMI	Electronic Equipment and Instruments	$520	$2,649

Source: S&P Capital IQ

48

The Compensation Committee utilizes manufacturing industry and comparator group data that is intended to represent the market in which we compete most directly for executive talent, and seeks to set pay at or within a reasonable range of the market median.

The Compensation Committee determines its comparator group annually, before commencing work on the executive compensation program for the new fiscal year. With assistance from Meridian, the Compensation Committee assesses the adequacy of the comparator group used for the prior fiscal year, and makes adjustments as appropriate.

The principal selection criteria for the comparator group were developed by Meridian after obtaining management’s views on the Company’s competitors for executive talent and consideration of other relevant factors. The Compensation Committee believes there are no public companies that provide the full scope of water and wastewater treatment products, solutions, and services that the Company offers.

In August 2021, the Compensation Committee, in consultation with Meridian, determined that the peer selection criteria and group size used for fiscal year 2021 compensation decisions remained appropriate for fiscal year 2022. In addition, based on its consultations with Meridian, the Compensation Committee determined it would be beneficial and consistent with the peer selection criteria to add Pentair plc and Crane Holdings, Co. to the comparator group for fiscal year 2022. Forterra, Inc. was removed from the comparator group due to its pending acquisition by Quikrete Holdings, Inc.

In addition to the comparator group, the Compensation Committee uses information regarding compensation practices across a broader survey of manufacturing companies to provide greater context for the comparator group information and to benchmark roles for which peer group data may not be as directly applicable.

Comparator Group—Principal Selection Criteria and Considerations

•  The comparator group consists of publicly traded companies, selected according to the below criteria and factors:

•  Reflect the Company’s business competitors and have a similar business strategy;

•  Represent the most appropriate peers that are industry-relevant competitors of the Company for the same executive talent; and

•  Generated revenues for the trailing twelve months ranging from approximately 33% to 300% of the Company’s revenues.

•  The size and composition of the comparator group should allow for more robust sampling across all executive positions; consist of peer companies that have industry relevance; and provide an appropriate range with respect to the size of peers.

•  The comparator group should be constructed to position the Company within a reasonable range of the median of the peer companies.

2023 Proxy Statement
49

Primary Components of Regular-Cycle Compensation

Our NEOs received, or have the opportunity to receive, three principal forms of compensation under our fiscal year 2022 regular-cycle compensation program, as summarized in the table below.

Pay Element	Time Horizon	Form	Performance	Why it is used
Base Salary	1 year	Cash	Merit-based, including consideration of responsibilities and experience	• Provides our NEOs with predictable, fixed compensation at a level that aligns with market practice for similar roles. • Attracts and retains talent.
Short-Term Annual Incentives(1)	1 year	Cash

90% — Financial Goals

•  Evoqua Global Adjusted EBITDA

•  Evoqua Global Adjusted Free Cash Flow

•  Segment Adjusted EBITDA

10% — ESG-Related Goals

•  Total Recordable Incident Rate

•  Water Reused/Recycled(2)

Payout is capped at 200% of target.

• Incents NEOs to achieve key annual financial and ESG-related performance goals that are linked to our annual operating plan.
Long-Term Incentives(1)(3)	3 years	50% PSUs

PSUs are settled in stock and cliff-vest at the end of a cumulative 3-year performance period based on achievement of the following performance goals:

•  50% — 3-Year Average Adjusted EBITDA Margin (%)

•  50% — Adjusted 3-Year Cumulative Revenue Growth Dollars ($)

Payout is subject to adjustment based on a relative TSR modifier.

• Incents NEOs to develop and execute strategies for sustained, profitable growth over a long-term period. • Relative TSR modifier aligns award payout with stockholder experience.
		50% RSUs	RSUs are settled in stock and vest ratably in equal annual installments over a 3-year period.	• Market-competitive, time-based awards provide a strong retention incentive.

(1)	See “Short Term/Annual Incentives—AIP Performance Metrics” and “Long-Term Incentives” in this CD&A for more information about the performance metrics used in our fiscal year 2022 incentive plans.
(2)	Based on measurement and monitoring of water recycling/reuse and water withdrawals at ten Company facilities that collectively account for more than 80% of Evoqua’s global water consumption.
(3)

Beginning with our fiscal year 2022 compensation program, PSUs replaced stock options as a long-term incentive award vehicle. See “Long-Term Incentives” in this CD&A for further details on this change and the applicable performance criteria for the PSU awards.

50

“At-Risk” Incentive Compensation

A significant portion of our NEOs’ target total direct compensation (i.e., fixed salary and annual and long-term incentive awards) consists of incentive compensation that is at risk and influenced by Company performance and/or share price. We believe this strongly aligns the interests of our NEOs with those of our stockholders.

The Compensation Committee sets the target annual incentive amount as a percentage of each NEO’s salary, while the target long-term incentive amount is set as an absolute dollar amount. In 2022, 83% of Mr. Keating’s target total direct compensation was at risk. For the remaining NEOs, an average of 68% of their aggregate target total direct compensation was at risk. The compensation components that are “at risk,” or contingent upon Company performance and/or share price, are illustrated in the charts below.

The Compensation Committee does not maintain any formal policy or formula for allocating the mix of pay elements in the executive compensation program, as it believes it is more important to remain flexible to respond to business needs and shifts in the marketplace in which the Company must compete to recruit and retain executive talent. Therefore, the Compensation Committee retains the authority to review our NEOs’ total compensation periodically and to use its discretion to adjust the mix and amount of pay elements as it deems appropriate for each NEO.

For more information about the role of annual and long-term incentives in our executive compensation program, see “Short-Term/Annual Incentives” and “Long-Term Incentives” in this CD&A.

Base Salary

• The only key component of NEO compensation that is fixed, not at-risk. • Base salaries are assessed annually for market competitiveness.

Base salary plays an important role in attracting and retaining top executive talent by providing executives with a predictable level of income. Base salary amounts are principally intended to reflect the executive’s job responsibilities and level of experience.

The competitiveness of NEOs’ base salaries is considered by the Compensation Committee annually. This review typically occurs in December of each year, at the same time that other material elements of NEOs’ direct compensation are determined. Any resulting base salary adjustments generally become effective as of January 1 of the new calendar year. The Compensation Committee also may authorize a base salary adjustment outside of its customary annual review in connection with a NEO’s promotion or change in job responsibility or when otherwise necessary for equitable reasons.

2023 Proxy Statement
51

For calendar year 2021, there were no increases to NEOs’ base salaries. Following its customary annual evaluation in late November 2021, the Compensation Committee determined to increase our NEOs’ base salaries for calendar year 2022 in order to maintain the competitive positioning of each NEO’s base salary. See “Overview of the Compensation Determination Process—Factors and Considerations” in this CD&A for information about how the Compensation Committee sets compensation amounts. Our NEOs’ base salary levels in effect for calendar year 2022 are shown below.

Named Executive Officer	Base Salary—2022 Calendar Year($)	Change from 2021 Calendar Year

Ron C. Keating	905,625	3.5%

Benedict J. Stas	503,685	5.0%

Rodney O. Aulick	444,188	3.0%

Hervé P. Fages	460,616	4.0%

Vincent Grieco	378,810	3.5%

Short-Term / Annual Incentives

• Performance goals are tied to financial and ESG-related objectives linked to the annual operating plan. • Payout is capped at 200% of target.

The Company’s AIP is designed to incent the achievement of certain key performance objectives that are linked to the Company’s annual operating plan approved by the Board. The AIP is administered through a short-term incentive plan that is established at the beginning of each fiscal year by the Compensation Committee to set the conditions for the short-term incentive pay opportunities available to the Company’s CEO and other NEOs.

Target Short-Term Incentive Opportunity

Each NEO has a target annual incentive opportunity under the AIP, which is expressed as a percentage of the NEO’s base salary. For fiscal year 2022, the Compensation Committee concluded that the target annual incentive levels established for fiscal year 2021 remained appropriate, and no adjustments were made to the NEOs’ target incentive opportunities. See “Overview of the Compensation Determination Process—Factors and Considerations” in this CD&A for information about how the Compensation Committee sets compensation amounts.

Name	Target Fiscal Year 2022	Change from Fiscal Year 2021

Ron C. Keating	100%	—

Benedict J. Stas	70%	—

Rodney O. Aulick	65%	—

Hervé P. Fages	65%	—

Vincent Grieco	60%	—

52

AIP Performance Metrics

For the fiscal year 2022 AIP, the Compensation Committee adopted an overall plan design and financial performance metrics that are largely consistent with the prior two fiscal years. The Compensation Committee believes the plan design and financial metrics used in previous fiscal years successfully provided executives with a clear line of sight to the specific business performance necessary to drive the profitable growth and strong cash flow generation that underpin our annual operating plan and long-term growth strategy. In the view of the Compensation Committee, such plan design and financial metrics have been effective in incenting our executives to drive operating efficiencies, better cash management strategies, more disciplined price/cost and product portfolio management, and greater revenue resilience and predictability. We believe the success of our NEOs in executing on these and other priorities in the last few years has strengthened the Company’s overall resilience as a business enterprise, as demonstrated by the Company’s solid financial performance and swift recovery of stock price value during the stresses of the COVID-19 pandemic in 2020.

FY’22 Financial Performance Metrics:

•  Evoqua Global Adjusted EBITDA

•  Integrated Solutions and Services Segment Adjusted EBITDA

•  Applied Product Technologies Segment Adjusted EBITDA

•  Evoqua Global Adjusted Free Cash Flow

Clear Line of Sight to Core Objectives:

•  Profitable Growth

•  Strong Cash Flow Generation

ESG-Related Metrics. We are also striving to advance nonfinancial performance objectives that we believe are impactful to our stakeholders. For fiscal year 2022, the Compensation Committee introduced performance measures relating to safety and water stewardship, which are important elements of the Company’s culture and value proposition to its stakeholders. In selecting these measures, the Compensation Committee considered information provided by Meridian regarding market practices in linking executive compensation to nonfinancial performance measures and discussed potential operational and ESG-related performance measures with management.

For more information about our sustainability program initiatives, see our most recent Sustainability Report, which is published annually in the spring.

SAFETY PERFORMANCE

The Company strives for a zero-incident workplace every day.

Global worker personal safety is fundamental to the Company’s ability to maintain and preserve its workforce, assets, operations, and customers. Excellent safety performance is a global, organizational effort and a product of leadership behaviors that are foundational to overall enterprise success, such as effective governance and communication, consistent and diligent execution in accordance with policies and procedures, and well-constructed data capture and analysis. The Company’s safety program reflects continually evolving practices to advance its safety culture.

WATER STEWARDSHIP PERFORMANCE

Better water stewardship is a key part of the Company’s core value proposition to its customers and embodied in its purpose: Transforming Water. Enriching Life.®

The Company draws on novel and existing technologies to provide its customers with more effective ways to attain their water and wastewater management goals. To address our own impact on water resources, we are measuring our water withdrawal and employing water reuse and recycling technologies, including at our ten most water-intensive facilities, which collectively account for more than 80% of our global water usage.

2023 Proxy Statement
53

The resulting composition of performance metrics approved by the Compensation Committee for the fiscal year 2022 AIP is below.

Summary of Fiscal Year 2022 AIP Performance Metrics

	Relative Weighting

Performance metric	Keating Stas Grieco	Aulick Fages	How it relates to our strategy
Financial Metrics (90%)

Evoqua Global Adjusted EBITDA	60%	20%	Indicator of the effectiveness of our enterprise-wide business strategies, the profitability of our overall operations, and overall growth in our enterprise value.
Segment Adjusted EBITDA	—	40%	Indicator of the effectiveness of Segment business strategies and the profitability of Segment operations.
Evoqua Global Adjusted Free Cash Flow	30%	30%	Indicator of operational efficiency and cash available for growth opportunities, repayment of debt, and other beneficial capital actions.
ESG-Related Metrics (10%)

Total Recordable Incident Rate (TRIR)(1)	5%	5%

Indicator of safety program performance (TRIR is a personal safety performance metric that is recognized by the U.S. Occupational Safety & Health Administration and used by companies across a number of different industries).

Water reused/recycled vs. water withdrawn(2)	5%	5%	Indicator of our improvements in water resource management at the ten facilities where we incur our highest levels of water usage.

(1)

TRIR performance covers both employees and contingent labor working at the Company’s sites. Calculated based on the aggregate number of occurrences of work-related injuries or illnesses that result in any of the following: (a) death, (b) a physician or licensed health care professional recommending days away from work due to the injury or illness, (c) an employee not being able to perform all of their routine job functions (but not resulting in days away from work), or (d) any other medical care or treatment beyond minor first aid. The TRIR is the number of work-related recordable injuries per 100 full-time workers during a one-year period.

(2)

Water stewardship performance is based on measurement and monitoring of water recycling/reuse and water withdrawals at ten Company facilities that collectively account for more than 80% of Evoqua’s global water consumption.

Calculation of Cash Value of AIP Payout

Base Salary ($)	X	Target Incentive Opportunity (%)	X	Weighted Achievement Level (% of Target)	=	Annual Incentive Payout ($)

54

AIP Performance / Payout Levels

In accordance with past practice, the Compensation Committee set threshold, target, and maximum performance levels for each of the financial performance metrics under the fiscal year 2022 AIP. With respect to the ESG-related performance metrics, only a target goal was set for each metric. To receive a payout relating to an ESG-related performance metric, the goal must be achieved at the target level of performance.

A summary of how our AIP operates with respect to our NEOs’ awards is provided below.

Performance at Threshold	The Evoqua Global Adjusted EBITDA financial metric must achieve at least the threshold performance level (85% of target) for any metric to be earned.
Performance Between Threshold and Target

•  If the Evoqua Global Adjusted EBITDA financial metric is achieved between the threshold performance level and the target performance level, each other metric may be earned up to the target level on its respective performance scale.

•  However, the ESG-related metrics may not be earned unless they are achieved at or above the target performance level.

Performance Between Target and Maximum

If the Evoqua Global Adjusted EBITDA financial metric is achieved at or above the target performance level, the Evoqua Global Adjusted EBITDA financial metric may be earned up to the maximum performance level on its performance scale. At-target performance of the Evoqua Global Adjusted EBITDA financial metric also is a precondition for above-target incentive opportunities for the other metrics, as follows:

•  The Segment Adjusted EBITDA financial metric may be earned above target, up to the maximum performance level on its performance scale; and

•  The above target incentive opportunity for the Evoqua Global Adjusted Free Cash Flow financial metric and the ESG-related metrics may be unlocked, so long as target performance level has been achieved for such metric. Such metric will then be deemed to be achieved at the same performance level as the Evoqua Global Adjusted EBITDA financial metric is achieved.

Maximum Performance	Above target incentive opportunities for all metrics are capped at 200% of target, based on the maximum performance level of 115%.

The table below sets forth the achievement levels and corresponding payout levels (expressed as a percentage of target bonus) established under the fiscal year 2022 AIP with respect to each performance metric. Linear interpolation is used to determine the payout percentages for results that fall between the achievement levels shown.

	Below Threshold		Threshold		Target		Maximum
	Performance	Payout	Performance	Payout	Performance	Payout	Performance		Payout
Financial Metrics
Evoqua Global Adjusted EBITDA	Less than 85%	0%	85%	25%	100%	100%	115%		200%	(capped)
Evoqua Global Adjusted Free Cash Flow	Less than 90%	0%	90%	50%	100%	100%	—	(1)	—	(1)
Segment Adjusted EBITDA	Less than 85%	0%	85%	25%	100%	100%	115%		200%	(capped)
ESG-Related Metrics
TRIR	Less than 100%	0%	—	—	100%	100%	—	(1)	—	(1)
Water Reused/Recycled	Less than 100%	0%	—	—	100%	100%	—	(1)	—	(1)

(1)

As described above, once target performance has been achieved under this performance metric and Evoqua Global Adjusted EBITDA, the potential above target incentive opportunity under this metric is based on the level of achievement of the Evoqua Global Adjusted EBITDA financial metric.

2023 Proxy Statement
55

AIP Performance Targets

The table below sets forth the fiscal year 2022 AIP performance goals established by the Compensation Committee in late November 2021, as well as the actual performance levels achieved by the Company in fiscal year 2022. The target financial and ESG-related performance goals are linked to objectives under the Company’s fiscal year 2022 annual operating plan, as reviewed and adopted by the Board in September 2021.

($ in millions) Fiscal Year 2022 Performance Goals	Threshold	Target	Maximum	Fiscal Year 2022 Actual Performance	Actual Performance (% of Target)
Financial Metrics(1)
Evoqua Global Adjusted EBITDA	$247.5	$291.2	$334.9	$306.1	105%	• Target performance for Evoqua Global Adjusted EBITDA represented an 18% profitability improvement over the prior fiscal year’s target.
Evoqua Global Adjusted Free Cash Flow	$103.6	$115.1	—	$149.7	130%	• Target performance for Evoqua Global Adjusted Free Cash Flow represented a 43% improvement over the prior fiscal year’s target.
ISS Segment Adjusted EBITDA	$219.4	$258.1	$296.8	$269.8	105%	• Target performance for ISS Segment Adjusted EBITDA and APT Segment Adjusted EBITDA represented a 15% profitability improvement over the prior fiscal year’s targets, in both cases.
APT Segment Adjusted EBITDA	$101.5	$119.4	$137.3	$125.9	105%
ESG-Related Metrics
TRIR	—	≤ 1.0	—	Achieved	100%
Water Reused/Recycled	—	≥ 55%	—	Achieved	100%

(1)

Evoqua Global Adjusted EBITDA, Evoqua Global Adjusted Free Cash Flow, Integrated Solutions and Systems (“ISS”) Segment Adjusted EBITDA, and Applied Product Technologies (“APT”) Segment Adjusted EBITDA are non-GAAP financial measures. Please see “Appendix C—Incentive Plan Non-GAAP Financial Measures” for further discussion regarding how these measures are calculated from the Company’s Consolidated Financial Statements.

Calculation of AIP Payments

The results of the annual incentive award calculations for the NEOs for fiscal year 2022 are illustrated below.

NEO	Base Salary ($)(1)		Target Bonus Opportunity (%)		Weighted Achievement Level (% of Target)(2)		Annual Incentive Payout ($)
Ron C. Keating	898,913	x	100	x	134.2	=	1,206,342
Benedict J. Stas	498,428	x	70	x	134.2	=	468,225
Rodney O. Aulick	441,352	x	65	x	132.6	=	380,400
Hervé P. Fages	456,732	x	65	x	135.0	=	400,784
Vincent Grieco	376,002	x	60	x	134.2	=	302,759

(1)

We calculate AIP payment amounts using the base salary in effect for such executive from October 1—December 31, 2021 and from January 1—September 30, 2022. Base salary rates are set on a calendar year basis and annual adjustments to base salary, as applicable, became effective as of January 1. Amounts in this column represent, in the aggregate, the amounts used as base salary for purposes of this calculation.

(2)

This column reflects actual performance against fiscal year 2022 AIP goals and application of the relevant leverage tables and weightings for the Evoqua Global Adjusted EBITDA, Evoqua Global Adjusted Free Cash Flow, ISS Segment Adjusted EBITDA, and APT Segment Adjusted EBITDA financial metrics, as applicable, and the ESG-related metrics for each NEO. As indicated above, linear interpolation is used to determine the payouts (expressed as a percentage of the NEO’s target payout amount) in cases where financial performance results fall between the pre-set achievement levels.

56

Long-Term Incentives

•  Introduced regular-cycle PSU awards in FY 2022, replacing stock options.

•  PSUs have a cumulative 3-year performance period.

•  PSUs cliff vest at the end of the performance period, subject to the NEO’s continued employment.

•  Long-term incentives constitute approximately 66% of our CEO’s target total direct compensation and, on average, 48% of our other NEOs’ target total direct compensation under our regular-cycle compensation program.

Regular-Cycle LTI Equity Mix

Long-term incentives constitute the majority of our CEO’s and CFO’s target direct compensation and nearly half of the target direct compensation of our other NEOs.

We use long-term incentives to: (a) create strong alignment with stockholders’ interests through our executives’ participation in stock ownership, (b) incent our executives to work towards the achievement of our long-term growth goals, (c) provide the Company a competitive means through which we may attract able individuals to become executives, and (d) promote retention of executives through multi-year vesting periods.

Beginning in fiscal year 2022, the Compensation Committee introduced PSUs as one of the regular-cycle equity award vehicles for our NEOs. As a result, the 2022 LTIP equity award mix consists of 50% time-based RSUs and 50% PSUs (at target), as described in more detail below. The PSUs replaced the stock options that historically comprised 50% of our NEOs’ LTIP awards.

2022 RSUs. The 2022 RSUs vest ratably in three equal annual installments over a period of three years (i.e., on December 31, 2022, 2023, and 2024), provided the NEO remains employed by the Company on each of the applicable vesting dates. The awards, to the extent vested, will be paid in shares on a one-RSU to one-share basis. We believe that the RSUs provide a strong retention incentive and alignment with stockholders’ interest in stock price performance.

2022 PSUs. The 2022 PSUs will cliff vest, to the extent earned, after completion of the cumulative three-year performance period running from October 1, 2021 through September 30, 2024 (the “3-Year Performance Period”), provided the NEO remains employed by the Company through the end of the 3-Year Performance Period.

The number of PSUs that may be earned by our NEOs upon completion of the Performance Period will be determined based on the following performance factors:

•

3-Year Financial Performance Metrics. 0% to 200% of the target number of PSUs awarded to the NEO may be earned based on the Company’s achievement of two equally weighted, pre-established financial performance goals, 3-Year Average Adjusted EBITDA Margin (%) and Adjusted 3-Year Cumulative Revenue Growth Dollars ($), over the 3-Year Performance Period.

•

Relative TSR Modifier. After determining the number of PSUs earned based on financial performance, a relative TSR modifier will be applied, which may increase or decrease the number of PSUs in the final payout by up to 25%. As a result, the potential final payouts of the PSUs may range from 0 to 250% of target.

Relative TSR Performance:	Equal to or less than 25th percentile	Equal to 50th percentile	Equal to or greater than 75th percentile
Adjustment:*	-25%	0	+25%

*	Straight-line interpolation will be used where relative TSR is between the 25th and 50th percentile and between the 50th and 75th percentile.

2023 Proxy Statement
57

Additionally, the 2022 PSUs will be settled in shares of our common stock, not cash, to ensure the realized value of the award will stay correlated with our stock price and aligned with stockholder outcomes. The awards will be paid in shares on a one-PSU to one-share basis.

2022 PSUs Performance Metrics and Target Setting

The table below describes the performance metrics adopted for the 2022 PSUs. The Compensation Committee selected financial performance metrics that are expected to remain clear, measurable, and relevant to our long-term strategy over a multi-year performance period, are consistent with the growth-oriented mindset of the Board and management, and reflect their objectives with respect to long-term value creation and stockholder outcomes. To ensure our NEOs’ pay will remain consistent with stockholder experience, the final amount of PSUs that may be earned and paid after the end of the three-year performance period is subject to adjustment by a relative TSR modifier.

	Weighting	Definition	Why it is used
3-Year Average Adjusted EBITDA Margin (%)(1)(2)	50%	The average of EBITDA, as adjusted to exclude certain other items, including restructuring costs, stock-based compensation, transaction costs, acquisitions and divestitures, and certain other gains or losses, for years 1, 2, and 3, divided by revenue for years 1, 2, and 3.	Indicator of the effectiveness of enterprise execution of strategies and plans to deliver sustained operating profitability and disciplined expense management, in the context of the revenue we generate.
Adjusted 3-Year Cumulative Revenue Growth Dollars ($)(1)(2)	50%	The cumulative increase in revenue over the three-year performance period, adjusted for acquisitions and divestitures.	Indicator of the effectiveness of enterprise execution of strategies and plans to deliver sustained top-line growth.
Relative TSR Modifier(3)	—	This modifier may increase or decrease the aggregate number of PSUs earned with respect to the above two metrics by up to 25%, based on the Company’s TSR for the 3-Year Performance Period relative to the TSR of each of the U.S. constituents of the S&P Global Water Index, as determined at the beginning of the 3-Year Performance Period (the “TSR Peer Group”), see “Appendix D—TSR Peer Group.”	Aligns management’s interests with stockholders’ interests in terms of stock performance relative to companies in the water industry, which are Evoqua’s principal competitors for talent, investor capital, and customers.

(1)	These performance metrics are non-GAAP financial measures. See the “Definition” column for a summary of how this metric is calculated.
(2)

The Company has determined that the performance achievement levels of these goals are confidential, the disclosure of which would result in competitive harm to the Company. When these performance goals were established, the Compensation Committee believed they were set at challenging yet reasonably achievable performance levels.

(3)	See “—2022 PSUs” above for information about the operation of the relative TSR modifier.

58

2022 LTIP Award Amounts

The 2022 LTIP equity awards were granted to our NEOs on December 31, 2021. The target amounts of such 2022 LTIP awards are provided below. After the total target equity incentive award value for each NEO was determined, the Compensation Committee split the target award value between RSUs (50%) and PSUs (50%). See “Overview of the Compensation Determination Process—Factors and Considerations” in this CD&A for information about how the Compensation Committee sets compensation amounts.

Name	Shares Underlying 2022 RSU Grant (#)(1)	Shares Underlying 2022 PSU Grant (at Target) (#)(1)	2022 LTIP Award Value at Grant(1)
Ron C. Keating	37,005	37,005	$3,460,000
Benedict J. Stas	10,695	10,695	$1,000,000
Rodney O. Aulick	7,487	7,487	$700,000
Hervé P. Fages	6,417	6,417	$600,000
Vincent Grieco	4,278	4,278	$400,000

(1)

The number of shares underlying the RSU and PSU awards, in the aggregate, was determined by dividing the dollar value of each NEO’s 2022 LTIP award value by the closing price per share of the Company’s common stock on the date of grant ($46.75).

The dollar values shown above do not reflect valuations computed in accordance with FASB ASC Topic 718. See “Summary Compensation Table—Fiscal Years 2022, 2021, and 2020” and “Grants of Plan-Based Awards—Fiscal Year 2022” for the grant date fair value of the 2022 LTIP equity awards, and “Outstanding Equity Awards at Fiscal Year-End—Fiscal Year 2022” for additional information about those awards.

2021 Special Awards Earned in Fiscal Year 2022 (Completed Performance Period)

As described in the proxy statement for our 2022 annual meeting of stockholders, on May 18, 2021, the Compensation Committee approved the grant of special one-time retention awards, consisting of RSUs (the “Special RSUs”) and PSUs (the “Special PSUs”), under the 2017 Plan, to each of the NEOs and the other executive officers of the Company. In determining to grant the Special Awards, the Compensation Committee considered, among other things, the tight market for executive talent and external opportunities potentially available to members of our Executive Leadership Team. To help address this specific, one-time circumstance, the Special Awards were structured to drive exceptional Company performance, long-term value creation, and above-peer short-, medium-, and long-term stockholder returns, while strengthening the retention incentive.

The Special PSUs make up two-thirds, and the Special RSUs one-third, of the value of each Special Award. Subject to the applicable NEO’s continued employment with the Company and the terms and conditions of the 2017 Plan and the related award agreement, the Special PSUs will be earned incrementally in three tranches of 25%, 25%, and 50% after one-, two- and three-year performance periods, respectively, as delineated in the tables below, and will cumulatively be paid, if earned, after the completion of the three-year performance period ending on May 18, 2024 (the “Total Performance Period”), based on the Company’s TSR as compared to the TSR Peer Group listed on “Appendix D—TSR Peer Group.”

Each tranche of the Special PSUs will be earned based on the relative TSR performance level attained for the applicable performance period, as follows:

Special PSUs—Tranches		Special PSUs—Performance Levels
Performance Period	Allocation of Units	Performance Level	Relative TSR	% of Tranche Earned
Tranche 1 (2021—2022)	25%	Target (Maximum)	Equal To or Greater Than 80th Percentile	100%
Tranche 2 (2021—2023)	25%	Threshold	60th Percentile	50%
Tranche 3 (2021—2024)	50%	Below Threshold	Below 60th Percentile	0%

Linear interpolation will be used to determine the percentage of each tranche earned when the Company’s relative TSR falls between the 60th percentile and the 80th percentile for the applicable performance period. The payout for each tranche of the Special PSUs will be capped at target (i.e.,100%) even if the Company’s relative TSR exceeds the target at the 80th percentile for the applicable performance period. If the Company’s TSR is negative for any performance period, the number of Special PSUs that may vest for the corresponding tranche will be capped at 50% of the amount that otherwise would have been earned for such period.

2023 Proxy Statement
59

Tranche 1 Performance Result

For the first performance period (May 18, 2021 – May 18, 2022), the Company’s one-year relative TSR was ranked at the 96th percentile compared to the TSR Peer Group. As a result, our NEOs earned the target number of Special PSUs allocated to the first performance period, or 25% of the total target number of Special PSUs.

Name	Tranche 1 Special PSUs Earned (#)*	Target/Max Performance: ≥ 80th Percentile Actual Performance: 96th Percentile Outperformed Target
Ron C. Keating	82,015
Benedict J. Stas	8,788
Rodney O. Aulick	4,394
Hervé P. Fages	4,394
Vincent Grieco	4,394

*

Payment of the shares underlying the earned Special PSUs is subject to the NEO’s continued employment and the terms and conditions of the 2017 Plan and the related award agreement. The earned Special PSUs will vest only after completion of the Total Performance Period on May 18, 2024.

For additional information about the Special Awards, see the compensation tables “Outstanding Equity Awards at Fiscal Year-End—Fiscal Year 2022” and “Option Exercises and Stock Vested—Fiscal Year 2022.”

Other Compensation Program Elements

Employment Agreement and Equity Award Terms

We have entered into employment agreements and equity award agreements with each of our NEOs to be market competitive and promote the stability of our executive team through the payment of severance and vesting or continued vesting of such equity awards in the event of certain employment termination events relating to death, disability, retirement, termination without cause, termination by the NEO for good reason, and a qualifying employment termination associated with a change in control (double trigger) as more fully described in the sections titled “Employment Agreements” and “Payments Upon Certain Events of Termination or Change in Control.”

Retirement Plans

The Company provides retirement benefits to the NEOs, including discretionary matching and profit-sharing contributions, under the terms of its tax-qualified defined contribution plan (the “401(k) Plan”). The NEOs may participate in the 401(k) Plan on the same terms as our other participating employees.

The Company’s matching contribution is made annually following the end of the calendar year and using a formula of 100% of a participant’s elective deferrals up to 4% of the participant’s compensation. A participant must be employed on the last day of the calendar year to receive the Company matching contribution, except in the case of the participant’s death, disability, or termination of employment after attaining age 65.

The Company’s profit-sharing contribution is made annually following the end of the calendar year and using a formula of 4% of a participant’s compensation for the calendar year. A participant must have one year of service in order to receive any Company profit-sharing contribution. In addition, a participant must be employed on the last day of the Company’s fiscal year (September 30) to receive the Company profit-sharing contribution, except in the case of the participant’s death, disability, or termination of employment after attaining age 65.

Company matching and profit-sharing contributions vest on a three-year graded schedule. Upon three years of continuous service with the Company, employees are fully vested in Company contributions.

The Company also maintains a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) in which the NEOs may participate. Under the Deferred Compensation Plan, the NEOs may elect to defer portions of their base salary,

60

short-term incentives, and bonuses, and they may receive certain Company matching contributions. For a further description of the Deferred Compensation Plan and the payments that were made in fiscal year 2022, please see the table titled “Nonqualified Deferred Compensation—Fiscal Year 2022” below.

We believe the retirement benefits provided under the 401(k) Plan and the Deferred Compensation Plan are comparable to those provided by comparable companies. The Company does not maintain any defined benefit plans for any of its executive officers.

Perquisites and Other Personal Benefits

Through a reimbursement plan, the Company provides the NEOs with perquisites and other personal benefits that it believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions.

Under the Company’s reimbursement plan, the CEO, executive and senior vice presidents and vice presidents may incur qualifying expenses related to executive physicals, financial planning, health club and/or social club dues and fees, personal automobile, parking, and charitable donations, which will be reimbursed by the Company up to the applicable reimbursement limit. The reimbursement limits (not including any amounts to cover taxes) are: $30,000 for Mr. Keating; $25,000 for Mr. Stas; and $20,000 for each of Messrs. Aulick, Fages, and Grieco. For Mr. Keating, the reimbursement plan also covers payment of social club dues having an aggregate value of up to an additional $30,000.

The Compensation Committee periodically reviews the levels of perquisites and other personal benefits that may be made available to our NEOs through the reimbursement program to confirm that such levels are reasonable and continue to serve their intended retentive purposes.

Stock Ownership Guidelines

The Compensation Committee believes our officers should own a significant amount of Evoqua common stock to strongly align their interests with our stockholders’ interests. In April 2018, the Compensation Committee adopted stock ownership guidelines applicable to all of our officers based on a multiple of base salary. Officers are expected to meet these ownership requirements within five years of election, appointment, or promotion. At November 7, 2022, each of our NEOs was in compliance with our stock ownership guidelines.

The current stock ownership requirements applicable to our executive officers are:

CEO	5X annual base salary

Executive Officers	3X annual base salary

Shares that count towards satisfaction of the stock ownership guidelines for our officers include the following:

•

Shares owned directly by the officer, or by their immediate family members residing in the same household (whether acquired through a Company-sponsored equity-based compensation plan or program of the Company, or otherwise);

•	Shares held in trust for the benefit of the officer, or their immediate family members;

•	Vested shares held in the officer’s retirement accounts; and

•	Shares of restricted stock, RSUs, or deferred stock units that may only be settled in shares, whether vested or unvested.

Clawback Policy

In February 2019, the Company adopted a clawback policy that applies to all current and former executive officers (including the NEOs), employees at the vice president level and above (together with current and former executive officers, the “Covered Executives”), and other designated employees of the Company and its subsidiaries (the “Participating Employees”). The policy provides that, in the event the Company is required to prepare an accounting restatement of financial statements due to the Company’s material noncompliance with any financial reporting requirement under the federal securities laws, the Company

2023 Proxy Statement
61

will make a reasonable attempt to obtain reimbursement or forfeiture of any excess incentive compensation received by a Covered Executive during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement. Separately, if it is determined that a Covered Executive has willfully, knowingly, or intentionally engaged in misconduct, an intentional violation of any of the Company’s rules or any applicable legal or regulatory requirements, fraud or other illegal conduct, which either contributed to the circumstances requiring an accounting restatement or otherwise caused economic or reputational damage to the Company, and the Compensation Committee determines it would be appropriate to seek recovery under the policy, the Company will make a reasonable attempt to recover up to 100% of the incentive compensation that was paid to the Covered Executive or Participating Employee during the three completed fiscal years immediately preceding the date the Company is required to prepare an accounting restatement.

Securities Trading Policy

To align the interests of our stockholders and executive officers, including our NEOs, and comply with applicable securities laws, the Company’s Securities Trading Policy (i) prohibits all directors, officers, and employees from engaging in transactions involving the Company’s stock based on material non-public information or communicating material non-public information to any person who uses that information to purchase or sell Company securities, and (ii) requires directors, executive officers (including the NEOs) and certain other designated employees (as identified in the Securities Trading Policy) to preclear any trading in Company securities, whether or not during an open trade window (except that such policies shall not apply to the exercise of options not involving a market sale to generate cash to pay the exercise price, the vesting of restricted stock or RSU awards or transactions in accordance with a previously established trading plan that meets SEC requirements).

The Securities Trading Policy also prohibits the Company’s directors and executive officers from engaging in hedging and pledging activities, as more fully described in this Proxy Statement under the heading “Corporate Governance.”

62

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Gary A. Cappeline, Committee Chairperson

Lisa Glatch

Martin J. Lamb

Peter M. Wilver

2023 Proxy Statement
63

SUMMARY COMPENSATION TABLE—FISCAL YEARS 2022, 2021, AND 2020

The following table sets forth the cash and non-cash compensation earned or paid to our NEOs for the last three fiscal years.

Name & Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)

Ron C. Keating President, Chief Executive Officer and Director	2022 2021 2020	932,212 876,010 862,176	— — 661,894	3,675,337 11,947,480 1,529,995	— 1,729,998 1,530,002	1,206,342 1,003,625 941,112	187,671 179,032 132,135	6,001,562 15,736,145 5,657,314

Benedict J. Stas Executive Vice President, Chief Financial Officer and Treasurer	2022 2021 2020	516,600 480,254 460,935	— — 229,600	1,062,227 1,594,750 450,010	— 500,003 450,002	468,225 385,151 353,627	81,909 69,807 49,524	2,128,961 3,029,965 1,993,698

Rodney O. Aulick Executive Vice President, Integrated Solutions and Services Segment President	2022 2021 2020	458,212 431,748 416,106	— — 191,475	743,609 872,388 275,006	— 325,004 275,000	380,400 297,188 264,506	69,439 57,185 42,537	1,651,660 1,983,513 1,464,630

Hervé P. Fages Executive Vice President, Applied Product Technologies Segment President	2022 2021 2020	473,562 443,411 439,427	— — 206,400	637,336 847,380 250,005	— 300,000 249,999	400,784 363,253 279,349	66,671 57,794 31,925	1,578,353 2,011,838 1,457,105

Vincent Grieco* Executive Vice President, General Counsel and Secretary	2022 2021	389,931 366,422	— —	424,891 747,399	— 200,003	302,759 251,881	51,581 43,672	1,169,162 1,609,377

*	Mr. Grieco was not a NEO in fiscal year 2020; accordingly, compensation information for Mr. Grieco for that fiscal year is not shown.
(1)

Base salary rates are set on a calendar year basis; however, amounts in this column are required to be reported on a fiscal year basis. Therefore, this column reflects the aggregate of salaries paid at the calendar year 2021 rate from October 1 through December 31, 2021, and at the calendar year 2022 rate from January 1 through September 30, 2022, over a total of 27 bi-weekly pay periods.

(2)	For fiscal year 2020, amounts in this column relate to cash payments made in December 2019 in connection with the completion of the divestiture of the Memcor® product line and business.
(3)

The amounts in this column relate to LTIP stock awards consisting of PSUs and RSUs granted on December 31, 2021. The value of these stock-based awards was calculated using the grant date fair value of those awards, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

For the RSUs, the grant date fair value was computed based on the closing price per share of the Company’s common stock on the date of grant, multiplied by the number of shares awarded. For the PSUs, which are subject to performance conditions, the grant date fair value was computed assuming the achievement of the financial performance conditions at the target level of performance, and using a Monte Carlo simulation model to reflect the application of a relative TSR modifier of +25%, which represents the probable outcome of the performance conditions. The following table sets forth the grant date fair values for the RSUs and PSUs (at target) reflected in this column, as well as for the PSUs, assuming the highest level of performance conditions will be achieved.

	2022 RSU Award Value	2022 PSU Award Value
		At Target($)	At Maximum($)
Keating	1,729,984	1,945,353	4,863,408
Stas	499,991	562,236	1,405,617
Aulick	350,017	393,592	984,005
Fages	299,995	337,342	843,381
Grieco	199,997	224,894	491,950

For a discussion of the assumptions used in calculating the amounts in this column, see Note 18 to the Consolidated Financial Statements in our Form 10-K.

(4)	Evoqua ceased issuing stock options as part of the regular-cycle LTIP equity mix in fiscal year 2022, and currently only issues PSUs and RSUs, which are reported in the “Stock Awards” column.
(5)

Amounts in this column reflect the cash payments earned by our NEOs under our fiscal year 2022 AIP. Payments under the fiscal year 2022 AIP are described above in the section of the CD&A titled “Short-Term/Annual Incentives—Calculation of AIP Payments.”

(6)

For fiscal year 2022, as described above in the section of the CD&A titled “—Perquisites and Other Personal Benefits,” the amounts set forth in the “All Other Compensation” column include reimbursements paid to our NEOs to cover qualifying expenses related to perquisites or personal benefits in the following amounts:

•

For Mr. Keating, total perquisites of $60,023 (which include social club memberships ($30,000), an executive physical, charitable contributions, and financial planning services) and a tax gross-up related to these perquisites of $17,991.

•

For Mr. Stas, total perquisites of $25,000 (which include an executive physical, financial planning services, automobile, social club membership, and charitable contributions) and a tax gross-up related to these perquisites of $7,755.

64

•

For Mr. Aulick, total perquisites of $20,000 (which include an executive physical, financial planning services, automobile, health club membership) and a tax gross-up related to these perquisites of $13,089.

•

For Mr. Fages, total perquisites of $15,573 (which include an executive physical, financial planning services, automobile, parking expenses, health club membership) and a tax gross-up related to these perquisites of $5,735.

•

For Mr. Grieco, total perquisites of $20,005 (which include an executive physical, health club membership, social club memberships, financial planning services) and a tax gross-up related to these perquisites of $2,321.

In addition:

•

With respect to Mr. Keating: For fiscal year 2022, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $13,933 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $95,724.

•

With respect to Mr. Stas: For fiscal year 2022, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $14,677 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $34,477.

•

With respect to Mr. Aulick: For fiscal year 2022, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $8,884 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $27,466.

•

With respect to Mr. Fages: For fiscal year 2022, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $14,173 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $31,190.

•

With respect to Mr. Grieco: For fiscal year 2022, in addition to the items listed above, the amount set forth in the “All Other Compensation” column includes (i) matching contributions made to the 401(k) Plan of approximately $11,073 and (ii) matching contributions made to the Deferred Compensation Plan of approximately $18,182.

2023 Proxy Statement
65

GRANTS OF PLAN-BASED AWARDS—FISCAL YEAR 2022

The table below sets forth information regarding all grants of plan-based awards made to the NEOs during the fiscal year ended September 30, 2022. For further information regarding these grants, see the CD&A narrative above.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award	Grant Date	Approval Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Ron C. Keating	AIP	—		224,728	898,913	1,797,826							—

	RSUs(4)	12/31/21	11/30/21							37,005			1,729,984

	PSUs	12/31/21	11/30/21				6,938	46,256	92,513				1,945,353

Benedict J. Stas	AIP	—		87,225	348,900	697,800							—

	RSUs(4)	12/31/21	11/30/21							10,695			499,991

	PSUs	12/31/21	11/30/21				2,005	13,369	26,738				562,236

Rodney O. Aulick	AIP	—		71,720	286,879	573,758							—

	RSUs(4)	12/31/21	11/30/21							7,487			350,017

	PSUs	12/31/21	11/30/21				1,404	9,359	18,718				393,592

Hervé P. Fages	AIP	—		74,219	296,876	593,752							—

	RSUs(4)	12/31/21	11/30/21							6,417			299,995

	PSUs	12/31/21	11/30/21				1,203	8,021	16,043				337,342

Vincent Grieco	AIP	—		56,400	225,601	451,202							—

	RSUs(4)	12/31/21	11/30/21							4,278			199,997

	PSUs	12/31/21	11/30/21				802	5,348	10,695				224,894

(1)

These amounts reflect the threshold, target, and maximum annual cash incentive amounts that could have been earned during fiscal year 2022 based upon the achievement of annual performance goals under our fiscal year 2022 AIP, established pursuant to our EWT Holdings I Corp. Annual Incentive Plan. The amounts of annual cash incentive compensation earned in fiscal year 2022 by our NEOs were determined at the end of November 2022 and paid in December 2022. The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table—Fiscal Years 2022, 2021, and 2020.

(2)

These amounts reflect the threshold, target, and maximum number of PSUs that may be paid out to our NEOs under the 2017 Plan pursuant to the Company’s fiscal year 2022 LTIP. The threshold amount reflects application of a relative TSR modifier of -25%, and the target and maximum amounts each reflect application of a relative TSR modifier of +25%. To the extent earned, the PSUs will vest at the end of a three-year Performance Period (2022 – 2024) based on the achievement of the relevant performance goals over the Performance Period. See the section of the CD&A titled “—Long-Term Incentives” above.

(3)	The amounts in this column represent the aggregate grant date fair value of the stock awards, as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(4)

These amounts reflect the number of RSUs granted to our NEOs under the 2017 Plan pursuant to the Company’s fiscal year 2022 LTIP. The RSUs vest ratably over a three-year period on each of the first, second, and third anniversaries of the grant date. See the section of the CD&A titled “—Long-Term Incentives” above.

66

Employment Agreements

We have entered into employment agreements with each of our NEOs and believe these agreements have helped create stability for our management team. These agreements provide for the basic terms of their employment, including the details of their compensation as well as certain severance and change in control benefits. The material terms of these agreements are summarized below and in the section titled “—Payments Upon Certain Events of Termination or Change in Control.”

President, Chief Executive Officer and Director (Ron C. Keating)

The Company entered into an amended and restated employment agreement with Mr. Keating on November 25, 2019. Mr. Keating’s employment agreement does not provide for a fixed term of employment. The employment agreement provides that Mr. Keating shall receive a base salary of $827,367 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 100% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not extend beyond the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Keating is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee and fringe benefit plans programs of the Company on the same basis as other senior executives of the Company. Mr. Keating’s employment agreement provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case, during employment and for two years thereafter, mutual non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Chief Financial Officer and Treasurer (Benedict J. Stas)

The Company entered into an amended and restated employment agreement with Mr. Stas on November 25, 2019. Mr. Stas’ employment agreement does not provide for a fixed term of employment. The employment agreement provides that Mr. Stas shall receive a base salary of $410,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 70% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not extend beyond the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Stas is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Stas’ employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement also includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, Integrated Solutions and Services Segment President (Rodney O. Aulick)

The Company entered into an employment agreement with Mr. Aulick on April 14, 2014, which agreement was amended on each of September 6, 2017 and June 22, 2018. Mr. Aulick’s employment agreement provides that his initial employment term expired on April 14, 2017, but is subject to automatic one-year extensions unless either the Company or Mr. Aulick provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Aulick shall receive a base salary of $250,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive an initial target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be

2023 Proxy Statement
67

based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Aulick is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other senior executives of the Company. Mr. Aulick’s employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

Executive Vice President, Applied Product Technologies Segment President (Hervé P. Fages)

The Company entered into an employment agreement with Mr. Fages on January 31, 2019. Mr. Fages’ employment agreement provides that his initial employment term will expire on January 31, 2022, but is subject to automatic one-year extensions unless either the Company or Mr. Fages provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Fages shall receive a base salary of $430,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive a target annual bonus equal to 60% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed 15 months from the end of the relevant fiscal year and Mr. Fages shall be entitled to a bonus premium of not less than 20% of the annual bonus. In addition, Mr. Fages is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Fages’ employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for two years thereafter, non-disparagement, and perpetual non-disclosure of confidential information.

Executive Vice President, General Counsel and Secretary (Vincent Grieco)

The Company entered into an employment agreement with Mr. Grieco on September 6, 2017, which agreement was amended on June 22, 2018. Mr. Grieco’s employment agreement provides that his initial employment term expired on September 6, 2020, but is subject to automatic one-year extensions unless either the Company or Mr. Grieco provides at least 30 days’ written notice to the other party of its or his intention not to further extend the employment period. The employment agreement provides that Mr. Grieco shall receive a base salary of $250,000 per year, which will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its discretion, and shall be eligible to receive an initial target annual bonus equal to 50% of his base salary, with the actual bonus amount, if any, to be based on the Company’s actual performance relative to one or more performance goals. The annual bonus may be paid in cash or in equity securities, which equity securities may be subject to vesting restrictions, provided that any vesting period may not exceed the 15-month period following the end of the fiscal year to which the annual bonus relates and the value of the equity securities awarded in lieu of the annual bonus will include a bonus premium equal to no less than 20% of the annual bonus. In addition, Mr. Grieco is entitled to reimbursement for commercially reasonable out-of-pocket business expenses incurred in performing his duties in accordance with the expense reimbursement policy of the Company in effect from time to time and is eligible to participate in all health and other group insurance and other employee benefit plans and programs of the Company on the same basis as other executives of the Company. Mr. Grieco’s employment agreement also provides for severance payments and benefits upon certain terminations of employment, as described below under “—Payments Upon Certain Events of Termination or Change in Control.” The employment agreement includes restrictive covenants providing for non-competition, non-solicitation of employees and non-interference with business relationships, in each case during employment and for one year thereafter, non-disparagement of the Company, and perpetual non-disclosure of confidential information.

68

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—FISCAL YEAR 2022

This table summarizes the long-term equity-based awards held by our NEOs that were outstanding as of September 30, 2022 (our fiscal year-end).

		Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)

Ron C. Keating	(2)	1,000,000	—	4.64	12/15/2024

	(3)	29,653	—	7.42	10/28/2026

	(4)	294,864	—	20.88	4/2/2028

	(5)	228,701	76,234	12.67	2/14/2029

	(6)	126,342	126,342	23.63	2/14/2030

	(7)	48,173	144,520	24.76	2/16/2031

	(8)					23,165	766,067

	(9)					32,374	1,070,608

	(10)					52,404	1,733,000

	(11)					109,360	3,616,535

	(12)					37,005	1,223,755

	(13)					82,015	2,712,236	246,046	8,136,741

	(14)							37,005	1,223,755

Benedict J. Stas	(15)	200,000	—	4.64	4/6/2025

	(3)	8,464	—	7.42	10/28/2026

	(4)	78,739	—	20.88	4/2/2028

	(5)	68,181	22,728	12.67	2/14/2029

	(6)	37,159	37,160	23.63	2/14/2030

	(7)	13,923	41,769	24.76	2/16/2031

	(8)					6,906	228,381

	(9)					9,522	314,893

	(10)					15,146	500,878

	(11)					11,718	387,514

	(12)					10,695	353,684

	(13)					8,788	290,619	26,362	871,791

	(14)							10,695	353,684

2023 Proxy Statement
69

		Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (1)

Rodney O. Aulick	(4)	49,730	—	20.88	4/2/2028

	(5)	12,987	12,987	12.67	2/14/2029

	(6)	22,708	22,709	23.63	2/14/2030

	(7)	9,050	27,150	24.76	2/16/2031

	(8)					3,947	130,527

	(9)					5,819	192,434

	(10)					9,845	325,574

	(11)					5,859	193,757

	(12)					7,487	247,595

	(13)					4,394	145,310	13,181	435,896

	(14)							7,487	247,595

Hervé P. Fages	(16)	—	14,938	13.91	3/1/2029

	(6)	—	20,644	23.63	2/14/2030

	(7)	—	25,062	24.76	2/16/2031

	(16)					4,494	148,617

	(9)					5,290	174,940

	(10)					9,087	300,507

	(11)					5,859	193,757

	(12)					6,417	212,210

	(13)					4,394	145,310	13,181	435,896

	(14)							6,417	212,210

Vincent Grieco	(17)	25,084	—	7.42	12/19/2026

	(4)	33,279	—	20.88	4/2/2028

	(5)	25,812	8,604	12.67	2/14/2029

	(6)	14,451	14,451	23.63	2/14/2030

	(7)	5,569	16,708	24.76	2/16/2031

	(8)					2,615	86,478

	(9)					3,703	122,458

	(10)					6,059	200,371

	(11)					5,859	193,757

	(12)					4,278	141,473

	(13)					4,394	145,310	13,181	435,896

	(14)							4,278	141,473

(1)	Values in these columns are calculated based upon the closing price per share of the Company’s common stock on September 30, 2022 ($33.07).
(2)	These stock options were granted under an award that vested in four equal installments on December 15th of 2015, 2016, 2017, and 2018.

70

(3)	These stock options vested on October 28, 2016.
(4)	These stock options vested in four equal installments on January 1st of 2019, 2020, 2021, and 2022.
(5)	These stock options vested or will vest in four equal installments on January 1st of 2020, 2021, 2022, and 2023.
(6)	These stock options vested or will vest in four equal installments on January 1st of 2021, 2022, 2023, and 2024.
(7)	These stock options vested or will vest in four equal installments on February 16, 2022 and January 1st of 2023, 2024, and 2025.
(8)	These RSUs will vest in the last of four equal annual installments on January 1st of 2023.
(9)	These RSUs will vest in the remaining two of four equal annual installments on January 1st of 2023 and 2024.
(10)	These RSUs will vest in the remaining three of four equal installments on January 1st of 2023, 2024, and 2025.
(11)	These Special RSUs will vest in the remaining two of three equal installments on May 18th of 2023 and 2024.
(12)	These RSUs will vest in three equal installments on December 31st of 2022, 2023, and 2024.
(13)

These Special PSUs may be earned incrementally in three tranches of 25%, 25%, and 50% based on one-, two-, and three-year performance periods, and will cumulatively be paid, if earned, after the completion of the Total Performance Period ending May 18, 2024. The “Number of Shares or Units of Stock that Have Not Vested” column includes Special PSUs for which the performance conditions of the first tranche have been achieved at 100%. The first tranche continues to be subject to the three-year vesting requirement contingent on the NEO’s continued employment through the end of the Total Performance Period. The “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested” column includes the target number of Special PSUs that could vest under the performance conditions of the second and third tranches. The second and third tranches will remain unvested until the Compensation Committee certifies achievement of the relevant goals after the end of the two- and three-year performance periods, respectively.

(14)

These PSUs will vest, if earned, on the date the Compensation Committee determines the level of achievement of the performance goals after completion of the three-year performance period ending September 30, 2024. The number of PSUs shown in this column reflects the target level of performance for the financial performance goals with no adjustment for the relative TSR modifier.

(15)	These stock options vested in four equal installments on March 30th of 2016, 2017, 2018, and 2019.
(16)	This award will vest in the last of four equal annual installments on March 1st of 2023.
(17)	These stock options vested in four equal installments on December 19th of 2017, 2018, 2019, and 2020.

2023 Proxy Statement
71

OPTION EXERCISES AND STOCK VESTED—FISCAL YEAR 2022

The following table provides information related to stock options exercised by our NEOs during fiscal year 2022, including the number of shares acquired upon exercise and the value realized, the number of shares acquired upon the vesting of RSU awards in fiscal year 2022, and the value realized before payment of any applicable withholding tax or broker commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Ron C. Keating	243,581	8,301,239	111,490	4,595,196
Benedict J. Stas	—	—	22,572	980,345
Rodney O. Aulick	—	—	13,066	571,286
Hervé P. Fages	73,810	1,901,068	13,096	555,010
Vincent Grieco	—	—	9,414	404,050

(1)

The value realized upon exercise of these option awards represents the difference between the market price per share of the underlying stock at exercise and the exercise price per share of the option, multiplied by the number of shares underlying the options exercised.

(2)	The value realized on vesting of stock awards equals the gross number of shares or units that vested, multiplied by the closing price per share of our common stock on the applicable vesting date.

NONQUALIFIED DEFERRED COMPENSATION—FISCAL YEAR 2022

The following table provides information for fiscal year 2022 with respect to the Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Ron C. Keating	193,584	95,724	(111,830)	246,384	694,098
Benedict J. Stas	59,248	34,477	(120,565)	—	416,625
Rodney O. Aulick	107,441	27,466	(145,854)	—	600,551
Hervé P. Fages	156,332	21,190	(50,746)	—	307,789
Vincent Grieco	35,042	18,182	(73,005)	—	197,077

(1)

These amounts reflect a portion of salary that each NEO elected to defer during fiscal year 2022. This amount is included in the “Salary” column of the Summary Compensation Table—Fiscal Years 2022, 2021, and 2020 above.

(2)	The full amounts reported as Company contributions have been reported in the “All Other Compensation” column in the Summary Compensation Table—Fiscal Years 2022, 2021, and 2020 above.
(3)

These amounts include earnings, dividends, and interest provided on account balances, including the change in value (increase or decrease) of the underlying investments in which the NEOs are deemed to be invested. These amounts are not reported in the Summary Compensation Table—Fiscal Years 2022, 2021, and 2020.

(4)

These amounts represent each NEO’s aggregate account balance at September 30, 2022. The following amounts included in this column were previously reported in the Summary Compensation Table for fiscal year 2017 through fiscal year 2021 (except for Mr. Fages, who was not an NEO prior to fiscal year 2019 and whose amounts are reflected for fiscal year 2019 through fiscal year 2021, and Mr. Grieco, who was not an NEO prior to fiscal year 2021 and whose amounts are reflected for fiscal year 2021): Mr. Keating, $771,347; Mr. Stas, $305,504; Mr. Aulick, $277,392; Mr. Fages, $161,141; and Mr. Grieco, $70,454. The amounts include Company contributions, which are also reported in the “All Other Compensation” column of the Summary Compensation Table—Fiscal Years 2022, 2021, and 2020.

72

Our NEOs are eligible to participate in the Deferred Compensation Plan, which benefits only a select group of United States management employees. The Deferred Compensation Plan uses a tracking account for each participant who elects to defer income.

The participant selects investment funds from a broad range of options. Earnings and losses on each account are determined based on the performance of the investment funds selected by the participant. A participant may elect to defer up to 50% of his annual base compensation and up to 90% of his bonus awarded pursuant to the AIP as compensation deferrals. The NEOs are 100% vested with respect to both employee contributions and employer contributions. Distributions under the Deferred Compensation Plan may be made as a single lump sum, on a fixed date or schedule, or in equal installments over periods of (x) five, 10, or 15 years or (y) two, three, four, or five years, depending on the distribution’s triggering event and the participant’s elections, in compliance with the election and timing rules of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

PAYMENTS UPON CERTAIN EVENTS OF TERMINATION OR CHANGE IN CONTROL

As discussed below, each of our NEOs may receive various forms of compensation or benefits in the event of termination of his employment under certain circumstances.

Accrued Benefits Payable Upon Termination

Pursuant to their employment agreements, in the event of termination of employment for any reason, each of our NEOs is generally entitled to the following payments and benefits:

•	Earned but unpaid salary through the termination date;

•	Earned but unpaid annual incentive compensation pertaining to a fiscal year completed prior to the termination date;

•	Unused vacation days paid out at the NEO’s per-business-day base salary rate;

•	Vested benefits, if any, in accordance with the terms of applicable Company arrangements; and

•	Any unreimbursed expenses (collectively, the “Accrued Amounts”).

However, in the event the NEO’s employment has been terminated by the Company for Cause (as defined below), any annual incentive compensation amounts earned in respect of a prior fiscal year, to the extent not yet paid or due to be paid, shall be forfeited.

Severance Benefits Payable Upon Certain Involuntary Terminations

Pursuant to their employment agreements, in addition to the Accrued Amounts, certain severance payments and benefits may be payable to each of our NEOs in the event (i) the Company terminates his employment other than for Cause (including, in the case of Messrs. Aulick, Fages, and Grieco, termination by the Company due to a non-renewal of the NEO’s employment agreement), death or Disability (pursuant to the terms of equity award agreements); or (ii) the NEO terminates his employment for Good Reason. Definitions of the terms “Cause,” “Disability” and “Good Reason” are provided below under “—Definitions for Triggering Events.”

The severance payments and benefits, other than in connection with a Change in Control (described below), generally consist of the following:

•

Base salary continuation for a period of 24 months in the case of Mr. Keating, and 12 months in the case of the other NEOs, which is to be paid in equal installments on the Company’s regular payroll dates;

•

A pro rata portion of the annual incentive compensation that would have been payable to the NEO based on the Company’s actual performance in the year of termination (the “Prorated Bonus”), which is to be paid at the same time such compensation is paid to the Company’s other senior executives;

•	Medical and dental benefits continuation for a maximum of 12 months; and

•	Reimbursement for outplacement assistance for six months up to a maximum of $15,000.

2023 Proxy Statement
73

Additionally, each of Messrs. Keating and Stas is eligible to receive enhanced severance payments and benefits in the event his employment is terminated within two years of a “Change in Control,” including: (i) a lump sum payment in an amount equal to the sum of (x) the relevant multiple of his base salary (2.5x times for Mr. Keating; 2x for Mr. Stas), plus (y) the relevant multiple of his target annual incentive compensation opportunity (2.5x for Mr. Keating; 2x for Mr. Stas), plus (z) a pro rata portion of his target annual incentive compensation opportunity in the year of termination; and (ii) the full vesting of any outstanding unvested equity awards issued by the Company to the NEO (for additional information regarding the treatment of equity awards, see “—Equity Treatment” below). Such enhancements of base salary continuation and annual incentive compensation would be paid in lieu of the base salary continuation and annual incentive compensation payments described above.

These severance payments and benefits are conditioned upon (i) the NEO’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality, non-competition, non-solicitation, and interference with business relationships, among others) contained in his employment agreement, and (ii) the NEO’s execution, delivery, and non-revocation of a valid and enforceable general release of claims in favor of the Company within 45 days after the termination date. Pursuant to the employment agreements, in the event of any breach or threat of breach of the restrictive covenants contained therein, the Company will be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity, including, without limitation, the obligation of the NEO to return any portion of the severance payments paid by the Company to the NEO.

Definitions for Triggering Events. The terms “Cause,” “Disability,” and “Good Reason” used in the NEOs’ employment agreements and equity award agreements generally are defined as set forth below.

“Cause,” as used in the employment agreement and award agreements, means the NEO has engaged in any of the following: (i) commission of an act which constitutes common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing material harm to the business, standing or reputation of the Company or any of its affiliates, (ii) gross negligence on the part of the NEO in the performance of his duties hereunder, (iii) breach of his duty of loyalty or care to the Company, (iv) other misconduct that is materially detrimental to the Company or any of its affiliates, or (v) ongoing and deliberate refusal or failure to perform the NEO’s duties as contemplated by his employment agreement or any other agreement with or for the benefit of the Company to which the NEO is a party or by which the NEO is bound, which in the case of a failure that is capable of being cured, is not cured to the reasonable satisfaction of the Board within 30 days after the NEO receives from the Company written notice of such failure, provided that for the avoidance of doubt a failure to meet performance expectations shall not in of itself constitute Cause.

“Disability,” as used in the employment agreements, means the NEO is entitled to and has begun to receive long-term disability benefits under the long-term disability plan of the Company in which the NEO participates, or, if there is no such plan, the NEO’s inability, due to physical or mental ill health, to perform the essential functions of the NEO’s job, with or without a reasonable accommodation, for 180 days out of any 270-day consecutive day period.

“Disability,” as used in the award agreements, means a permanent and total disability as defined in Code Section 22(e)(3). A determination of Disability may be made by a physician selected or approved by the Compensation Committee and, in this respect, the NEO shall submit to any reasonable examination(s) required by such physician upon request. Notwithstanding the foregoing, in the event any award is considered to be “deferred compensation” as that term is defined under Section 409A of the Code and the terms of the award are such that the definition of “disability” is required to comply with the requirements of Section 409A of the Code then, in lieu of the foregoing definition, the definition of “Disability” for purposes of such award shall mean, with respect to a NEO, that the NEO is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

“Good Reason,” as used in the employment agreements, means one of the following has occurred: (i) a material and adverse change in the NEO’s duties or responsibilities as an employee of the Company, (ii) a breach by the Company of a material term of the NEO’s employment agreement or, (iii) in the case of Messrs. Keating, Stas, and Aulick, a relocation of the NEO’s principal place of employment without his consent, which, in the case of each of (i)-(iii), has not been cured by the Company within 30 days of the NEO providing written notice to the Company of his termination of employment for Good

74

Reason. However, in the case of Mr. Keating, “Good Reason” shall not exist pursuant to subpart (i) above if the Company has been acquired in a strategic transaction and Mr. Keating continues to report to the most senior executive of the division, unit, or sector of the post-transaction organization in which the Company’s business is resident, or to an individual who is senior to such senior executive.

As used in the award agreements for each of the NEOs and in the employment agreements of Messrs. Keating and Stas, the term “Change in Control” is defined with reference to the 2017 Plan. Under this plan, a Change in Control is deemed to have occurred upon the occurrence of any of the events listed below.

•

An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any person, immediately after which such person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, that the acquisition of Voting Securities in a Non-Control Acquisition (as defined below) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other person, the majority of the voting power, voting equity securities, or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (ii) the Company or any Related Entity or (iii) any person in connection with a Non-Control Transaction (as defined below);

•

The individuals who are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director, was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;

•	The consummation of:

•

(i) A merger, consolidation, or reorganization (x) with or into the Company or (y) in which securities of the Company are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:

•

(A) the stockholders of the Company immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

•

(B) the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

•

(C) no person other than (1) the Company or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of 50% or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

•	(ii) A complete liquidation or dissolution of the Company; or

•

(iii) The sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person (other than (x) a transfer to a Related Entity or (y) the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

2023 Proxy Statement
75

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company and, after such acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

Equity Treatment

If a NEO’s employment is terminated, the treatment of his equity awards will generally be based on the terms of the applicable equity plan and the award agreements adopted by the Compensation Committee to evidence the awards granted under such plan, unless otherwise provided in the NEO’s employment agreement (provided, however, that with respect to PSUs, the amount or number of such PSUs that become earned by the NEO based on the achievement of the applicable performance metrics will be solely determined pursuant to the terms of the applicable award agreement).

A summary of the provisions of the 2017 Plan and the award agreements that govern the treatment of our NEOs’ equity awards is set forth below.

Termination of Employment Without Cause (Other than Death, Disability, Retirement, or Change in Control):

•  Options: Unvested options will be forfeited.

•  RSUs and Special RSUs: Unvested RSUs and Special RSUs will be forfeited.

•  PSUs: Unearned PSUs will be forfeited.

•  Special PSUs: Earned Special PSUs will fully vest; unearned Special PSUs will be forfeited.

Termination of Employment due to Death or Disability:

•  Options: Unvested options will fully vest.

•  RSUs: Unvested RSUs will fully vest.

•  PSUs: Unearned PSUs will remain eligible to vest as if the NEO had remained employed for the full performance period; a pro rata portion of the earned PSUs will vest.(1)

•  Special RSUs: A pro rata portion of the Special RSUs will vest.(2)

•  Special PSUs: A pro rata portion of each tranche of the Special PSUs will vest.(3)

Retirement Eligible Termination of Employment Without Cause(4):

•  Options: Unvested options will continue to vest in accordance with the original vesting schedule; vested options will remain exercisable until the expiration of the option term.

•  RSUs: Unvested RSUs will continue to vest in accordance with the original vesting schedule.

•  PSUs: Unearned PSUs will remain eligible to vest as if the NEO had remained employed for the full performance period; a pro rata portion of the earned PSUs will vest.(1)

•  Special RSUs and Special PSUs: Not applicable.

Termination of Employment With Cause:	• Options, RSUs, PSUs, Special RSUs, and Special PSUs: Both unvested awards and vested, but unsettled, awards will be forfeited.

76

Termination of Employment Without Cause or Good Reason, as Applicable, Following a Change in Control (assumes the acquirer assumed outstanding equity awards following a Change in Control):

•  Options: If termination occurs within the 24-month period, in the case of Messrs. Keating and Stas, or 12-month period, in the case of the other NEOs, following a Change in Control, unvested options will fully vest.

•  RSUs: If termination occurs within the 24-month period, in the case of Messrs. Keating and Stas, or 12-month period, in the case of the other NEOs, following a Change in Control, unvested RSUs will fully vest.

•  PSUs: If termination occurs within the 24-month period, in the case of Messrs. Keating and Stas, or 12-month period, in the case of the other NEOs, following a Change in Control prior to the last day of the Performance Period, all PSUs will be deemed earned at a target performance level and will vest.

•  Special RSUs: If termination occurs following a Change in Control and prior to the third anniversary of the grant date, unvested Special RSUs will fully vest.

•  Special PSUs:

•  Modified Change in Control: If a Modified Change in Control occurs prior to the last day of the Total Performance Period, all Special PSUs will be deemed earned at a target performance level and will be subject to time-based vesting based on continued employment until the last day of the Total Performance Period. If termination occurs prior to the last day of the Total Performance Period, all earned Special PSUs will vest.(5)

•  Change in Control: If termination occurs following a Change in Control (under circumstances other than a Modified Change in Control) and prior to the last day of the Total Performance Period, earned Special PSUs will vest and each tranche of Special PSUs for a current or future performance period will remain eligible to be earned subject to the attainment of the applicable performance goal.

(1)

Proration will be calculated as follows: (i) the total number of earned PSUs for the Performance Period multiplied by (ii) a fraction with the numerator equal to the number of calendar days that elapsed from the first day of the Performance Period until termination and the denominator equal to 1,096.

(2)

Proration will be calculated as follows: (i) the total number of Special RSUs subject to the award multiplied by (ii) a fraction (x) the number of calendar days between the grant date and the date of death or disability, as applicable, divided by (y) 1,096, less (iii) the number of Special RSUs originally subject to the award that have already become vested.

(3)

Earned Special PSUs for previously completed performance periods will vest on a pro rata basis based on actual performance for the completed period. Special PSUs for incomplete performance periods will become earned on the termination date (scored with the termination date deemed as the final day of the applicable performance period) and will vest on a pro rata basis. In each case, proration will be calculated as follows: (i) the total number of earned Special PSUs for each performance period multiplied by (ii) a fraction with the numerator equal to the number of calendar days that elapsed from the first day of the Total Performance Period until termination and the denominator equal to 1,096.

(4)

An award holder is considered “retirement eligible” if he or she has given prior written notice of intent to retire at least six months prior to the effective date of retirement, and either (i) has attained age 65 or (ii) has attained age 55 and completed at least 10 consecutive years of service with the Company.

(5)

For the Special PSUs, the term “Modified Change in Control” means a “Change in Control” as defined in the 2017 Plan, except that for purposes of defining a “Merger” that would constitute a “Non-Control Transaction” (which would not constitute a Modified Change in Control): (i) subsections (A) and (C) of such definition are omitted; and (ii) subsection (B) of such definition means, continuously through May 18, 2024, following the execution of an agreement providing for such Merger, the individuals who were members of the Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation.

2023 Proxy Statement
77

Estimated Payments and Benefits

The following tables describe the estimated value of payments and benefits that would have been due to each NEO in the event his employment was terminated on September 30, 2022 (in addition to any accrued but unpaid benefits that may be applicable as of such date), under the circumstances delineated in the tables. None of the NEOs was eligible to retire as of September 30, 2022. Calculations of estimated value with regard to outstanding equity awards are based upon the closing price per share of the Company’s common stock ($33.07) on September 30, 2022. However, the actual amounts payable can only be determined at the time of such executive’s separation from the Company.

Ron C. Keating

Payments and Benefits Upon Termination(1)	Retire- ment(2)	Termination Not For Cause	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Within Two Years of Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(3)
Cash Compensation:
Base Salary(4)	—	$1,811,250	$1,811,250	—	—	$2,264,063	$1,811,250
Short-Term Annual Incentive(5)	—	$1,206,342	$1,206,342	—	—	$3,146,196	$1,206,342

Long-Term Incentive Compensation(6):
Unvested Stock Options(7)	—	—	—	—	$3,948,803	$3,948,803	—
Unvested RSUs(8)	—	—	—	—	$4,793,430	$4,793,430	—
Unvested PSUs(9)	—	—	—	—	$—	$1,529,686
Unvested Special RSUs(10)		—	—	—	$666,724	$3,616,535	—
Unvested Special PSUs(11)	—	—	—	—	$4,949,355	$10,848,977	$10,848,977

Benefits and Perquisites:
Outplacement service(12)	—	$15,000	$15,000	—	—	$15,000	$15,000
Continuation of medical/dental benefits(13)	—	$21,165	$21,165	—	—	$21,165	$21,165

TOTAL	—	$3,053,757	$3,053,757	—	$14,358,312	$30,183,855	$13,902,734

(1)

Pursuant to Mr. Keating’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Keating’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (two-year period following termination date), non-solicitation (two-year period following termination date), and interference with business relationships (two-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Keating’s execution, delivery, and non-revocation of a valid and enforceable general release of claims in favor of the Company (the “Release”) within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Keating was not retirement eligible as of September 30, 2022.
(3)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2022. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Keating would not receive any payment for unvested Special PSUs.

(4)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents 2x base salary at the rate in effect on September 30, 2022, which would be paid in equal installments on the Company’s regular payment dates occurring during the 24-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents 2.5x base salary at the rate in effect on September 30, 2022, which would be payable in a lump sum on the Payment Date.

78

(5)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the short-term annual incentive payout actually earned by Mr. Keating for fiscal year 2022 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the sum of (x) 2.5x Mr. Keating’s target short-term annual incentive opportunity, plus (y) Mr. Keating’s target short-term annual incentive opportunity, which would be payable in a lump sum on the Payment Date.

(6)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $33.07 on September 30, 2022.

(7)

Represents the estimated value of a total of 347,096 unvested options held by Mr. Keating as of September 30, 2022, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(8)

Represents the estimated value of a total of 144,948 unvested RSUs held by Mr. Keating which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(9)

In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 46,256 unearned and unvested PSUs for Mr. Keating, which would be deemed earned at target award level (assuming application of the relative TSR modifier at +25%), all of which would become fully vested upon termination following a Change in Control but prior to September 30, 2024.

(10)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of the 109,360 unvested Special RSUs held by Mr. Keating (or 20,161 Special RSUs, based on a termination date of September 30, 2022), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of the unvested balance of Mr. Keating’s Special RSU award (or 109,360 Special RSUs), which would become fully vested on the date that the Release becomes effective following a Change in Control and prior to May 18, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of (x) 82,015 earned and unvested Special PSUs for the first performance period completed on May 18, 2022 (37,416 Special PSUs, based on a termination date of September 30, 2022), and (y) 246,046 unearned and unvested Special PSUs for the two in-progress performance periods (112,247 Special PSUs, based on a termination date of September 30, 2022, and a deemed performance period end date of September 30, 2022). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of (x) 82,015 unvested Special PSUs for the first performance period completed on May 18, 2022, which would become fully vested on the date that the Release becomes effective, and (y) 246,046 unearned and unvested Special PSUs (assumed payable at a target award level) for the two in-progress performance periods, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of (x) 82,015 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, and (y) 246,046 unearned and unvested Special PSUs deemed earned at target award level, all of which would become fully vested upon termination following a Modified Change in Control but prior to May 18, 2024.

(12)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(13)	Includes medical and dental coverage for a 12-month period.

2023 Proxy Statement
79

Benedict J. Stas

Payments and Benefits Upon Termination(1)	Retire- ment(2)	Termination Not For Cause	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Within Two Years of Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(3)

Cash Compensation:

Base Salary(4)	—	$503,685	$503,685	—	—	$1,007,370	$503,685

Short-Term Annual Incentive(5)	—	$468,225	$468,225	—	—	$1,046,699	$468,225

Long-Term Incentive Compensation(6):

Unvested Stock Options(7)	—	—	—	—	$1,161,542	$1,161,542	—

Unvested RSUs(8)	—	—	—	—	$1,397,839	$1,397,836	—

Unvested PSUs(9)	—	—	—	—	$—	$442,113	—

Unvested Special RSUs(10)		—	—	—	$71,464	$387,514	—

Unvested Special PSUs(11)	—	—	—	—	$530,277	$1,162,411	$1,162,411

Benefits and Perquisites:

Outplacement service(12)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(13)	—	$21,165	$21,165	—	—	$21,165	$21,165

TOTAL	—	$1,008,075	$1,008,075	—	$3,161,122	$6,641,650	$2,170,486

(1)

Pursuant to Mr. Stas’ employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Stas’ continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Stas’ execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Stas was not retirement eligible as of September 30, 2022.
(3)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2022. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Stas would not receive any payment for unvested Special PSUs.

(4)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents 1x base salary at the rate in effect on September 30, 2022, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents 2x base salary at the rate in effect on September 30, 2022, which would be payable in a lump sum on the Payment Date.

(5)

In the case of “Termination Not For Cause,” “Termination For Good Reason,” and “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the short-term annual incentive payout actually earned by Mr. Stas for fiscal year 2022 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the sum of (x) 2x Mr. Stas’ target short-term annual incentive opportunity, plus (y) Mr. Stas’ target short-term annual incentive opportunity, which would be payable in a lump sum on the Payment Date.

80

(6)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $33.07 on September 30, 2022.

(7)

Represents the estimated value of a total of 101,657 unvested options held by Mr. Stas as of September 30, 2022, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(8)

Represents the estimated value of a total of 42,269 unvested RSUs held by Mr. Stas, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability, and in the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” would become fully vested on the date that the Release becomes effective.

(9)

In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 13,369 unearned and unvested PSUs for Mr. Stas, which would be deemed earned at target award level (assuming application of the relative TSR modifier at +25%), all of which would become fully vested upon termination following a Change in Control but prior to September 30, 2024.

(10)

In the case of “Death or Disability,” represents the estimated value of the pro rata portion of the 11,718 unvested Special RSUs held by Mr. Stas (or 2,161 Special RSUs, based on a termination date of September 30, 2022), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of the unvested balance of Mr. Stas’ Special RSU award (or 11,718 Special RSUs), which would become fully vested on the date that the Release becomes effective following a Change in Control and prior to May 18, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of (x) 8,788 earned and unvested Special PSUs for the first performance period completed on May 18, 2022 (4,009 Special PSUs, based on a termination date of September 30, 2022), and (y) 26,362 unearned and unvested Special PSUs for the two in-progress performance periods (12,026 Special PSUs, based on a termination date of September 30, 2022, and a deemed performance period end date of September 30, 2022). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of (x) 8,788 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, which would become fully vested on the date that the Release becomes effective, and (y) 26,362 unearned and unvested Special PSUs (assumed payable at a target award level) for the two in-progress performance periods, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of (x) 8,788 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, and (y) 26,362 unearned and unvested Special PSUs deemed earned at target award level, all of which would become fully vested at a target award level upon termination following a Modified Change in Control but prior to May 18, 2024.

(12)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(13)	Includes medical and dental coverage for a 12-month period.

2023 Proxy Statement
81

Rodney O. Aulick

Payments and Benefits Upon Termination(1)	Retire- ment(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:
Base Salary(5)	—	$444,188	$444,188	—	—	$444,188	$444,188
Short-Term Annual Incentive(6)	—	$380,400	$380,400	—	—	$380,400	$380,400

Long-Term Incentive Compensation(7):
Unvested Stock Options(8)	—	—	—	—	$704,924	$704,924	—
Unvested RSUs(9)	—	—	—	—	$896,131	$896,131	—
Unvested PSUs(10)	—	—	—	—	$—	$309,502	—
Unvested Special RSUs(11)		—	—	—	$35,716	$193,757	—
Unvested Special PSUs(12)	—	—	—	—	$265,155	$581,205	$581,205

Benefits and Perquisites:
Outplacement service(13)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(14)	—	$19,576	$19,576	—	—	$19,576	$19,576

TOTAL	—	$859,164	$859,164	—	$1,901,926	$3,544,683	$1,440,369

(1)

Pursuant to Mr. Aulick’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Aulick’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Aulick’s execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Aulick was not retirement eligible as of September 30, 2022.
(3)	Includes termination by the Company due to a non-renewal of Mr. Aulick’s employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2022. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Aulick would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2022, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Aulick for fiscal year 2022 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Change in Control, Mr. Aulick would not receive any long-term incentive compensation payments.

(8)

Represents the estimated value of a total of 62,846 unvested options held by Mr. Aulick as of September 30, 2022, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

82

(9)

Represents the estimated value of a total of 27,098 unvested RSUs held by Mr. Aulick which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 9,359 unearned and unvested PSUs for Mr. Aulick, which would be deemed earned at target award level (assuming application of the relative TSR modifier at +25%), all of which would become fully vested upon termination following a change of control but prior to September 30, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of the pro rata portion of the 5,859 unvested Special RSUs held by Mr. Aulick (or 1,080 Special RSUs, based on a termination date of September 30, 2022), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of the unvested balance of Mr. Aulick’s Special RSU award (or 5,859 Special RSUs), which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(12)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022 (2,005 Special PSUs, based on a termination date of September 30, 2022), and (y) 13,181 unearned and unvested Special PSUs for the two in-progress performance periods (6,013 Special PSUs, based on a termination date of September 30, 2022, and a deemed performance period end date of September 30, 2022). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, which would become fully vested on the date that the Release becomes effective, and (y) 13,181 unearned and unvested Special PSUs (assumed payable at a target award level) for the two in-progress performance periods, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, and (y) 13,181 unearned and unvested Special PSUs deemed earned at target award level, all of which would become fully vested upon termination following a Modified Change in Control but prior to May 18, 2024.

(13)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(14)	Includes medical and dental coverage for a 12-month period.

2023 Proxy Statement
83

Hervé P. Fages

Payments and Benefits Upon Termination(1)	Retire- ment(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:

Base Salary(5)	—	$460,616	$460,616	—	—	$460,616	$460,616

Short-Term Annual Incentive(6)	—	$400,784	$400,784	—	—	$400,784	$400,784

Long-Term Incentive Compensation(7):

Unvested Stock Options(8)	—	—	—	—	$689,357	$689,357	—

Unvested RSUs(9)	—	—	—	—	$836,274	$836,274	—

Unvested PSUs(10)	—	—	—	—	$—	$265,254	—

Unvested Special RSUs(11)		—	—	—	$35,716	$193,757	—

Unvested Special PSUs(12)	—	—	—	—	$265,155	$581,205	$581,205

Benefits and Perquisites:

Outplacement service(13)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(14)	—	$7,635	$7,635	—	—	$7,635	$7,635

TOTAL	—	$884,035	$884,035	—	$1,826,502	$3,449,882	$1,465,240

(1)

Pursuant to Mr. Fages’ employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Fages’ continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (two-year period following termination date), non-solicitation (two-year period following termination date), and interference with business relationships (two-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Fages’ execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Fages was not retirement eligible as of September 30, 2022.
(3)	Includes termination by the Company due to a non-renewal of Mr. Fages’ employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2022. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Fages would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2022, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Fages for fiscal year 2022 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Change in Control, Mr. Fages would not receive any long-term incentive compensation payments.

(8)

Represents the estimated value of a total of 60,644 unvested options held by Mr. Fages as of September 30, 2022, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

84

(9)

Represents the estimated value of a total of 25,288 unvested RSUs held by Mr. Fages which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 8,021 unearned and unvested PSUs for Mr. Fages, which would be deemed earned at target award level (assuming application of the relative TSR modifier at +25%), all of which would become fully vested upon termination following a Change in Control but prior to September 30, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of the pro rata portion of the 5,859 unvested Special RSUs held by Mr. Fages (or 1,080 Special RSUs, based on a termination date of September 30, 2022), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of the unvested balance of Mr. Fages’ Special RSU award (or 5,859 Special RSUs), which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(12)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022 (2,005 Special PSUs, based on a termination date of September 30, 2022), and (y) 13,181 unearned and unvested Special PSUs for the two in-progress performance periods (6,013 Special PSUs, based on a termination date of September 30, 2022, and a deemed performance period end date of September 30, 2022). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, which would become fully vested on the date that the Release becomes effective, and (y) 13,181 unearned and unvested Special PSUs (assumed payable at a target award level) for the two in-progress performance periods, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, and (y) 13,181 unearned and unvested Special PSUs deemed earned at target award level, all of which would become fully vested upon termination following a Modified Change in Control but prior to May 18, 2024.

(13)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(14)	Includes medical and dental coverage for a 12-month period.

2023 Proxy Statement
85

Vincent Grieco

Payments and Benefits Upon Termination(1)	Retire- ment(2)	Termination Not For Cause(3)	Termination For Good Reason	Termination For Cause	Death or Disability	Termination Not For Cause or For Good Reason Following Change in Control	Termination Not For Cause or For Good Reason Following Modified Change in Control(4)

Cash Compensation:

Base Salary(5)	—	$378,810	$378,810	—	—	$378,810	$378,810

Short-Term Annual Incentive(6)	—	$302,759	$302,759	—	—	$302,759	$302,759

Long-Term Incentive Compensation(7):

Unvested Stock Options(8)	—	—	—	—	$450,783	$450,783	—

Unvested RSUs(9)	—	—	—	—	$550,781	$550,781	—

Unvested PSUs(10)	—	—	—	—	$—	$176,858	—

Unvested Special RSUs(11)		—	—	—	$35,716	$193,757	—

Unvested Special PSUs(12)	—	—	—	—	$265,155	$581,205	$581,205

Benefits and Perquisites:

Outplacement service(13)	—	$15,000	$15,000	—	—	$15,000	$15,000

Continuation of medical/dental benefits(14)	—	$0	$0	—	—	$0	$0

TOTAL	—	$696,569	$696,569	—	$1,302,435	$2,649,953	$1,277,774

(1)

Pursuant to Mr. Grieco’s employment agreement, the Company’s obligations to pay the amounts and provide the benefits described in this table are conditioned upon (i) Mr. Grieco’s continued compliance with his obligations pursuant to the restrictive covenants (including confidentiality (indefinite duration), non-competition (one-year period following termination date), non-solicitation (one-year period following termination date), and interference with business relationships (one-year period following termination date), among others) contained in his employment agreement; and (ii) Mr. Grieco’s execution, delivery, and non-revocation of a Release within 45 days after the termination date. In the case of a Change in Control, the table assumes the acquirer assumed outstanding equity awards.

(2)	Mr. Grieco was not retirement eligible as of September 30, 2022.
(3)	Includes termination by the Company due to a non-renewal of Mr. Grieco’s employment agreement.
(4)

Assumes that a Modified Change in Control and subsequent termination occurred on September 30, 2022. The value of the unvested Special PSUs was calculated at a target award level using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Modified Change in Control, Mr. Grieco would not receive any payment for unvested Special PSUs.

(5)

Represents 1x base salary at the rate in effect on September 30, 2022, which would be paid in equal installments on the Company’s regular payment dates occurring during the 12-month period beginning on the first payroll date following the date on which the Release becomes irrevocable and effective (the “Payment Date”).

(6)

Represents the short-term annual incentive payout actually earned by Mr. Grieco for fiscal year 2022 under the AIP, which would be paid at the same time as annual bonuses are paid to other senior executives of the Company.

(7)

The values for long-term incentive compensation represent the value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs that would accelerate and vest depending on the applicable termination event. The value of the unvested stock options, RSUs, PSUs, Special RSUs, and Special PSUs was calculated using a closing price per share of $33.07 on September 30, 2022. In the case of a termination for Good Reason following a Change in Control, Mr. Grieco would not receive any long-term incentive compensation payments.

(8)

Represents the estimated value of a total of 39,763 unvested options held by Mr. Grieco as of September 30, 2022, which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

86

(9)

Represents the estimated value of a total of 16,655 unvested RSUs held by Mr. Grieco which, in the case of “Death or Disability,” would become fully vested upon termination due to death or Disability and, in the case of “Termination Not For Cause or For Good Reason Following Change in Control,” would become fully vested upon termination within 12 months of a Change of Control.

(10)

In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of 5,348 unearned and unvested PSUs for Mr. Grieco, which would be deemed earned at target award level (assuming application of the relative TSR modifier at +25%), all of which would become fully vested upon termination following a Change in Control but prior to September 30, 2024.

(11)

In the case of “Death or Disability,” represents the estimated value of the pro rata portion of 5,859 unvested Special RSUs held by Mr. Grieco (or 1,080 Special RSUs, based on a termination date of September 30, 2022), which would become fully vested upon termination due to death or Disability. In the case of “Termination Not For Cause or For Good Reason Following Change in Control,” represents the estimated value of the unvested balance of Mr. Grieco’s Special RSU award (5,859 Special RSUs), which would become fully vested upon termination following a Change in Control but prior to May 18, 2024.

(12)

In the case of “Death or Disability,” represents the estimated value of a pro rata portion of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022 (2,005 Special PSUs, based on a termination date of September 30, 2022), and (y) 13,181 unearned and unvested Special PSUs for the two in-progress performance periods (6,013 Special PSUs, based on a termination date of September 30, 2022, and a deemed performance period end date of September 30, 2022). In the case of “Termination Not For Cause or For Good Reason Within Two Years of Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, which would become fully vested on the date that the Release becomes effective, and (y) 13,181 unearned and unvested Special PSUs (assumed payable at a target award level) for the two in-progress performance periods, which would become non-forfeitable on the date that the Release becomes effective and remain eligible to be earned subject to the attainment of the applicable performance goals. In the case of “Termination Not For Cause or For Good Reason Following Modified Change in Control,” represents the estimated value of (x) 4,394 earned and unvested Special PSUs for the first performance period completed on May 18, 2022, and (y) 13,181 unearned and unvested Special PSUs deemed earned at target award level, all of which would become fully vested upon termination following a Modified Change in Control but prior to May 18, 2024.

(13)	Represents the $15,000 maximum reimbursement allowed for outplacement services.
(14)	Includes medical and dental coverage for a 12-month period.

RISK ASSESSMENT

In conjunction with the development of the fiscal year 2022 compensation program, the Compensation Committee reviewed the compensation program to determine if the program elements encourage excessive or unnecessary risk-taking that is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes the Company’s compensation program offers an appropriate mix of fixed compensation and short- and long-term variable compensation that aligns with the Company’s business strategy. In addition, the Compensation Committee believes that its discretion and authority in making decisions related to executive compensation, as well as the caps on annual and long-term incentive payouts, stock ownership guidelines, and clawback policy, all serve to mitigate excessive risk. Finally, as noted above, the Compensation Committee engaged Meridian as its independent compensation consultant to advise on matters related to fiscal year 2022 compensation design decisions for the Company’s executive officers. As a result, the Compensation Committee believes that our compensation program does not encourage unreasonable risk-taking that is reasonably likely to have a material adverse effect on the Company.

CEO PAY RATIO

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. Using the methodology described below, we calculated the annual total compensation of our median employee for fiscal year 2022 to be $81,465. As reported in the “Summary Compensation Table—Fiscal Years 2022, 2021, and 2020” in this Proxy Statement, the annual total compensation of our CEO for fiscal year 2022 was $6,001,562. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee for fiscal year 2022 was 74:1.

2023 Proxy Statement
87

The fiscal year 2022 annual total compensation of our median employee was calculated based on the same requirements which apply to the determination of total compensation for the “Summary Compensation Table—Fiscal Years 2022, 2021, and 2020,” and includes: base salary earned and paid from October 1, 2021 through September 30, 2022; incentive plan payments (both non-equity and equity-based) made for the performance period October 1, 2021 through September 30, 2022; and other compensation earned or paid in fiscal year 2022. Our median compensated employee is an individual located in the U.S.

To identify our median employee, we selected August 1, 2022 as our determination date. On that date, we had a total of 4,525 employees (3,477 U.S. employees and 1,048 non-U.S. employees), constituting all full-time, part-time, seasonal and contingent/temporary workers employed by the Company and its consolidated subsidiaries, except our CEO. The foregoing total does not include workers we lease from unaffiliated third parties. Pursuant to the de minimis exemption under SEC rules, we excluded from the aforementioned total employee population our employees in countries which, in the aggregate, constitute less than 5% of our total global employee population, as detailed in the table below.

Jurisdictions Excluded from Employee Population (Total of 143 employees estimated as of August 1, 2022)

Australia	26	Republic of Korea	4

Austria	1	Malaysia	1

Bahrain	1	Mexico	3

France	13	Netherlands	81

Greece	1	Poland	1

Ireland	4	Taiwan	1

Japan	1	United Arab Emirates	5

We then compared the fiscal year 2022 regular earnings (base salary or hourly wages, cash incentive payments, cash commissions, overtime pay, or other similar payments), as a consistently applied compensation measure, of the remaining 4,382 employees. In the case of employees hired within the fiscal year or terminated prior to the fiscal year-end, their regular earnings were annualized. We did not make any cost-of-living adjustments. Any amounts paid in a foreign currency was converted to U.S. Dollars at prevailing exchange rates as of August 1, 2022.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on the methodologies, estimates, and assumptions described above. SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies or assumptions and which may have a significantly different work force structure from ours, are likely not comparable to our CEO pay ratio.

88

Proposal 3—Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023

Under its charter, the Audit Committee of the Board has direct responsibility for the appointment, compensation, retention, oversight, and termination of the independent registered public accounting firm engaged to audit the Company’s financial statements.

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023. Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended September 30, 2022. The services provided to us by Ernst & Young LLP in the fiscal year ended September 30, 2022, are described below under the heading “Independent Registered Public Accounting Firm’s Fees and Services.” Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

Stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Board believes that the submission of the Audit Committee’s selection to the stockholders for ratification is a matter of good corporate governance. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm, the Audit Committee will review its future selection of an independent registered public accounting firm. The Audit Committee may retain another independent registered public accounting firm at any time during the year if it concludes that such change would be in the best interest of the Company’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

SEPTEMBER 30, 2023.

2023 Proxy Statement
89

Independent Registered Public Accounting Firm’s Fees and Services

The following is a description of the professional services performed and the fees billed by Ernst & Young LLP for the fiscal years ended September 30, 2022, and September 30, 2021.

Type of Fees	Fiscal Year Ended September 30, 2022	Fiscal Year Ended September 30, 2021

Audit Fees(1)	$2,777,370	$2,592,563

Audit-Related Fees	—	—

Tax Fees(2)	433,771	413,257

All Other Fees(3)	142,000	2,000

Total	$3,353,141	$3,007,820

(1)

Audit fees consist of fees related to the annual audit of the consolidated financial statements in our Annual Report on Form 10-K and review of the consolidated financial statements in our Quarterly Reports on Form 10-Q; Sarbanes-Oxley Section 404 attestation services; audit and attestation services related to statutory or regulatory filings; and the issuance of consents. Audit fees in the fiscal year ended September 30, 2021 also include fees for services provided by Ernst & Young LLP in connection with our secondary offerings in December 2020 and February 2021.

(2)	Tax fees are fees for a variety of permissible services relating to tax compliance, tax planning, and tax advisory services.
(3)

All other fees relate to professional services not included in the categories above, including pre-implementation review services related to the Company’s governance, risk, and compliance access control system, as well as subscriptions to Ernst & Young LLP’s accounting reference library.

All audit-related services, tax services, and other services in fiscal years 2022 and 2021 were pre-approved by the Audit Committee, who concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides that the Audit Committee must pre-approve all services and associated fees provided to the Company by its independent registered public accounting firm, with certain de minimis exceptions described in the policy.

90

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Related Services of Independent Auditors

The Audit Committee is responsible for the appointment, compensation, retention, oversight, and termination of the Company’s independent registered public accounting firm. The Audit Committee has adopted a policy requiring that substantially all audit, audit-related, and non-audit services provided by the independent auditor be pre-approved by the Audit Committee. Pre-approval is not necessary for certain minor non-audit services that (i) do not constitute more than 5% of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which the non-audit services were provided; (ii) were not recognized by the Company to be non-audit services at the time of the engagement for such services; and (iii) are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee or by one or more members of the Audit Committee who are members of the Board to whom authority to grant such approvals has been delegated by the Audit Committee. The Audit Committee may delegate authority to one or more independent members of the Audit Committee to grant pre-approvals of audit and permitted non-audit services, provided that any such pre-approvals are presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee has adopted a policy that prohibits our independent auditors from providing the following services:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, providing fairness opinions, or preparing contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resources;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board prohibits through regulation.

The Audit Committee’s pre-approval policy is in the Audit Committee Charter, a copy of which is available on the Company’s Investor Relations website at https://aqua.evoqua.com/governance/governance-documents/default.aspx.

2023 Proxy Statement
91

Audit Committee Report

The Audit Committee oversees Evoqua Water Technologies Corp.’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the financial reporting process, including maintenance of an effective system of internal control over financial reporting. Our Company’s independent auditor, Ernst & Young LLP, is responsible for expressing an opinion on the conformity, in all material respects, of our Company’s audited financial statements with U.S. generally accepted accounting principles, and on the effectiveness of management’s system of internal control over financial reporting.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s Investor Relations website at aqua.evoqua.com/governance/governance-documents/default.aspx. The charter, among other things, provides that the Audit Committee has full authority to appoint, compensate, retain, oversee, and terminate, when appropriate, the independent auditor. The Audit Committee meets separately with management, the internal auditor, and the independent registered public accounting firm.

In its oversight role, the Audit Committee has done the following:

•

Reviewed and discussed with management the audited financial statements of the Company as of and for the fiscal year ended September 30, 2022, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•

Reviewed with Ernst & Young LLP their judgments as to the quality and acceptability of accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•

Received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence;

•

Discussed with Ernst & Young LLP its independence from management and the Company, and considered whether Ernst & Young LLP could also provide non-audit services without compromising the firm’s independence;

•	Discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC; and

•

Discussed with the Company’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits, and then met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of financial reporting.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2022, be included in the Company’s Form 10-K, for filing with the SEC.

This report has been furnished by the members of the Audit Committee of the Board:

Audit Committee

Peter M. Wilver, Committee Chairperson

Nick Bhambri

Sherrese Clarke Soares

Julia A. Sloat

Lynn C. Swann

92

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of December 12, 2022:

•	each person or entity who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership is based upon information furnished to us by each director, executive officer, or stockholder, and on information reported in Schedules 13G filed with the SEC, as the case may be. The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. Persons who have a right to acquire beneficial ownership of our common stock within 60 days after December 12, 2022, including any shares of our common stock subject to an option that has vested or will vest within 60 days after December 12, 2022, are also deemed to be beneficial owners of our common stock. More than one person may be deemed to be a beneficial owner of the same securities.

Each stockholder’s percentage of beneficial ownership is based on 121,893,698 shares of common stock outstanding as of December 12, 2022, plus the number of shares of common stock such stockholder has the right to acquire, including through the exercise of options, within 60 days of December 12, 2022.

2023 Proxy Statement
93

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o Evoqua Water Technologies Corp., 210 Sixth Avenue, Pittsburgh, Pennsylvania 15222.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class

5% Stockholders

BlackRock, Inc.(1)	13,892,245	11.40%

Invesco Ltd.(2)	6,826,492	5.60%

The Vanguard Group(3)	11,069,476	9.08%

Directors and Named Executive Officers

Ron C. Keating(4)	2,459,038	1.98%

Benedict J. Stas(5)	646,912	*

Rodney O. Aulick(6)	305,434	*

Hervé P. Fages(7)	35,411	*

Vincent Grieco(8)	177,924	*

Gary A. Cappeline(9)	16,159	*

Nick Bhambri(10)	210,543	*

Sherrese Clarke Soares	655	*

Lisa Glatch	7,136	*

Martin J. Lamb(11)	145,562	*

Julia A. Sloat	—	*

Lynn C. Swann	30,127	*

Peter M. Wilver	20,948	*

All executive officers and directors as a group (16 persons)	4,558,989	3.64%

*	Represents beneficial ownership of less than 1% of our outstanding common stock.
(1)

Based on information as of December 31, 2021 contained in a Schedule 13G/A filed with the SEC on January 27, 2022 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 12,853,646 shares and sole dispositive power with respect to 13,892,245 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)

Based on information as of December 31, 2021 contained in a Schedule 13G/A filed with the SEC on February 4, 2022 by Invesco Ltd. The Schedule 13G/A indicates that Invesco Ltd. has sole voting power with respect to 6,684,277 shares and sole dispositive power with respect to 6,826,492 shares. The address for Invesco Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, Georgia 30309.

(3)

Based on information as of December 31, 2021 contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group has shared voting power with respect to 220,847 shares, sole dispositive power with respect to 10,743,511 shares, and shared dispositive power with respect to 325,965 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

Includes 1,963,484 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 12, 2022, and 69,163 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 12, 2022.

(5)

Includes 461,697 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 12, 2022, and 20,280 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 12, 2022.

94

(6)

Includes 127,866 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 12, 2022, and 12,633 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 12, 2022.

(7)

Includes 18,676 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 12, 2022, and 7,812 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 12, 2022.

(8)

Includes 125,593 shares of common stock issuable upon exercise of options that have vested or will vest within 60 days after December 12, 2022, and 7,911 shares of common stock issuable upon vesting of restricted stock units that will vest within 60 days after December 12, 2022.

(9)	Includes 7,893 shares of common stock held indirectly through the Gary Cappeline and Vicky Hu Joint Revocable Trust U/A dtd 11/12/2018 (of which Mr. Cappeline is a trustee).
(10)

Includes (i) 134,788 shares held indirectly through the Nick Bhambri Revocable Trust dated June 23, 2008 (of which Mr. Bhambri is the trustee) and (ii) 54,807 shares of common stock issuable upon exercise of options that have vested.

(11)

Includes (i) 49,711 shares held indirectly through The Lamb Family Bare Trust (of which Mr. Lamb is the trustee), (ii) 80,000 shares held indirectly through Packwood Investments, a Family Investment Company controlled by Mr. Lamb, and (iii) 44,903 shares of common stock issuable upon exercise of options that have vested.

2023 Proxy Statement
95

Securities Authorized for Issuance Under Equity Compensation Plans

The following sets forth the aggregate information of our equity compensation plans in effect as of September 30, 2022. For further information, see Note 18 of the Notes to our Consolidated Financial Statements included in our Form 10-K.

	Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans

Approved by security holders	6,035,451	(1)	$14.74	(2)	10,443,116	(3)

Not approved by security holders	—		—		—

Total	6,035,451		$14.74		10,443,116

(1)

Represents shares of common stock underlying awards that have been granted under the terms of the 2017 Plan, including: 2,763,420 shares relating to stock options; 1,002,284 shares relating to RSUs, including Special RSUs; 117,167 shares relating to earned Special PSUs at maximum achievement; and 659,312 shares relating to unearned PSUs and Special PSUs (in each case assuming maximum achievement). Also includes 1,493,268 shares of common stock that may be issued pursuant to outstanding stock options under the EWT Holdings I Corp. Stock Option Plan. This number excludes 62,020 shares that were issued at the end of the most recent ESPP (as defined below) purchase period, which began on April 1, 2022 and ended on September 30, 2022.

(2)

The weighted average exercise price does not take into account RSUs or PSUs, as such awards have no exercise price. The weighted average remaining term of outstanding stock options under our equity compensation plans is 5.2 years.

(3)

Includes 3,792,486 shares of common stock that remain available for issuance under the 2017 Plan; 2,176,509 shares of common stock that remain available for issuance under the EWT Holdings I Corp. Stock Option Plan; and 4,474,121 shares of common stock that remain available for issuance under the Evoqua Water Technologies Corp. 2018 Employee Stock Purchase Plan (the “ESPP”) (including the 62,020 shares described in footnote 1 above with respect to the ESPP). Since the initial adoption of the 2017 Plan, no additional awards have been or will be issued under the EWT Holdings I Corp. Stock Option Plan.

96

Q&A—Information About the Annual Meeting

What is a proxy?

The Board is asking for your proxy. This means you are authorizing the persons named on the proxy card to vote your shares at the Annual Meeting according to your instructions. All shares represented by valid proxies that are received and not revoked before the Annual Meeting will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

Why am I receiving, or being notified about the availability of, the Company’s proxy materials?

You are receiving, or being notified about the availability of, the Company’s proxy materials because you owned shares of the Company’s common stock, $0.01 par value per share (the “common stock”), at the close of business on December 12, 2022 (the “Record Date”). All stockholders of record as of the Record Date are entitled to attend, participate in, and vote at the Annual Meeting.

Each outstanding share of the Company’s common stock on the Record Date is entitled to one vote on each of the matters to be voted on at the Annual Meeting. As of the Record Date, 121,893,698 shares of the Company’s common stock were outstanding.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the SEC, the Company may furnish proxy materials by providing internet access to those documents instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record. The Notice contains instructions on how to access the proxy materials and vote online, or alternatively, request a paper copy of the proxy materials and a proxy card or voting instruction form. The proxy materials or a Notice are first being made available, released, or mailed to stockholders on December 23, 2022. We believe this method of delivery expedites the delivery of proxy materials to stockholders and lowers the Company’s mailing costs.

What if I receive more than one Notice of Internet Availability of Proxy Materials, proxy card, or voting instruction form?

If you receive more than one Notice, proxy card, or voting instruction form because your shares of common stock are held in multiple accounts or registered in different names or addresses, please provide separate voting instructions for shares held in each of your accounts to ensure that all of your shares will be voted at the Annual Meeting.

2023 Proxy Statement
97

What are the matters am I voting on, how may I vote on each matter, and how does the Board recommend that I vote on each matter?

The following table sets forth each of the proposals you are being asked to vote on, how you may vote on each proposal, and how the Board recommends that you vote on each proposal:

Proposal	Description	How may I vote?	How does the Board recommend that I vote?

Proposal 1	Election of Three Class II Director Nominees For Three-Year Terms	FOR the election of all Class II director nominees or WITHHOLD for one or more of the Class II director nominees	FOR ALL

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	FOR, AGAINST, or ABSTAIN	FOR

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023	FOR, AGAINST, or ABSTAIN	FOR

How can I attend and participate in the Annual Meeting?

Virtual Meeting Format. The Annual Meeting will be hosted online via live webcast through Broadridge Financial Solutions, Inc. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person.

Attendance and Participation. If you were a stockholder at the close of business on the Record Date, you may attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2023 and entering the 16-digit control number included on your Notice, proxy card, or voting instruction form. The Annual Meeting will begin promptly at 1:00 p.m. (Eastern Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 12:45 p.m. (Eastern Time).

The virtual Annual Meeting platform is fully supported across browsers (Edge, Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Stockholders should confirm that they have a strong internet connection if they plan to attend and/or participate in the Annual Meeting. Attendees are encouraged to log in prior to the Annual Meeting start time and confirm they can hear streaming audio.

Even if you plan to attend and participate in the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be cast at the Annual Meeting.

Questions and Information Accessibility. The virtual Annual Meeting format allows stockholders to communicate with us during the Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the Annual Meeting, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AQUA2023, typing your question into the “Ask a Question” field, and clicking “Submit.”

Questions pertinent to the Annual Meeting will be answered in the live Question and Answer session during the Annual Meeting, subject to time constraints. Any such questions that cannot be answered during the Annual Meeting due to time constraints will be posted and answered on the Company’s Investor Relations website, aqua.evoqua.com, as soon as practicable after the Annual Meeting. We reserve the right to group questions on the same topic, to edit profanity or other inappropriate language, and to exclude questions regarding topics that are not pertinent to Annual Meeting matters or that are otherwise inappropriate.

98

Materials for the Annual Meeting, including the rules of conduct and the list of our stockholders of record, will be available during the Annual Meeting at www.virtualshareholdermeeting.com/AQUA2023.

Technical Difficulties. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the Annual Meeting through its conclusion.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner”?

Stockholder of Record. If your shares of common stock are registered directly in your name with the Company’s transfer agent and registrar, American Stock Transfer & Trust Company, LLC, you are considered the “record owner” or “stockholder of record” with respect to those shares. We have made available, released, or mailed a Notice or a full set of printed proxy materials, as applicable, to stockholders of record as of the Record Date. Stockholders of record as of the Record Date have the right to vote electronically online during the Annual Meeting or in advance of the Annual Meeting through submission of a proxy.

Beneficial Owner. If your shares of common stock are held in an account with a broker, bank, or other nominee (i.e., held “in street name”), you are considered the “beneficial owner” and not the “record owner” of those shares. The Notice or a full set of printed proxy materials will have been forwarded to you by your broker, bank, or other nominee.

As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares. Please use the voting instruction form provided by your broker, bank, or other nominee. If you do not provide your broker, bank, or other nominee with instructions on how to vote your shares, your broker, bank, or other nominee will be able to vote your shares only with respect to Proposal 3. See “—What is a ‘broker non-vote’?” below.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote your shares using any of the methods listed below. Except as provided below, if you wish to vote in advance of the Annual Meeting by internet, telephone, or mail, your vote must be received prior to 11:59 p.m. (Eastern Time) on February 6, 2023.

•

By Internet: To vote online, please visit www.proxyvote.com or, if you received printed copies of your proxy materials, scan the QR code located on your proxy card. You will need the 16-digit control number included on your Notice or proxy card.

•

By Telephone: To vote by telephone, please call the number listed on your Notice or proxy card and follow the recorded instructions. You will need the 16-digit control number included on your Notice or proxy card.

•

By Mail: All stockholders of record who received paper copies of our proxy materials can vote by marking, signing, dating, and returning their proxy card. If you are a stockholder of record and received a Notice, you may request a proxy card by following the instructions included in the Notice.

•

At the Annual Meeting: Please follow the instructions for attending the Annual Meeting and voting electronically online during the Annual Meeting posted at www.virtualshareholdermeeting.com/AQUA2023. You will need the 16-digit control number included on your Notice or proxy card. All votes must be received before the polls close during the Annual Meeting. Voting electronically online during the Annual Meeting will replace any previous votes.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or vote on the internet or by telephone by the applicable deadline so that your vote will be counted if you later decide not to attend the Annual Meeting.

2023 Proxy Statement
99

How do I vote if I am a beneficial owner?

As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. You should follow the voting instructions provided by your broker, bank, or other nominee. You will receive, or be provided access to, proxy materials and voting instructions for each account that you have with a broker, bank, or other nominee. If you wish to change the voting instructions that you provided your broker, bank, or other nominee, you should follow the instructions from your broker, bank, or other nominee.

Beneficial owners may also attend the Annual Meeting and vote electronically online during the Annual Meeting by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/AQUA2023. If your voting instruction form or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. All votes must be received before the polls close during the Annual Meeting. Voting electronically online during the Annual Meeting will replace any previous votes.

What can I do if I change my mind after I vote?

If you are a stockholder of record, you can revoke your proxy and/or change your vote at any time before the polls close during the Annual Meeting as follows:

•	Revoke your proxy: Mail written notice of revocation of your proxy to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222 USA;

•	Change your vote by Internet or telephone: Vote again over the internet or by telephone prior to 11:59 p.m. (Eastern Time) on February 6, 2023;

•	Change your vote by mail: Sign and mail, on a timely basis, another proxy card with a later date; or

•	Change your vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2023 and vote again.

If you hold your shares through a bank, broker, or other nominee, you can revoke your proxy and/or change your vote as follows:

•	Give new voting instructions: Contact the broker, bank, or other nominee holding your shares and follow its instructions for changing your vote;

•	Change your vote at the Annual Meeting: Attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/AQUA2023 and vote again.

All shares represented by valid proxies received and not revoked will be voted at the Annual Meeting in accordance with the stockholder’s specific voting instructions.

What if I submit my proxy but do not specify how I want to vote?

If you are a stockholder of record and you submit your proxy, but do not specify how you want to vote your shares, we will vote them as follows:

•	FOR the election of all three Class II director nominees for three-year terms;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023; and

•	In the discretion of the named proxies regarding any other matters properly presented for a vote at the Annual Meeting.

If you are a beneficial owner, your broker, bank, or other nominee will determine whether it has discretion to vote your shares on your behalf. In general, your broker, bank or nominee may vote on your behalf with respect to matters that are considered “routine.” Your broker, bank or nominee may not vote on your behalf with respect to matters that are “non-routine.” See “—What is a ‘broker non-vote’?” below.

100

What is a “broker non-vote”?

Under the rules of the NYSE, if you are a beneficial owner, your broker, bank, or other nominee has discretion to vote your shares on “routine” matters without receiving voting instructions from you. Proposal 3 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023) is considered a routine matter. However, Proposal 1 (the election of three Class II directors for three-year terms) and Proposal 2 (approval, on an advisory basis, of the compensation of our named executive officers) are considered “non-routine” matters. Accordingly, if you hold your shares through a broker, bank, or other nominee, your broker, bank, or other nominee will not be permitted to vote your shares on Proposal 1 or Proposal 2 unless you provide proper voting instructions, resulting in a broker non-vote. Broker non-votes will have no effect on the outcome of the vote for Proposal 1 or Proposal 2.

How many shares must be present or represented to conduct business at the Annual Meeting?

Under our Third Amended and Restated Bylaws, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders of record who return a proxy or vote electronically during the Annual Meeting will be considered part of the quorum. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

What vote is required to approve each of the proposals at the Annual Meeting?

The following table sets forth the voting requirements with respect to each of the proposals. As an advisory vote, Proposal 2 is not binding on the Company. However, the Compensation Committee and the Board value the opinions expressed by the Company’s stockholders on this issue and will consider the outcome of this vote when making future decisions regarding executive compensation.

Proposal		Voting Requirement

Proposal 1	Election of Three Class II Director Nominees for Three-Year Terms	Each Class II director nominee must be elected by a plurality of the votes cast. A plurality means that the director nominees who receive the most votes of all of the votes cast for Proposal 1 will be elected as directors (up to the maximum number of directors to be elected at the Annual Meeting). A “WITHHOLD” vote will have no effect on the vote. Broker non-votes also have no effect on the vote.

Proposal 2	Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers	Proposal 2 must be approved by the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes also have no effect on the vote.

Proposal 3	Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending September 30, 2023	Proposal 3 must be approved by the vote of the holders of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you are a beneficial owner, your broker, bank, or other nominee may vote your shares on this proposal without receiving voting instructions from you.

2023 Proxy Statement
101

We do not know of any other business properly submitted for the Annual Meeting as of the date of this Proxy Statement.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc. will act as the inspector of elections and count the votes.

Where can I find the voting results?

We will announce the preliminary voting results at the Annual Meeting. We will publish final voting results on a Current Report on Form 8-K that we will file with the SEC within four business days of the Annual Meeting.

Who will pay the costs of soliciting these proxies?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of the Notice or a full set of the proxy materials (including the Proxy Statement, the 2022 Annual Report and proxy card with postage-paid envelope), as applicable, and any additional information furnished to stockholders. We have retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $20,000, plus reimbursement of reasonable out-of-pocket expenses. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone, or personal solicitation by our directors, officers, or other employees. No additional compensation will be paid to our directors, officers, or other employees for such services. Copies of solicitation materials will be furnished to brokers, banks, and other nominees holding shares of voting stock beneficially owned by others to forward to such beneficial owners. In accordance with SEC rules, we may reimburse brokers, banks, and other nominees for their reasonable costs of forwarding proxy materials to beneficial owners.

Are you “householding” for stockholders sharing the same address?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

Evoqua has not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of Evoqua’s common stock held through brokerage firms. If your household has multiple accounts holding shares of Evoqua’s common stock, you may already have received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this Proxy Statement, the Notice, or the 2022 Annual Report. The broker will arrange for delivery of a separate copy of these materials promptly upon your request. Evoqua stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

What is the deadline for stockholders to propose actions for consideration at the Annual Meeting of Stockholders for the fiscal year ending September 30, 2023?

Advance Notice of Stockholder Proposals. Stockholders who wish to nominate persons for election to our Board or propose other matters to be considered at our 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) must provide us with advance written notice of their director nomination or stockholder proposal, as well as the information specified in our Third Amended and Restated Bylaws, no earlier than October 10, 2023, and no later than November 9, 2023. However, in the event that the date of the 2024 Annual Meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the Annual Meeting, notice by stockholders, to be timely, must be delivered not earlier than the 120th day prior to the date of the 2024 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2024 Annual Meeting and the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made. Stockholders are advised to review our Third Amended and Restated Bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222 USA. The requirements for advance notice of stockholder proposals under our Third Amended and Restated Bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with our Third Amended and Restated Bylaws and other applicable requirements.

102

Universal Proxy Rules for Director Nominations—SEC Rule 14a-19. In addition to satisfying the requirements under our Third Amended and Restated Bylaws, stockholders who intend to solicit proxies in support of director nominees other than Evoqua’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such stockholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than Evoqua’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Evoqua at its principal executive offices no later than 60 calendar days prior to the anniversary date of the Annual Meeting (for the 2024 Annual Meeting, no later than December 11, 2023). However, if the date of the 2024 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

Stockholder Proposals—SEC Rule 14a-8. August 25, 2022 is the deadline for stockholders to submit proposals to be included in our Proxy Statement for the 2024 Annual Meeting under Rule 14a-8 under the Exchange Act. However, if the date of the 2024 Annual Meeting, is changed by more than 30 days from the anniversary of the date of the Annual Meeting, then the deadline will be a reasonable time before we begin to print and send our Proxy Statement for the 2024 Annual Meeting. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including Rule 14a-8, and be mailed to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222 USA. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

2023 Proxy Statement
103

Other Matters

Incorporation by Reference

The Audit Committee Report and the Compensation Committee Report will not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and will not be deemed to be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate them by reference into such filing. In addition, the information contained on, or that can be accessed through, our website is not part of this Proxy Statement and references to our website addresses in this Proxy Statement are inactive textual references only.

Access to Reports and Other Information

Our website is www.evoqua.com. Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statements and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available on our website as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the SEC. Our Corporate Governance Guidelines, Code of Ethics and Business Conduct, and Board committee charters are also available on our website. We will provide, free of charge, a copy of any of our corporate documents listed above upon written request to our General Counsel and Secretary at 210 Sixth Avenue, Pittsburgh, PA 15222 USA.

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that will be considered at the Annual Meeting. However, if any other proper business should come before the meeting, the persons named in the proxy card will have discretionary authority to vote according to their best judgment to the extent permitted by applicable law.

* * *

By Order of the Board of Directors,

Vincent Grieco

Executive Vice President,

General Counsel and Secretary

Pittsburgh, Pennsylvania

December 23, 2022

104

Appendix A

Non-GAAP Financial Measures — GAAP Reconciliations

We have included in this Proxy Statement measures of financial performance that are not calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company reports its financial results in accordance with GAAP. However, management believes that certain non-GAAP financial measures provide users of the Company’s financial information with additional useful information in evaluating operating performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for GAAP measures.

EBITDA and Adjusted EBITDA

EBITDA, which is a non-GAAP financial measure, is defined as earnings before interest, taxes, depreciation and amortization expense. Adjusted EBITDA, which is a non-GAAP financial measure, is one of the primary metrics used by management to evaluate the strength and financial performance of our core business. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense) and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, share-based compensation, transaction costs, and other gains, losses, and expenses that we believe do not directly reflect our underlying business operations.

We present adjusted EBITDA because we believe it is frequently used by analysts, investors, and other interested parties to evaluate and compare operating performance and value companies within our industry. Further, we believe it is helpful in highlighting trends in our operating results and provides greater clarity and comparability period over period to management and our investors regarding the operational impact of long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. In addition, adjusted EBITDA highlights true business performance by removing the impact of certain items that management believes do not directly reflect our underlying operations and provides investors with greater visibility into the ongoing drivers of our business performance.

Management uses adjusted EBITDA to supplement GAAP measures of performance as follows:

•

to assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance;

•	in our management incentive compensation, which is based in part on components of adjusted EBITDA;

•	in certain calculations under our senior secured credit facilities, which use components of adjusted EBITDA;

•	to evaluate the effectiveness of our business strategies;

•	to make budgeting decisions; and

•	to compare our performance against that of other peer companies using similar measures.

In addition to the above, our chief operating decision maker uses adjusted EBITDA of each reportable operating segment as a supplement to segment income from operations and segment revenue to evaluate the operating performance of such segments. Adjusted EBITDA on a segment basis is defined as earnings before depreciation and amortization, adjusted for the impact of certain other items that have been reflected at the segment level. Adjusted EBITDA of the reportable operating segments do not include certain charges that are presented within corporate activities. These charges include certain restructuring and other business transformation charges that have been incurred to align and reposition the Company to the current reporting structure, acquisition related costs (including transaction costs and integration costs) and share-based compensation charges.

2023 Proxy Statement
A-1

EBITDA and Adjusted EBITDA should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP. The financial results prepared in accordance with GAAP and the reconciliations from these results included below should be carefully evaluated. You are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, other companies in our industry or across different industries may calculate adjusted EBITDA differently.

The following is a reconciliation of our net income to adjusted EBITDA:

($ in millions)	FY2022	FY2021

Net income	$72.3	$51.7

Income tax (benefit) expense	(3.0)	10.1

Interest expense	34.7	37.5

Operating profit	$104.0	$99.3

Depreciation and amortization	127.6	113.7

EBITDA	$231.6	$213.0

Restructuring and related business transformation costs(a)	6.4	11.3

Purchase accounting adjustment costs(b)	4.2	—

Share-based compensation(c)	23.5	17.7

Transaction costs(d)	8.1	1.6

Other losses (gains) and expenses(e)	23.9	7.3

Adjusted EBITDA	$297.7	$250.9

(a)	Restructuring and related business transformation costs

Adjusted EBITDA is calculated prior to considering certain restructuring or business transformation events. These events may occur over extended periods of time and in some cases, it is reasonably possible that events of a similar nature could reoccur in future periods based on reorganizations of the business, cost reduction or productivity improvement needs, or in response to economic conditions. For the periods presented such events include the following:

(i)

Certain costs and expenses in connection with various restructuring initiatives, including severance and other employee-related costs, relocation and facility consolidation costs, and third-party consultant costs to assist with these initiatives. This includes:

(A)	amounts related to the Company’s restructuring initiatives to reduce the cost structure and rationalize location footprint following the sale of the Memcor product line;

(B)	amounts related to the Company’s transition from a three-segment structure to a two-segment operating model designed to better serve the needs of customers worldwide; and

(C)	amounts related to various other initiatives implemented to restructure and reorganize our business with the appropriate management team and cost structure.

(ii)

Legal settlement costs and intellectual property related fees, including fees and settlement costs associated with legacy matters related to product warranty litigation on MEMCOR® products and certain discontinued products.

(iii)

Expenses associated with our information technology and functional infrastructure transformation, including activities to optimize information technology systems and functional infrastructure processes.

(iv)

Costs associated with the secondary public offering of common stock held by certain shareholders of the Company, as well as costs incurred by us in connection with establishment of our public company compliance structure and processes, including consultant costs.

A-2

(b)	Purchase accounting adjustment costs

Adjusted EBITDA is calculated prior to considering adjustments for the effect of the purchase accounting step-up in the value of inventory to fair value recognized in cost of goods sold as a result of the acquisition of the Mar Cor Business.

(c)	Share-based compensation

Adjusted EBITDA is calculated prior to considering share-based compensation expenses related to equity awards.

(d)	Transaction related costs

Adjusted EBITDA is calculated prior to considering transaction, integration and restructuring costs associated with business combinations because these costs are unique to each transaction and represent costs that were incurred as a result of the transaction decision. Integration and restructuring costs associated with a business combination may occur over several years and include, but are not limited to, consulting fees, legal fees, certain employee-related costs, facility consolidation and product rationalization costs, and fair value changes associated with contingent consideration.

(e)	Other losses, (gains) and expenses

Adjusted EBITDA is calculated prior to considering certain other significant losses, (gains), and expenses. For the periods presented such events include the following:

(i)	impact of foreign exchange gains and losses;

(ii)	charges incurred by the Company related to product rationalization in its electrochlorination business;

(iii)	amounts related to the sale of the Memcor product line;

(iv)

expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees;

(v)	legal fees incurred in excess of amounts covered by the Company’s insurance related to securities litigation and SEC investigation matters; and

(vi)	loss on divestiture of the Lange Product Line.

2023 Proxy Statement
A-3

Appendix B

Revenue Growth by Driver

The Company reports its revenue in accordance with generally accepted accounting principles in the United States (“GAAP”). We have included in this Proxy Statement information about the Company’s revenue growth in fiscal years 2018 through 2022. To supplement this information, we provide below details of our historical revenue growth by driver.

COMPONENTS OF OUR REVENUE

Our revenue is a function of sales volumes and selling prices. We report revenue by segment and by source which includes revenue from product sales (capital and aftermarket) and revenue from service. Revenue is used by management to evaluate the performance of our business. Revenue growth is primarily related to organic and inorganic factors.

Organic revenue growth, as a component of revenue growth, is defined as period over period revenue growth excluding (i) the impact from acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture, which we refer to as inorganic impact, and (ii) the impact of foreign currency translation. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. We exclude the effect of foreign currency translation from organic revenue growth because foreign currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions and divestitures during the first 12 months following the closing of the acquisition or divestiture because they can obscure underlying business trends and make comparisons of long-term performance difficult between the Company and its peers due to the varying nature, size, and number of transactions from period to period.

The following table provides the components that contributed to revenue growth for fiscal years 2018, 2019, 2020, 2021, and 2022:

(in millions)	$ Change	% Change

Year ended September 30, 2017 total revenue	$1,247.4	n/a

Organic	39.1	3.1%

Inorganic	41.6	3.3%

Foreign currency translation	11.4	0.9%

Year ended September 30, 2018 total revenue	$1,339.5	7.4%

Organic	69.2	5.2%

Inorganic	47.5	3.5%

Foreign currency translation	(11.8)	(0.9)%

Year ended September 30, 2019 total revenue	$1,444.4	7.8%

Organic	23.0	1.6%

Inorganic	(35.0)	(2.4)%

Foreign currency translation	(2.9)	(0.2)%

Year ended September 30, 2020 total revenue	$1,429.5	(1.0)%

Organic	23.1	1.6%

Inorganic	(6.3)	(0.4)%

Foreign currency translation	18.1	1.3%

Year ended September 30, 2021 total revenue	$1,464.4	2.4%

Organic	149.4	10.2%

Inorganic	137.1	9.4%

Foreign currency translation	(13.8)	(1.0)%

Year ended September 30, 2022 total revenue	$1,737.1	18.6%

2023 Proxy Statement
B-1

Appendix C

Incentive Plan Non-GAAP Financial Measures

Set forth below is information about how non-GAAP financial measures used in the executive officer compensation process are calculated from our audited financial statements.

FISCAL YEAR 2022 AIP

Evoqua Global Adjusted EBITDA

Evoqua Global Adjusted EBITDA is defined as net income (loss) before interest expense, income tax benefit (expense), and depreciation and amortization, adjusted for the impact of certain other items, including restructuring and related business transformation costs, purchase accounting adjustment costs, share-based compensation, transaction related costs, and other gains, losses and expenses that we believe do not directly reflect our underlying business operations. For the periods presented, other gains, losses, and expenses include the following:

i.   impact of foreign exchange gains and losses;

ii.   charges incurred by the Company related to product rationalization in its electrochlorination business;

iii.  amounts related to the sale of the Memcor product line;

iv.  expenses incurred by the Company as a result of the COVID-19 pandemic, including additional charges for personal protective equipment, increased costs for facility sanitization and one-time payments to certain employees;

v.   legal fees incurred in excess of amounts covered by the Company’s insurance related to securities litigation and SEC investigation matters; and

vi.  loss on divestiture of the Lange Product Line.

We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business.

ISS Segment Adjusted EBITDA

We calculate Segment Adjusted EBITDA in the ISS Segment as ISS Segment operating profit (as determined in accordance with GAAP) plus add-backs for depreciation and amortization, restructuring and related business transformation costs, purchase accounting adjustment costs, transaction costs and other gains, losses, and expenses. Other losses, (gains), and expenses, as discussed above, distinct to our ISS Segment include a loss on the divestiture of the Lange Product Line. We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business.

2023 Proxy Statement
C-1

APT Segment Adjusted EBITDA

We calculate Segment Adjusted EBITDA in the APT Segment as APT Segment operating profit (as determined in accordance with GAAP) plus add-backs for depreciation and amortization, restructuring and related business transformation costs, transaction costs and other gains, losses, and expenses. Other losses, (gains), and expenses, as discussed above, distinct to our APT segment include the following:

i.   trailing costs from the sale of the Memcor® product line; and

ii.  product rationalization in the electrochlorination business

We also adjust for the impacts of acquisitions and divestitures so that payout levels are not artificially inflated or impaired by factors unrelated to the ongoing operation of the business.

Evoqua Global Adjusted Free Cash Flow

We calculate Evoqua Global Adjusted Free Cash Flow as net cash from operating activities (as determined in accordance with GAAP and as reported in our Statement of Cash Flows) less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.

C-2

Appendix D

TSR Peer Group

S&P GLOBAL WATER INDEX — U.S. COMPANIES

1.	Advanced Drainage Systems, Inc.

2.	American States Water Company

3.	America Water Works Company, Inc.

4.	Artesian Resources Corporation

5.	Badger Meter, Inc.

6.	California Water Service Group

7.	Energy Recovery, Inc.

8.	Essential Utilities, Inc.

9.	Franklin Electric Co., Inc.

10.	Lindsay Corporation

11.	Middlesex Water Company

12.	Montrose Environmental Group, Inc.

13.	Mueller Water Products, Inc.

14.	Northwest Pipe Company

15.	Olin Corporation

16.	Pentair plc

17.	Rexnord Corporation

18.	Select Energy Services, Inc.

19.	SJW Group

20.	Tetra Tech, Inc.

21.	The Gorman-Rupp Company

22.	The York Water Company

23.	Watts Water Technologies, Inc.

24.	Xylem Inc.

25.	Zurn Water Solutions Corporation

2023 Proxy Statement
D-1

evoqua
WATER TECHNOLOGIES

210 Sixth Avenue, Pittsburgh, PA | 724-772-0044 | evoqua.com | NYSE:AQUA

EVOQUA WATER TECHNOLOGIES CORP. 210 SIXTH AVENUE PITTSBURGH, PA 15222

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on Monday, February 6, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/AQUA2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on Monday, February 6, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93102-P81403                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EVOQUA WATER TECHNOLOGIES CORP.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3.
1. Election of three Class II director nominees for three-year terms.	☐	☐	☐

Nominees:

01) Ron C. Keating
02) Martin J. Lamb
03) Peter M. Wilver

	For	Against	Abstain

2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2023.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EVOQUA WATER TECHNOLOGIES CORP.

2023 ANNUAL MEETING OF STOCKHOLDERS

February 7, 2023, 1:00 p.m. Eastern Time

www.virtualshareholdermeeting.com/AQUA2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement and 2022 Annual Report to Stockholders are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — —

D93103-P81403

EVOQUA WATER TECHNOLOGIES CORP.

2023 Annual Meeting of Stockholders

February 7, 2023, 1:00 p.m. Eastern Time

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Vincent Grieco and Anthony J. Webster, and each of them, as proxies, each with full power of substitution, to represent the undersigned and to vote on all matters designated on the reverse side, all shares of the common stock of Evoqua Water Technologies Corp. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held virtually at www.virtualshareholdermeeting.com/AQUA2023, at 1:00 p.m. Eastern Time on February 7, 2023, or any adjournment or postponement thereof, with all powers that the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR ALL nominees listed in Proposal 1 and FOR Proposals 2 and 3. The proxies are also authorized to vote, in accordance with their judgment, upon such other matters as may properly come before the Annual Meeting of Stockholders of the Company (including, without limitation, to adjourn the Annual Meeting of Stockholders of the Company) and any adjournment or postponement thereof.

Your vote on the election of Class II directors and the other proposals described in the accompanying Proxy Statement may be specified on the reverse side. If properly signed, dated and returned, this proxy will be voted as specified on the reverse side or, if no choice is specified, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side